Exhibit 4.1 EXECUTION VERSION 1 CORNERSTONE BUILDING BRANDS, INC. as Issuer and the Guarantors from time to time party to the Indenture and WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee and Note Collateral Agent ____ FIFTH SUPPLEMENTAL INDENTURE DATED AS OF AUGUST 7, 2024 ____ 9.500% Senior Secured Notes Due 2029 2 FIFTH SUPPLEMENTAL INDENTURE, dated as of August 7, 2024 (this “Supplemental Indenture”), among CORNERSTONE BUILDING BRANDS, INC. (the “Company”), as issuer, the Guarantors under the Indenture referred to below (the “Guarantors”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee under the Indenture referred to below (the “Trustee”) and as Note Collateral Agent under the Indenture referred to below (the “Note Collateral Agent”). W I T N E S S E T H: WHEREAS, the Company, the Guarantors, the Trustee and the Note Collateral Agent, are party to a Secured Notes Indenture, dated as of July 25, 2022 (as amended, supplemented, waived or otherwise modified, the “Indenture”), relating to the issuance from time to time by the Company of Notes; WHEREAS, Section 901(8) of the Indenture provides that the Company may provide for the issuance of Notes of any series as permitted by Section 301 therein; WHEREAS, in connection with the issuance of the 2029 Secured Notes (as defined herein), the Company has duly authorized the execution and delivery of this Supplemental Indenture to establish the forms and terms of the 2029 Secured Notes as hereinafter described; and WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder; NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors, the Trustee and the Note Collateral Agent mutually covenant and agree for the benefit of the Holders of the Notes as follows: 1. Defined Terms. As used in this Supplemental Indenture, terms not otherwise defined herein and defined in the Indenture or in the preamble or recitals hereto are used herein as so defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof. 2. Title of Notes. There shall be a series of Notes of the Company designated the “9.500% Senior Secured Notes due 2029” (the “2029 Secured Notes”). 3. Maturity Date. The final Stated Maturity of the 2029 Secured Notes shall be August 15, 2029; provided that, (i) if more than $650,000,000 in aggregate principal amount of Tranche B Term Loans (as defined in the Senior Cash Flow Agreement) are outstanding on the date that is the Stated Maturity of the Tranche B Term Loans (the “Tranche B Term Loan Maturity Date”), the final Stated Maturity of the 2029 Secured Notes shall be the Tranche B Term Loan Maturity Date, (ii) if more than $275,000,000 in aggregate principal amount (calculated collectively across both instruments described in the immediately following clauses (1) and (2)) of (1) Initial Term Loans (as defined in the Senior Term Loan Agreement, the “August 2028 Term Loans”) and (2) the Initial Notes are outstanding on the date that is the Stated Maturity of the August 2028 Term Loans and the Initial Notes (the “August 2028 Debt Stated Maturity Date”), the final Stated Maturity of the 2029 Secured Notes shall be the August 2028 Debt Stated Maturity Date and (iii) if more than $100,000,000 in aggregate principal amount of the Existing 2029 Notes are outstanding on the date that is 91 days prior to the Stated Maturity of the Existing 2029 Notes (such 91st day, the “January 2029 Senior Notes Springing Maturity Date”), the final Stated Maturity of 3 the 2029 Secured Notes shall be the January 2029 Senior Notes Springing Maturity Date. Upon any such occurrence described in clauses (i) through (iii) of the proviso to the immediately preceding sentence (any such occurrence, a “Springing Maturity Event”), the Company shall deliver to the Trustee an Officer’s Certificate notifying it of the occurrence of such Springing Maturity Event and the Company or, at the Company’s request, the Trustee, in the name and at the expense of the Company, shall send a notice to each Holder with a copy to the Trustee stating that such Springing Maturity Event has occurred. 4. Interest and Interest Rates. Interest on the Outstanding principal amount of the 2029 Secured Notes will accrue at the rate of 9.500% per annum and will be payable semi-annually in arrears on February 15 and August 15 in each year, commencing on February 15, 2025, to holders of record on the immediately preceding February 1 and August 1, respectively (each such February 1 and August 1, a “Regular Record Date”). Interest on the 2029 Secured Notes will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from August 7, 2024, except that interest on any Additional 2029 Secured Notes (as defined below) issued on or after the first Interest Payment Date will accrue (or will be deemed to have accrued) from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid on such Additional 2029 Secured Notes, from the Interest Payment Date immediately preceding the date of issuance of such Additional 2029 Secured Notes (or if the date of issuance of such Additional 2029 Secured Notes is an Interest Payment Date, from such date of issuance); provided that if any 2029 Secured Note issued in exchange therefor is surrendered for exchange on or after a Regular Record Date for an Interest Payment Date that will occur on or after the date of such exchange, interest on such Note received in exchange thereof will accrue from such Interest Payment Date. 5. No Limitation on Aggregate Principal Amount. The aggregate principal amount of the 2029 Secured Notes that may be authenticated and delivered and Outstanding under the Indenture is not limited. The aggregate principal amount of the 2029 Secured Notes shall initially be $500.0 million. Subject to Section 407 of the Indenture, the Company may from time to time, without the consent of the Holders, create and issue Additional Notes having the same terms and conditions as the 2029 Secured Notes in all respects or in all respects except for issue date, issue price and, if applicable, the first date on which interest accrues and the first payment of interest thereon. Additional Notes issued in this manner will be consolidated with, and will form a single series with, the 2029 Secured Notes (any such Additional Notes, “Additional 2029 Secured Notes”), unless otherwise specified for Additional Notes in an applicable Notes Supplemental Indenture, or otherwise designated by the Company, as contemplated by Section 301 of the Indenture. 6. Redemption. The 2029 Secured Notes will be redeemable, at the Company’s option, at any time prior to maturity in accordance with the provisions of this Section 6. (a) The 2029 Secured Notes will be redeemable, at the Company’s option, in whole or in part, at any time and from time to time on and after August 15, 2026 and prior to maturity at the applicable redemption price set forth below. The 2029 Secured Notes will be so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to but not including the relevant Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307 of the Indenture), if redeemed during the 12-month period commencing on August 15 of the years set forth below: 4 Redemption Period Price 2026 ............................................................................................................................ 104.750% 2027 ............................................................................................................................ 102.375% 2028 and thereafter ..................................................................................................... 100.000% (b) In addition, at any time and from time to time prior to August 15, 2026, the Company at its option may redeem the 2029 Secured Notes in an aggregate principal amount equal to up to 40.0% of the original aggregate principal amount of the Notes (including the principal amount of any Additional 2029 Secured Notes, or any other Additional Notes of the same series as the 2029 Secured Notes), with funds in an equal aggregate amount (the “Redemption Amount”) not exceeding the aggregate proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount thereof) of 109.500%, plus accrued and unpaid interest, if any, to but not including the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307 of the Indenture) (each, an “Equity Offering Redemption”); provided, however, that an aggregate principal amount of the 2029 Secured Notes equal to at least 50.0% of the original aggregate principal amount of the 2029 Secured Notes (including the principal amount of any Additional 2029 Secured Notes, or any other Additional Notes of the same series as the 2029 Secured Notes) must remain outstanding immediately after each such redemption of the Notes (unless all 2029 Secured Notes are otherwise repurchased or redeemed substantially concurrently with the corresponding Equity Offering Redemption). Any amount payable pursuant to this Section 6(b) may be funded from any source (including amounts in excess of the Redemption Amount). Any notice of any such redemption may be given prior to the completion of the related Equity Offering, but in no event may be given more than 180 days after the completion of the related Equity Offering. (c) In addition, during any 12-month period prior to August 15, 2026, the Company will be entitled to redeem up to 10.0% of the original aggregate principal amount of the 2029 Secured Notes (including the principal amount of any Additional 2029 Secured Notes, or any other Additional Notes of the same series as the 2029 Secured Notes) at a redemption price (expressed as a percentage of principal amount thereof) of 103.0% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to but not including the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307 of the Indenture). (d) At any time prior to August 15, 2026, the 2029 Secured Notes may also be redeemed in whole or in part, at the Company’s option, at a price (the “Redemption Price”) equal to 100.0% of the principal amount thereof plus the Applicable Premium (as defined below) as of, and accrued and unpaid interest, if any, to but not including the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307 of the Indenture). “Applicable Premium” means, with respect to a 2029 Secured Note at any Redemption Date, the greater of (i) 1.00% of the principal amount of such 2029 Secured Note and (ii) the excess of (A) the present value at such Redemption Date, calculated as of the date of the applicable redemption notice, of (1) the redemption price of such 2029 Secured Note on August 15, 2026 (such redemption price being

5 that described in Section 6(a)), plus (2) all required remaining scheduled interest payments due on such 2029 Secured Note through such date (excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such 2029 Secured Note on such Redemption Date. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee. “Treasury Rate” means, with respect to a Redemption Date, the weekly average yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the date of the applicable redemption notice (or, if such Statistical Release is no longer published or the relevant information does not appear thereon, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to August 15, 2026; provided, however, that if the period from the Redemption Date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. (e) Notwithstanding clauses (a) through (d) of this Section 6, in connection with any tender for all of any series of the 2029 Secured Notes (including pursuant to an Offer), if Holders of not less than 90.0% in the aggregate principal amount of the outstanding 2029 Secured Notes of such series (including the principal amount of any Additional 2029 Secured Notes, or any other Additional Notes of the same series as the 2029 Secured Notes) validly tender and do not withdraw such Notes in such tender offer and the Company, or any other Person making such tender offer, purchases all of the 2029 Secured Notes of such series (including any Additional 2029 Secured Notes, or any Additional Notes of the same series as the 2029 Secured Notes) validly tendered and not withdrawn by such Holders, the Company will have the right, upon notice given not more than 30 days following such purchase pursuant to such tender offer, to redeem all of the 2029 Secured Notes (including any Additional 2029 Secured Notes and any other Additional Notes of the same series as the 2029 Secured Notes) of such series that remain outstanding following such purchase at a price in cash equal to the price offered to each Holder in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date). In determining whether the Holders of at least 90.0% in the aggregate principal amount of the outstanding Notes have validly tendered and not validly withdrawn the Notes in an offer, Notes owned by an Affiliate of the Company or by funds controlled or managed by an Affiliate of the Company, or any successor thereof, shall be deemed to be outstanding for the purposes of such offer. (f) Any redemption of Notes pursuant to this Section 6 may be made upon notice sent electronically to each Holder’s registered address in accordance with Section 1005 of the Indenture, and, if applicable, the Company should notify the Trustee of such Redemption Date, and the principal amount of Notes to be redeemed in accordance with Section 1003 of the Indenture. The Company may provide in any redemption notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person. 6 (g) Any redemption of Notes pursuant to this Section 6 (including in connection with an Equity Offering, a Change of Control, other transaction or event or otherwise) or notice thereof may, at the Company’s discretion, be subject to the satisfaction (or, waiver by the Company in its sole discretion) of one or more conditions precedent, which may include consummation of any related Equity Offering or the completion or occurrence of a Change of Control, Asset Disposition or other transaction or event, as the case may be. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been (or, in the Company’s sole determination, may not be) satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date so delayed. The Company, the CD&R Investors and their respective Affiliates may acquire the Notes whether by tender offer, open market purchases, negotiated transactions or otherwise. 7. Modifications to Indenture. The following terms of the Indenture are hereby amended solely with respect to the 2029 Secured Notes (including any Additional 2029 Secured Notes), and not with respect to the Initial Notes or any Additional Notes other than the 2029 Secured Notes (including any Additional 2029 Secured Notes) (unless otherwise specified for such Additional Notes in an applicable Notes Supplemental Indenture, or otherwise designated by the Company, as contemplated by Section 301 of the Indenture), as follows: (a) Section 101 is amended as set forth in Section 101 of the Indenture attached as Exhibit A to this Supplemental Indenture (the “Conformed Indenture”) by (x) deleting each term thereof which is reflected in strike-through font and (y) inserting each term thereof which is reflected in double underlined font, in each case, in the place where such term appears therein. (b) Section 405 is amended as set forth in the corresponding Section 405 of the Conformed Indenture by (x) deleting each term thereof which is reflected in strike-through font and (y) inserting each term thereof which is reflected in double underlined font, in each case, in the place where such term appears therein. (c) Section 407 is amended as set forth in the corresponding Section 407 of the Conformed Indenture by (x) deleting each term thereof which is reflected in strike-through font and (y) inserting each term thereof which is reflected in double underlined font, in each case, in the place where such term appears therein. (d) Section 409 is amended as set forth in the corresponding Section 409 of the Conformed Indenture by (x) deleting each term thereof which is reflected in strike-through font and (y) inserting each term thereof which is reflected in double underlined font, in each case, in the place where such term appears therein. (e) Section 410 is amended as set forth in the corresponding Section 410 of the Conformed Indenture by (x) deleting each term thereof which is reflected in strike-through font and (y) inserting each term thereof which is reflected in double underlined font, in each case, in the place where such term appears therein. (f) Section 411 is amended as set forth in the corresponding Section 411 of the Conformed Indenture by (x) deleting each term thereof which is reflected in strike-through font and (y) inserting each 7 term thereof which is reflected in double underlined font, in each case, in the place where such term appears therein. (g) Section 412 is amended as set forth in the corresponding Section 412 of the Conformed Indenture by (x) deleting each term thereof which is reflected in strike-through font and (y) inserting each term thereof which is reflected in double underlined font, in each case, in the place where such term appears therein. (h) Section 601 is amended as set forth in the corresponding Section 601 of the Conformed Indenture by (x) deleting each term thereof which is reflected in strike-through font and (y) inserting each term thereof which is reflected in double underlined font, in each case, in the place where such term appears therein. 8. Form. The 2029 Secured Notes shall be issued substantially in the form set forth, or referenced, in Article II of the Indenture, and either Exhibit A or B attached to the Indenture, in each case as provided for in Section 201 of the Indenture (as such form may be modified in accordance with Section 301 of the Indenture). 9. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE NOTES COLLATERAL AGENT, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE 2029 SECURED NOTES AND (BY THEIR ACCEPTANCE OF THE 2029 SECURED NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE. 10. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Without limiting the foregoing, each of Holdings and the Subsidiary Guarantors hereby irrevocably and fully and unconditionally Guarantees the Parent Guaranteed Obligations and the Subsidiary Guaranteed Obligations, respectively, under the Indenture and the 2029 Secured Notes on the terms and subject to the conditions set forth in Article XIII and Article XIV, respectively, of the Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the 2029 Secured Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Neither the Trustee nor the Note Collateral Agent makes any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture. 11. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic methods shall be deemed to be their original signatures for all purposes. 8 12. Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Page to Fifth Supplemental Indenture] IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written. CORNERSTONE BUILDING BRANDS, INC. By: /s/ Jeffrey S. Lee Name: Jeffrey S. Lee Title: Executive Vice President and Chief Financial Officer CAMELOT RETURN INTERMEDIATE HOLDINGS, LLC By: /s/ Naomi Garlick Name: Naomi Garlick Title: Vice President AWC HOLDING COMPANY By: /s/ Jeffrey S. Lee Name: Jeffrey S. Lee Title: Executive Vice President and Chief Financial Officer CLARITY INDUSTRIES L.L.C. By: /s/ Mehling Siracusa Name: Mehling Siracusa Title: Vice President, Treasury CORNERSTONE BUILDING BRANDS SERVICES, INC. By: /s/ Jeffrey S. Lee Name: Jeffrey S. Lee Title: Executive Vice President and Chief Financial Officer [Signature Page to Fifth Supplemental Indenture] ENVIRONMENTAL MATERIALS, LLC By: /s/ Jeffrey S. Lee Name: Jeffrey S. Lee Title: Executive Vice President and Chief Financial Officer HARVEY BUILDING PRODUCTS CORP. By: /s/ Jeffrey S. Lee Name: Jeffrey S. Lee Title: Executive Vice President and Chief Financial Officer HARVEY BUILDING PRODUCTS INTERMEDIATE, LLC By: /s/ Mehling Siracusa Name: Mehling Siracusa Title: Vice President, Treasury HARVEY INDUSTRIES, LLC By: /s/ Mehling Siracusa Name: Mehling Siracusa Title: Vice President, Treasury HARVEY INTERMEDIATE, LLC By: /s/ Mehling Siracusa Name: Mehling Siracusa Title: Vice President, Treasury HARVEY PROPCO INTERMEDIATE, LLC By: /s/ Mehling Siracusa Name: Mehling Siracusa Title: Vice President, Treasury [Signature Page to Fifth Supplemental Indenture] HARVEY PROPCO, LLC By: /s/ Mehling Siracusa Name: Mehling Siracusa Title: Vice President, Treasury MASTIC HOME EXTERIORS, INC. By: /s/ Jeffrey S. Lee Name: Jeffrey S. Lee Title: Executive Vice President and Chief Financial Officer MW MANUFACTURERS INC. By: /s/ Jeffrey S. Lee Name: Jeffrey S. Lee Title: Executive Vice President and Chief Financial Officer MWM HOLDING, INC. By: /s/ Jeffrey S. Lee Name: Jeffrey S. Lee Title: Executive Vice President and Chief Financial Officer NCI GROUP, INC. By: /s/ Jeffrey S. Lee Name: Jeffrey S. Lee Title: Executive Vice President and Chief Financial Officer PLY GEM INDUSTRIES, INC. By: /s/ Jeffrey S. Lee Name: Jeffrey S. Lee Title: Executive Vice President and Chief Financial Officer [Signature Page to Fifth Supplemental Indenture] ROBERTSON-CECO II CORPORATION By: /s/ Jeffrey S. Lee Name: Jeffrey S. Lee Title: Executive Vice President and Chief Financial Officer SL DEBT ACQUISITION LLC By: /s/ Mehling Siracusa Name: Mehling Siracusa Title: Vice President, Treasury SOFT-LITE L.L.C. By: /s/ Mehling Siracusa Name: Mehling Siracusa Title: Vice President, Treasury THERMO-TECH WINDOWS, LLC By: /s/ Mehling Siracusa Name: Mehling Siracusa Title: Vice President, Treasury VARIFORM, INC. By: /s/ Jeffrey S. Lee Name: Jeffrey S. Lee Title: Executive Vice President and Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By: <u>/s/ Barry D. Somrock</u>
Name: Barry D. Somrock
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Note Collateral Agent

By: <u>/s/ Barry D. Somrock</u>
Name: Barry D. Somrock
Title: Vice President

[Signature Page to Fifth Supplemental Indenture]

Exhibit A

Conformed Indenture as Supplemented by the Fifth Supplemental Indenture

[See Attached]

~~EXECUTION VERSION~~Exhibit A
Conformed Indenture as Supplemented by the Fifth Supplemental Indenture

CAMELOT RETURN MERGER SUB, INC.
as Issuer

and

the Guarantors from time to time party hereto

and

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee and Note Collateral Agent

SECURED NOTES INDENTURE

DATED AS OF July 25, 2022

PROVIDING FOR ISSUANCE OF SENIOR SECURED NOTES IN SERIES

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TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 101.	Definitions	1
Section 102.	Other Definitions	64
Section 103.	Rules of Construction	66
Section 104.	[Reserved]	67
Section 105.	[Reserved]	67
Section 106.	Compliance Certificates and Opinions	67
Section 107.	Form of Documents Delivered to Trustee	68
Section 108.	Acts of Noteholders; Record Dates	69
Section 109.	Notices, Etc., to Trustee, Note Collateral Agent and Company	71
Section 110.	Notices to Holders; Waiver	72
Section 111.	Effect of Headings and Table of Contents	73
Section 112.	Successors and Assigns	73
Section 113.	Separability Clause	73
Section 114.	Benefits of Indenture	73
Section 115.	GOVERNING LAW	73
Section 116.	Legal Holidays	73
Section 117.	No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders	73
Section 118.	Exhibits and Schedules	74
Section 119.	Counterparts	74
Section 120.	Force Majeure	74
Section 121.	Limited Condition Transaction	74
Section 122.	Division	76
Section 123.	Intercreditor Agreements	77
Section 124.	Designation under Base Intercreditor Agreement	77

Section 125. Integration ... 77
Section 126. Waiver of Jury Trial ... 77
Section 127. Dollar Equivalent ... 77
Section 128. Calculation Determinations ... 77

ARTICLE II

NOTE FORMS

Section 201. Forms Generally ... 78
Section 202. Form of Trustee's Certificate of Authentication ... 80

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Section 203. Restrictive and Global Note Legends 81

ARTICLE III

THE NOTES

Section 301. Amount Unlimited; Issuable in Series 84
Section 302. Denominations 85
Section 303. Execution, Authentication and Delivery and Dating 85
Section 304. Temporary Notes 86
Section 305. Note Registrar and Paying Agent 86
Section 306. Mutilated, Destroyed, Lost and Stolen Notes 87
Section 307. Payment of Interest Rights Preserved 88
Section 308. Persons Deemed Owners 89
Section 309. Cancellation 89
Section 310. Computation of Interest 90
Section 311. CUSIP Numbers, ISINs, Etc 90
Section 312. Book-Entry Provisions for Global Notes 90
Section 313. Special Transfer Provisions 92
Section 314. AHYDO Saver Payments 95

ARTICLE IV

COVENANTS

Section 401. Payment of Principal, Premium and Interest 95
Section 402. Maintenance of Office or Agency 96
Section 403. Money for Payments to Be Held in Trust 96
Section 404. [Reserved] 97
Section 405. SEC Reports 97
Section 406. Statement as to Default 101
Section 407. Limitation on Indebtedness 101
Section 408. [Reserved] 108
Section 409. Limitation on Restricted Payments 108
Section 410. Limitation on Restrictions on Distributions from Restricted Subsidiaries 115
Section 411. Limitation on Sales of Assets and Subsidiary Stock 117
Section 412. Limitation on Transactions with Affiliates 124
Section 413. Limitation on Liens 126
Section 414. Future Subsidiary Guarantors 126
Section 415. Purchase of Notes Upon a Change of Control 127
Section 416. Suspension of Covenants on Achievement of Investment Grade Rating 129

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ARTICLE V

SUCCESSORS

Section 501.	When the Company May Merge, Etc	130
Section 502.	Successor Company Substituted	132

ARTICLE VI

REMEDIES

Section 601.	Events of Default	133
Section 602.	Acceleration of Maturity; Rescission and Annulment	136
Section 603.	Other Remedies; Collection Suit by Trustee	137
Section 604.	Trustee May File Proofs of Claim	137
Section 605.	Trustee May Enforce Claims Without Possession of Notes	137
Section 606.	Application of Money Collected	138
Section 607.	Limitation on Suits	138
Section 608.	[Reserved]	139
Section 609.	Restoration of Rights and Remedies	139
Section 610.	Rights and Remedies Cumulative	139
Section 611.	Delay or Omission Not Waiver	139
Section 612.	Control by Holders	140
Section 613.	Waiver of Past Defaults	140
Section 614.	Undertaking for Costs	140
Section 615.	Waiver of Stay, Extension or Usury Laws	141

ARTICLE VII

THE TRUSTEE

Section 701. Certain Duties and Responsibilities 141
Section 702. Notice of Defaults 142
Section 703. Certain Rights of Trustee 142
Section 704. Not Responsible for Recitals or Issuance of Notes 144
Section 705. May Hold Notes 144
Section 706. Money Held in Trust 144
Section 707. Compensation and Reimbursement 144
Section 708. Conflicting Interests 145
Section 709. Corporate Trustee Required; Eligibility 145
Section 710. Resignation and Removal; Appointment of Successor 145
Section 711. Acceptance of Appointment by Successor 147
Section 712. Merger, Conversion, Consolidation or Succession to Business 147
Section 713. Preferential Collection of Claims Against the Company 147

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Section 714. Appointment of Authenticating Agent 147

ARTICLE VIII

HOLDERS' LISTS AND REPORTS BY
TRUSTEE AND THE COMPANY

Section 801. The Company to Furnish Trustee Names and Addresses of Holders 148
Section 802. Preservation of Information; Communications to Holders 148
Section 803. Reports by Trustee 148

ARTICLE IX

AMENDMENT, SUPPLEMENT OR WAIVER

Section 901. Without Consent of Holders 149
Section 902. With Consent of Holders 150
Section 903. Execution of Amendments, Supplements or Waivers 152
Section 904. Revocation and Effect of Consents 153
Section 905. [Reserved] 153
Section 906. Notation on or Exchange of Notes 153
Section 907 Net Short Holders 153

ARTICLE X

REDEMPTION OF NOTES

Section 1001. Applicability of Article 156
Section 1002. [Reserved] 156
Section 1003. Election to Redeem; Notice to Trustee 156
Section 1004. Selection by Trustee of Notes to Be Redeemed 156
Section 1005. Notice of Redemption 157
Section 1006. Deposit of Redemption Price 158
Section 1007. Notes Payable on Redemption Date 158
Section 1008. Notes Redeemed in Part 159

ARTICLE XI

SATISFACTION AND DISCHARGE

Section 1101. Satisfaction and Discharge of Indenture 159
Section 1102. Satisfaction and Discharge of Notes of a Series 161
Section 1103. Application of Trust Money 162

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ARTICLE XII

DEFEASANCE OR COVENANT DEFEASANCE

Section 1201. The Company's Option to Effect Defeasance or Covenant Defeasance 162
Section 1202. Defeasance and Discharge 162
Section 1203. Covenant Defeasance 163
Section 1204. Conditions to Defeasance or Covenant Defeasance 164
Section 1205. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions 165
Section 1206. Reinstatement 166
Section 1207. Repayments to the Company 166

ARTICLE XIII

SUBSIDIARY GUARANTEES

Section 1301. Guarantees Generally 166
Section 1302. Continuing Guarantees 168
Section 1303. Release of Subsidiary Guarantees 168
Section 1304. [Reserved] 170
Section 1305. Waiver of Subrogation 170
Section 1306. Notation Not Required 170
Section 1307. Successors and Assigns of Subsidiary Guarantors 170
Section 1308. Execution and Delivery of Subsidiary Guarantees 170
Section 1309. Notices 171

ARTICLE XIV

PARENT GUARANTEE

Section 1401. Guarantees Generally 171
Section 1402. Continuing Guarantees 173
Section 1403. Release of Parent Guarantee 173
Section 1404. [Reserved] 174
Section 1405. Waiver of Subrogation 174
Section 1406. Notation Not Required 175
Section 1407. Successors and Assigns of Holdings 175
Section 1408. Execution and Delivery of Parent Guarantee on the Issue Date 175
Section 1409. Notices 175
Section 1410. Successor Holding Company 175
Section 1411. Listing of the Capital Stock of the Company 176

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ARTICLE XV COLLATERAL AND SECURITY Section 1501. Collateral and Security Documents 177 Section 1502. Release of Collateral 179 Section 1503. After-Acquired Property 181 Section 1504. Suits to Protect the Collateral 181 Section 1505. Authorization of Receipt of Funds by the Trustee Under the Note Security Documents 182 Section 1506. Purchaser Protected 182 Section 1507. Powers Exercisable by Receiver or Trustee 182 Section 1508. Reports and Certificates Relating to Collateral 183 Section 1509. Note Collateral Agent 183 Section 1510. Compensation and Indemnification 188 Section 1511. The Intercreditor Agreements and the Note Security Documents 188 Section 1512. [Reserved] 188 Section 1513. Confidentiality 188 Exhibit A Form of Initial Note Exhibit B [Reserved] Exhibit C Form of Certificate of Beneficial Ownership Exhibit D Form of Regulation S Certificate Exhibit E Form of Supplemental Indenture in Respect of Guarantees Exhibit F Form of Certificate from Acquiring Institutional Accredited Investors Exhibit G Form of Supplemental Indenture Establishing a Series of Notes Exhibit H Form of Junior Priority Intercreditor Agreement Exhibit I Form of Joinder and Release vi 1010271152v11010271152_5.doc INDENTURE, dated as of July 25, 2022 (as amended, supplemented or otherwise modified from time to time, this “Indenture”), among Camelot Return Merger Sub, Inc., a Delaware corporation, as issuer, the Guarantors from time to time party hereto and Wilmington Trust, National Association, a national banking association, as Trustee, and Wilmington Trust, National Association, a national banking association, as Note Collateral Agent. RECITALS OF THE COMPANY The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes. All things necessary to make this Indenture a valid agreement of the Company in accordance with the terms of the Initial Notes and this Indenture have been done. NOW, THEREFORE, THIS INDENTURE WITNESSETH: For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the benefit of all Holders of the Notes, as follows: ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION Section 101. Definitions. “2029 Secured Notes” means the 9.500% Senior Secured Notes due 2029 of the Company issued on the 2029 Secured Notes Issue Date pursuant to the Fifth Notes Supplemental Indenture, dated as of August 7, 2024 (and any Notes issued in respect thereof pursuant to Section 304, 305, 306, 312(d), 312(e) or 1008). “2029 Secured Notes Issue Date” means the first date on which the 2029 Secured Notes are issued. “2029 Secured Notes Offering Memorandum” means the confidential Offering Memorandum of the Company, dated July 31, 2024, relating to the offering of the 2029 Secured Notes. “ABL Collateral Obligations” has the meaning assigned to such term in the Base Intercreditor Agreement. “ABL Obligations” has the meaning assigned to such term in the Base Intercreditor Agreement. 1 1010271152v11010271152_5.doc “ABL Priority Collateral” has the meaning assigned to such term in the Base Intercreditor Agreement. “Acquired Indebtedness” means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition of assets. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary. “Acquisition Indebtedness” means Indebtedness of (i) the Company or any Restricted Subsidiary Incurred to finance or refinance, or otherwise Incurred in connection with any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into the Company or any Restricted Subsidiary, or (ii) any Person that is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary (including Indebtedness thereof Incurred in connection with any such acquisition, merger or consolidation). “Additional Assets” means (i) any property or assets that replace the property or assets that are the subject of an Asset Disposition; (ii) any property or assets (other than Indebtedness and Capital Stock) used or to be used by the Company or a Restricted Subsidiary or otherwise useful in a Related Business, and any capital expenditures in respect of any property or assets already so used; (iii) the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iv) Capital Stock of any Person that at such time is a Restricted Subsidiary acquired from a third party. “Additional Notes” means any notes issued under this Indenture in addition to the Initial Notes (other than any Notes issued pursuant to Section 304, 305, 306, 312(d), 312(e) or 1008). “Additional Obligations” has the meaning assigned to such term in the Base Intercreditor Agreement and the Junior Priority Intercreditor Agreement, as applicable. “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. “After Acquired Property” means any and all assets or property (other than Excluded Assets) acquired by the Company or any Subsidiary Guarantor after the Issue Date that constitutes or is required to constitute Collateral. 2 1010271152v11010271152_5.doc “Asset Disposition” means any sale, lease, transfer, Division or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by any applicable law), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition to the Company or a Restricted Subsidiary, (ii) a disposition in the ordinary course of business (including in connection with any factoring agreement or similar arrangements), (iii) a disposition of Cash Equivalents, Investment Grade Securities or Temporary Cash Investments, (iv) the sale or discount (with or without recourse, and on customary or commercially reasonable terms, as determined by the Company in good faith, which determination shall be conclusive) of accounts receivable or notes receivable (including ancillary rights pertaining thereto) which have arisen in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (v) any Restricted Payment Transaction, (vi) a disposition that is governed by Article V, (vii) any Financing Disposition, (viii) any “fee in lieu” or other disposition of assets to any Governmental Authority that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee, (ix) any exchange of property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code, or any exchange of equipment to be leased, rented or otherwise used in a Related Business, (x) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including, without limitation, any sale/leaseback transaction or asset securitization, (xi) any disposition arising from foreclosure, condemnation, eminent domain, compulsory purchase, enforcement or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement, or necessary or advisable (as determined by the Company in good faith, which determination shall be conclusive) in order to consummate any acquisition of (or any merger, consolidation, amalgamation or other business combination with or into) any Person, business or assets, or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement, or of non-core assets acquired in connection with any acquisition of any Person, business or assets or any Investment, (xii) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary, (xiii) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition, (xiv) a disposition of not more than 5.0% of the outstanding Capital Stock of a Foreign Subsidiary that has been approved by the Board of Directors, (xv) any disposition or series of related dispositions for aggregate consideration not to exceed the greater of $120.0122.0 million and 13.50% of Four Quarter Consolidated EBITDA (as of the date on which a binding commitment for such disposition was entered into), (xvi) any Exempt Sale and Leaseback Transaction, (xvii) the abandonment or other disposition of any patent, trademark or other intellectual property or application that is, in the good faith determination of the Company, which determination shall be conclusive, no longer 3 1010271152v11010271152_5.doc economically reasonable to maintain or useful in the conduct of the business of the Company and its Subsidiaries taken as a whole, (xviii) any license, sublicense or other grant of rights in or to any trademark, copyright, patent or other intellectual property, (xix) the creation or granting of any Lien permitted under this Indenture, (xx) any sale of property or assets, if the acquisition of such property or assets was financed with Excluded Contributions, (xxi) any exchange of assets (including a combination of assets and Cash Equivalents, Investment Grade Securities and Temporary Cash Investments) for assets used or useful in a Related Business (or Capital Stock of a Person that will be a Restricted Subsidiary following such transaction) of comparable or greater fair market value (as determined by the Company in good faith, which determination shall be conclusive) or (xxii) a disposition in connection with the Membership Interest Purchase Agreement, dated as of April 10, 2022 (as amended, supplemented, waived or otherwise modified from time to time), by and between Cornerstone Building Brands and BlueScope Steel North America Corporation. “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 714 to act on behalf of the Trustee to authenticate Notes of one or more series. “Bank Products Agreement” means any agreement pursuant to which a bank or other financial institution or other Person agrees to provide (a) treasury services, (b) credit card, debit card, merchant card, purchasing card, stored value card, non-card electronic payable or other similar services (including, without limitation, the processing of payments and other administrative services with respect thereto), (c) cash management or related services (including, without limitation, controlled disbursements, automated clearinghouse transactions, return items, netting, overdrafts, depository, lockbox, stop payment, electronic funds transfer, information reporting, wire transfer and interstate depository network services) and (d) other banking, financial or treasury products or services as may be requested by the Company or any Restricted Subsidiary (other than letters of credit and other than loans and advances except indebtedness arising from services described in clauses (a) through (c) of this definition), including, for the avoidance of doubt, bank guarantees. “Bank Products Obligations” of any Person means the obligations of such Person pursuant to any Bank Products Agreement. “Base Intercreditor Agreement” means the Intercreditor Agreement, dated as of April 12, 2018, by and between the Senior ABL Agent (in its capacity as collateral agent under the Senior ABL Facility) and the Senior Cash Flow Agent (in its capacity as collateral agent under the Senior Cash Flow Facility), and acknowledged by the Company and certain of the Guarantors, as amended by the Additional Indebtedness Joinder, dated as of the Issue Date, among the Senior ABL Agent, the Senior Cash Flow Agent, the Senior Term Loan Agent and the Note Collateral Agent, and as further amended, restated, supplemented, waived or otherwise modified from time to time in accordance with the terms hereof and thereof. “Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the board of directors or other 4 1010271152v11010271152_5.doc governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board of directors or other governing body. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Company. “Borrowing Base” means the sum of (1) 90.0% of the book value of Inventory of the Company and its Restricted Subsidiaries, (2) 90.0% of the book value of Receivables of the Company and its Restricted Subsidiaries, (3) 85.0% of the book value (or, if higher, appraised value) of Real Property of the Company and its Restricted Subsidiaries and (4) cash, Cash Equivalents and Temporary Cash Investments of the Company and its Restricted Subsidiaries (in each case, determined as of the end of the most recently ended Fiscal Month of the Company for which internal consolidated financial statements of the Company (or, any Parent or IPO Vehicle whose financial statements satisfy the Company’s reporting obligations under Section 405) are available, and, in the case of any determination relating to any Incurrence of Indebtedness, on a pro forma basis including (x) any property or assets of a type described above acquired since the end of such Fiscal Month and (y) any property or assets of a type described above being acquired in connection therewith). “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City (or any other city in which a Paying Agent maintains its office). “Camelot ABL Amendment” is as defined in the definition of “Senior ABL Facility”. “Camelot Acquisition” means, collectively, the Camelot Merger and the Camelot CD&R Share Purchase. “Camelot Acquisition Agreements” means, collectively, the Camelot Merger Agreement and the Camelot CD&R Share Purchase Agreement. “Camelot CD&R Share Purchase” means the direct or indirect acquisition by Holdings of all of the issued and outstanding equity interests of Cornerstone Building Brands held by the CD&R Fund VIII Sellers. “Camelot CD&R Share Purchase Agreement” means the Share Purchase Agreement, dated as of March 5, 2022, among Holdings and the CD&R Fund VIII Sellers, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with this Indenture. “Camelot Merger” means the merger of Merger Sub with and into Cornerstone Building Brands, with Cornerstone Building Brands being the survivor of such merger. “Camelot Merger Agreement” means the Agreement and Plan of Merger, dated as of March 5, 2022, among Holdings, Merger Sub and Cornerstone Building Brands, as the same 5 1010271152v11010271152_5.doc may be amended, supplemented, waived or otherwise modified from time to time in accordance with this Indenture. “Capital Stock” of any Person means any and all shares or units of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity. “Captive Insurance Subsidiary” means any Subsidiary of the Company that is subject to regulation as an insurance company or captive insurance company (or any Subsidiary of any of the foregoing). “Cash Flow Collateral Obligations” has the meaning assigned to such term in the Base Intercreditor Agreement. “Cash Equivalents” means any of the following: (a) money, (b) securities issued or fully guaranteed or insured by the United States of America, Canada, the United Kingdom, Japan, Switzerland or a member state of the European Union or any agency or instrumentality of any thereof, (c) time deposits, certificates of deposit or bankers’ acceptances of (i) any bank or other institutional lender under a Credit Facility or any affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $250.0 million (or the foreign currency equivalent thereof as of the date of such investment) and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or, if at such time neither is issuing ratings, a comparable rating of another nationally recognized rating agency), (d) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c)(i) or (c)(ii) above, (e) money market instruments, commercial paper or other short-term obligations rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or, if at such time neither is issuing ratings, a comparable rating of another nationally recognized rating agency), (f) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended, (g) investment funds investing at least 90.0% of their assets in cash equivalents of the types described in clauses (a) through (f) above (which funds may also hold cash pending investment and/or distribution), (h) investments similar to any of the foregoing denominated in foreign currencies approved by the Board of Directors and (i) solely with respect to any Captive Insurance Subsidiary, any investment that any such Person is permitted to make in accordance with applicable law. “CD&R” means Clayton, Dubilier & Rice, LLC, a Delaware limited liability company, and any successor in interest thereto, and any successor to its investment management business. “CD&R Expense Reimbursement Agreement” means the Expense Reimbursement Agreement, dated as of April 12, 2018, by and among Cornerstone Building 6 1010271152v11010271152_5.doc Brands and/or one or more of its Subsidiaries, on the one hand, and CD&R, on the other hand, pursuant to which CD&R shall be entitled to expense reimbursement from Topco and/or one or more of its Subsidiaries, for certain consulting services, as the same may be amended, supplemented, waived or otherwise modified from time to time so long as such amendment, supplement, waiver or modification complies with this Indenture (including Section 412 (for the avoidance of doubt, other than by reason of Section 412(b)(vii))). “CD&R Fund VIII Sellers” means, collectively, (i) Clayton, Dubilier & Rice Fund VIII, L.P., a Cayman Islands exempted limited partnership, and any successor in interest thereto, and (ii) CD&R Friends & Family Fund VIII, L.P., a Cayman Islands exempted limited partnership, and any successor in interest thereto. “CD&R Indemnification Agreement” means the Indemnification Agreement, dated as of April 12, 2018, by and among Cornerstone Building Brands and/or one or more of its Subsidiaries, certain CD&R Investors and CD&R and the other parties thereto, as the same may be amended, supplemented, waived or otherwise modified from time to time. “CD&R Investors” means, collectively, (i) Clayton, Dubilier & Rice Fund X, L.P., a Cayman Islands exempted limited partnership, and any successor in interest thereto, (ii) Clayton, Dubilier & Rice Fund X-A, L.P., a Cayman Islands exempted limited partnership, and any successor in interest thereto, (iii) CD&R Advisor Fund X, L.P., a Cayman Islands exempted limited partnership, and any successor in interest thereto, (iv) CD&R Associates X, L.P., a Cayman Islands exempted limited partnership, and any successor in interest thereto, (v) CD&R Investment Associates X, Ltd., a Cayman Islands exempted company, and any successor in interest thereto, (vi) CD&R Pisces Holdings, L.P., a Cayman Islands exempted limited partnership, and any successor in interest thereto, (vii) Camelot Return GP, LLC, a Delaware limited liability company, and any successor in interest thereto, and (viii) any Affiliate of any CD&R Investor identified in clauses (i) through (vii) of this definition. “Change of Control” means: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the Issue Date), other than one or more Permitted Holders or a Parent, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, as in effect on the Issue Date), directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock of the Company; provided that (x) so long as the Company is a Subsidiary of any Parent, no “person” shall be deemed to be or become a “beneficial owner” of more than 50.0% of the total voting power of the Voting Stock of the Company unless such “person” shall be or become a “beneficial owner” of more than 50.0% of the total voting power of the Voting Stock of such Parent (other than a Parent that is a Subsidiary of another Parent) and (y) any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not in any case be included in any Voting Stock of which any such “person” is the “beneficial owner”; or 7 1010271152v11010271152_5.doc

(ii) the Company sells or transfers, in one or a series of related transactions, all or substantially all of the assets of the Company and its Restricted Subsidiaries to, another Person (other than one or more Permitted Holders) and any “person” (as defined in clause (i) above), other than one or more Permitted Holders or any Parent, is or becomes the “beneficial owner” (as so defined), directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock of the transferee Person in such sale or transfer of assets, as the case may be; provided that (x) so long as such transferee Person is a Subsidiary of a parent Person, no “person” shall be deemed to be or become a “beneficial owner” of more than 50.0% of the total voting power of the Voting Stock of such transferee Person unless such “person” shall be or become a “beneficial owner” of more than 50.0% of the total voting power of the Voting Stock of such parent Person (other than a parent Person that is a Subsidiary of another parent Person) and (y) any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not in any case be included in any Voting Stock of which any such “person” is the beneficial owner. For the purpose of this definition, so long as at the time of any Minority Business Disposition or any Minority Business Offering the Minority Business Disposition Condition is met, the Minority Business Assets shall not be deemed at any time to constitute all or substantially all of the assets of the Company and its Restricted Subsidiaries, and any sale or transfer of all or any part of the Minority Business Assets (whether directly or indirectly, whether by sale or transfer of any such assets, or of any Capital Stock or other interest in any Person holding such assets, or by merger or consolidation or any combination thereof, and whether in one or more transactions, or otherwise, including any Minority Business Offering or any Minority Business Disposition) shall not be deemed at any time to constitute a sale or transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries. Notwithstanding anything to the contrary in the foregoing, the Transactions shall not constitute or give rise to a “Change of Control.” “Clearstream” means Clearstream Luxembourg, société anonyme, or any successor securities clearing agency. “Code” means the Internal Revenue Code of 1986, as amended from time to time. “Collateral” means all of the assets and properties subject to the Liens created by the Note Security Documents. “Collateral Agreement” means the Notes Collateral Agreement, dated as of the Issue Date, among the Note Collateral Agent, the Company and the Guarantors party thereto from time to time, as amended, amended and restated, supplemented, waived, modified, renewed or replaced from time to time. “Commodities Agreement” means, in respect of a Person, any commodity futures contract, forward contract, option or similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or beneficiary. 8 1010271152v11010271152_5.doc “Company” means (a) prior to the Camelot Merger, Merger Sub and (b) following the Camelot Merger, Cornerstone Building Brands as successor to the Camelot Merger, and any successor in interest thereto permitted hereunder. “Company Request” and “Company Order” mean, respectively, a written request, order or consent signed in the name of the Company by an Officer of the Company. “Consolidated Coverage Ratio” as of any date of determination means the ratio of (i) Four Quarter Consolidated EBITDA as of such date to (ii) Consolidated Interest Expense for the period of the most recent four consecutive Fiscal Quarters of the Company ending prior to the date of such determination for which consolidated financial statements of the Company (or, any Parent or IPO Vehicle whose financial statements satisfy the Company’s reporting obligations under Section 405) are available (determined for any fiscal quarter (or portion thereof) ending prior to the Issue Date, on a pro forma basis to give effect to the Transactions as if they had occurred at the beginning of such four-quarter period); provided that (1) if, since the beginning of such period, the Company or any Restricted Subsidiary has Incurred any Indebtedness or the Company has issued any Designated Preferred Stock that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness by the Company or any Restricted Subsidiary or an issuance of Designated Preferred Stock of the Company, Four Quarter Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness or Designated Preferred Stock as if such Indebtedness or Designated Preferred Stock had been Incurred or issued, as applicable, on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation; provided that, in the case of both of clauses (A) and (B), the Initial Revolving Commitments (as defined in the Senior Cash Flow Agreement) as of the Issue Date and the Senior ABL Facility as of the Issue Date shall be treated as if they were in place for any fiscal quarter (or portion thereof) ending prior to the Issue Date, and the daily balance of Indebtedness thereunder for any date prior to the Issue Date shall be deemed to be $0), (2) if, since the beginning of such period, the Company or any Restricted Subsidiary has Discharged any Indebtedness or any Designated Preferred Stock of the Company, that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been Discharged with an equivalent permanent 9 1010271152v11010271152_5.doc reduction in commitments thereunder) or a Discharge of Designated Preferred Stock of the Company, Four Quarter Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of Indebtedness or Designated Preferred Stock, including with the proceeds of such new Indebtedness or such new Designated Preferred Stock of the Company, as if such Discharge had occurred on the first day of such period, (3) if, since the beginning of such period, the Company or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business, including any such disposition occurring in connection with a transaction causing a calculation to be made hereunder, or designated any Restricted Subsidiary as an Unrestricted Subsidiary (any such disposition or designation, a “Sale”), Consolidated Interest Expense for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary Discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted Subsidiary is disposed of in such Sale or any Restricted Subsidiary is designated as an Unrestricted Subsidiary, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale, (4) if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder, or designated any Unrestricted Subsidiary as a Restricted Subsidiary (any such Investment, acquisition or designation, a “Purchase”), Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, (5) if, since the beginning of such period, any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period, and 10 1010271152v11010271152_5.doc (6) Four Quarter Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated as if any Coverage Ratio Tested Committed Amount, Acquisition Coverage Ratio Tested Committed Amount, Total Leverage Ratio Tested Committed Amount, Acquisition Leverage Ratio Tested Committed Amount, Debt Secured Leverage Ratio Tested Committed Amount or Liens Secured Leverage Ratio Tested Committed Amount existing at the time of determination were fully drawn. For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred, Designated Preferred Stock issued or Indebtedness or Designated Preferred Stock Discharged in connection therewith, the pro forma calculations in respect thereof (including, without limitation, in respect of anticipated cost savings, operating expense reductions, revenue or operating enhancements or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company, which determination shall be conclusive; provided that with respect to cost savings, operating expense reductions, revenue or operating enhancements or synergies relating to any Sale, Purchase or other transaction, the related actions are expected by the Company to be taken no later than 24 months after the date of determination. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period; provided that, in the case of the Initial Revolving Commitments (as defined in the Senior Cash Flow Agreement) as of the Issue Date and the Senior ABL Facility as of the Issue Date, each such facility shall be treated as if it were in place for any fiscal quarter (or portion thereof) ending prior to the Issue Date, and the daily balance of Indebtedness thereunder for any date prior to the Issue Date shall be deemed to be $0. Interest on a Financing Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company (which determination shall be conclusive) to be the rate of interest implicit in such Financing Lease Obligation in accordance with GAAP. “Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus (x) the following to the extent deducted in calculating such Consolidated Net Income, without duplication: (i) the provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital (including, without limitation, U.S. federal, state, non-U.S., franchise, excise, value added, and similar taxes and foreign withholding taxes of such 11 1010271152v11010271152_5.doc

Person paid or accrued during such period deducted, including any penalties and interest related to such taxes or arising from any tax examinations), (ii) Consolidated Interest Expense, all items excluded from the definition of Consolidated Interest Expense pursuant to clause (iii) thereof (other than Special Purpose Financing Expense), any Special Purpose Financing Fees, and to the extent not reflected in Consolidated Interest Expense, costs of surety bonds in connection with financing activities, (iii) depreciation, (iv) amortization (including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs), (v) any non-cash charges or non-cash losses, (vi) any expenses, fees, losses or charges related to any equity offering, including without limitation a Qualified IPO (including any one-time expenses of the Company, any Parent or IPO Vehicle relating to the enhancement of accounting functions or other transactions costs associated with becoming a public company), acquisition or other Investment, Restricted Payment or Indebtedness permitted by this Indenture (whether or not consummated or Incurred, and including any offering or sale of Capital Stock of a Parent or an IPO Vehicle), (vii) the amount of any loss attributable to non-controlling interests and any loss related to start-ups, greenfield projects and other new ventures, (viii) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments, (ix) any management, monitoring, consulting and advisory fees and related expenses (including any such fees and expenses paid to CD&R, any Investor or any of their respective Affiliates), (x) interest and investment income, (xi) the amount of loss on any Financing Disposition, (xii) any costs or expenses pursuant to any management or employee stock option or other equity-related plan, program or arrangement, or other benefit plan, program or arrangement, or any equity subscription or equity holder agreement, (xiii) the amount of any pre-opening losses attributable to any newly opened location within 12 months of the opening of such location, (xiv) net out-of-pocket costs and expenses related to the acquiring of inventory of a prior supplier of a company in connection with becoming a provider to such company, (xv) any expenses incurred in connection with any plant or facility shutdown and (xvi) cost of surety bonds incurred in such period, plus (y) the amount of net cost savings, operating expense reductions, revenue or operating enhancements and synergies (including revenue synergies, including those related to new contract, business and customer wins, the modification or renegotiation of contracts and other arrangements and pricing adjustments and increases) projected by the Company in good faith to be realized as the result of actions taken or to be taken on or prior to the Issue Date or within 24 months of the Issue Date in connection with the Transactions, or within 24 months of the initiation or consummation of any operational change or other initiative, or within 24 months of the consummation of any applicable acquisition or cessation of operations (in each case, calculated on a pro forma basis as though such cost savings, operating expense reductions, revenue or operating enhancements and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (other than with respect to (A) additions attributable to the Transactions and reflected in any of (i) CD&R’s financial model, dated as of February 15, 2022, (ii) the Quality of Earnings report of PricewaterhouseCoopers LLP, dated as of February 24, 2022 or (iii) the Offering Memorandum and (B) additions reflected in any other quality of earnings analysis prepared by independent certified public accountants of nationally recognized standing or any other accounting firm in connection with any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any 12 1010271152v11010271152_5.doc Person with or into the Company or any Restricted Subsidiary, or any other Investment, in each case that is permitted under this Indenture), the aggregate amount of net cost savings, operating expense reductions, revenue or operating enhancements and synergies added pursuant to this clause (y) shall not exceed 30.0% of Consolidated EBITDA for any period of four consecutive Fiscal Quarters (calculated after giving effect to any adjustment pursuant to this clause (y)) (which adjustments may be incremental to pro forma adjustments made pursuant to the proviso to the definition of “Consolidated Coverage Ratio” or “Four Quarter Consolidated EBITDA”) plus (z) without duplication of any item in the preceding clause (x) or (y), adjustments consistent with Regulation S-X or additions of the type reflected in any of (i) CD&R’s financial model, dated as of February 15, 2022, (ii) the Quality of Earnings report of PricewaterhouseCoopers LLP, dated as of February 24, 2022, (iii) the Offering Memorandum or (iv) any other quality of earnings analysis prepared by independent certified public accountants of nationally recognized standing (it being understood that any “Big Four” accounting firms are of nationally recognized standing) or any other accounting firm in connection with any acquisition of assets (including Capital Stock), business or Person, or any merger, amalgamation or consolidation of any Person with or into the Company or any Restricted Subsidiary, or any other Investment, in each case that is permitted under this Indenture. “Consolidated Interest Expense” means, for any period, (i) the total interest expense of the Company and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Company and its Restricted Subsidiaries, including, without limitation, any such interest expense consisting of (A) interest expense attributable to Financing Lease Obligations (excluding, for the avoidance of doubt, any lease, rental or other expense in connection with a lease that is not a Financing Lease Obligation), (B) amortization of debt discount, (C) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Company or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Company or any Restricted Subsidiary, (D) non-cash interest expense, (E) the interest portion of any deferred payment obligation, and (F) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, plus (ii) Preferred Stock dividends paid in cash in respect of Disqualified Stock of the Company held by Persons other than the Company or a Restricted Subsidiary, or in respect of Designated Preferred Stock of the Company pursuant to Section 409(b)(xi)(A), minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, amortization or write-off of financing costs, Special Purpose Financing Expense, accretion or accrual of discounted liabilities not constituting Indebtedness, expense resulting from discounting of Indebtedness in conjunction with recapitalization or purchase accounting, any “additional interest” in respect of registration rights arrangements for any securities, and any expensing of bridge, commitment or other financing fees, in each case under clauses (i) through (iii) above as determined on a Consolidated basis in accordance with GAAP; provided that gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Interest Rate Agreements. 13 1010271152v11010271152_5.doc “Consolidated Net Income” means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided that, without duplication, there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such Person is not the Company or a Restricted Subsidiary, except that the Company’s or any Restricted Subsidiary’s net income for such period shall be increased by the aggregate amount actually dividended or distributed or that (as determined by the Company in good faith, which determination shall be conclusive) could have been dividended or distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) below), (ii) solely for purposes of determining the amount available for Restricted Payments under Section 409(a)(3)(A), any net income (loss) of any Restricted Subsidiary that is not a Subsidiary Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Company by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to any of the Notes, this Indenture, the Note Security Documents, the Intercreditor Agreements, the Senior Credit Facilities or the Existing 2029 Notes Documents and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Noteholders than such restrictions in effect on the Issue Date as determined by the Company in good faith, which determination shall be conclusive), except that the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that (as determined by the Company in good faith, which determination shall be conclusive) could have been made by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause (ii)), (iii) (x) any gain or loss realized upon the sale, abandonment or other disposition of any asset of the Company or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold, abandoned or otherwise disposed of in the ordinary course of business (as determined by the Company in good faith, which determination shall be conclusive) and (y) any gain or loss realized upon 14 1010271152v11010271152_5.doc the disposal, abandonment or discontinuation of operations of the Company or any Restricted Subsidiary, (iv) any extraordinary, unusual, nonrecurring, exceptional, special or infrequent gain, loss or charge and any other gain, loss or charge not in the ordinary course of business (as determined by the Company in good faith, which determination shall be conclusive) (including fees, expenses and charges (or any amortization thereof) associated with the Transactions, any acquisition, merger or consolidation, whether or not completed), any severance, relocation, consolidation or the implementation of cost savings initiatives and any accruals or reserves in respect of any extraordinary, non-recurring, unusual, special or infrequent items, closing, integration, new product introductions, facilities opening, business optimization and/or similar initiatives or programs, transition or restructuring costs, charges or expenses (whether or not classified as restructuring costs, charges or expenses on the consolidated financial statements of the Company), any signing, stretch, retention or completion bonuses, and any costs associated with curtailments or modifications to pension and post-retirement employee benefit plans, (v) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies, (vi) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments, (vii) any unrealized gains or losses in respect of Hedge Agreements, (viii) any unrealized foreign currency translation or transaction gains or losses, including in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person, (ix) any non-cash compensation charge arising from any grant of limited liability company interests, stock, stock options or other equity based awards, (x) to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation or transaction gains or losses, including in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary, (xi) any non-cash charge, expense or other impact attributable to application of the purchase or recapitalization method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase or recapitalization accounting adjustments), non-cash charges for deferred tax valuation allowances or 15 1010271152v11010271152_5.doc from remeasuring deferred tax assets and non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP, (xii) any impairment charge or asset write-off, including any charge or write-off related to intangible assets, long-lived assets or investments in debt and equity securities, and any amortization of intangibles, (xiii) expenses related to the conversion of various employee benefit and equity programs in connection with the Transactions, and non-cash compensation related expenses, (xiv) any fees and expenses (or amortization thereof), and any charges or costs, in connection with or related to any acquisition, Investment, Asset Disposition, issuance of Capital Stock or other equity offering, dividend, distribution or other Restricted Payment, Incurrence, Discharge or refinancing of Indebtedness, or amendment or modification of any agreement or instrument relating to any Indebtedness (in each case, whether or not completed, consummated or Incurred, and including (i) any such transaction consummated prior to the Issue Date, (ii) any offering or sale of Capital Stock of a Parent or IPO Vehicle to the extent the proceeds thereof were contributed, or if not consummated, were intended to be contributed to the equity capital of the Company or any of its Restricted Subsidiaries and (iii) any rating agency fees, consulting fees and other related expenses and/or letter of credit or similar fees), (xv) to the extent covered by insurance and actually reimbursed (or the Company has determined that there exists reasonable evidence that such amount will be reimbursed by the insurer and such amount is not denied by the applicable insurer in writing within 180 days and is reimbursed within 365 days of the date of such evidence (with a deduction in any future calculation of Consolidated Net Income for any amount so added back to the extent not so reimbursed within such 365 day period)), any expenses, lost earnings or lost revenues with respect to liability or casualty events or business interruption, (xvi) any expenses, charges and losses in the form of earn-out obligations and contingent consideration obligations (including to the extent accounted for as performance and retention bonuses, compensation or otherwise) and adjustments thereof and purchase price adjustments, in each case paid in connection with any acquisition, merger or consolidation or Investment, (xvii) any expenses or reserves for liabilities to the extent that the Company or any Restricted Subsidiary is entitled to indemnification therefor under binding agreements and is actually reimbursed (or the Company has determined that there exists reasonable evidence that such amount will be reimbursed by the indemnifying party and such amount is not denied by the applicable indemnifying party in writing within 180 days and is reimbursed within 365 days of the date of such 16 1010271152v11010271152_5.doc evidence (with a deduction in any future calculation of Consolidated Net Income for any amount so added back to the extent not so reimbursed within such 365 day period)), (xviii) any accruals and reserves established or adjusted within twelve months after the Issue Date that are established as a result of the Transactions, (xix) effects of adjustments to accruals and reserves established during a prior period attributable to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates), (xx) the amount of any deduction for minority interests and dividends, (xxi) any costs or expenses incurred during such period relating to environmental remediation, litigation, or other disputes in respect of events and exposures, and (xxii) costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and public company costs; provided, further, that the exclusion of any item pursuant to the foregoing clauses (i) through (xxii) shall also exclude the tax impact of any such item, if applicable. Notwithstanding the foregoing, for the purpose of Section 409(a)(3)(A) only, there shall be excluded from Consolidated Net Income, without duplication, any income consisting of dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary, and any income consisting of return of capital, repayment or other proceeds from dispositions or repayments of Investments consisting of Restricted Payments, in each case to the extent such income would be included in Consolidated Net Income and such related dividends, repayments, transfers, return of capital or other proceeds are applied by the Company to increase the amount of Restricted Payments permitted under Section 409(a)(3)(C) or Section 409(a)(3)(D) thereof. In addition, Consolidated Net Income for any period ending on or prior to the Issue Date shall be determined based upon the net income (loss) reflected in the consolidated financial statements of Cornerstone Building Brands for such period, with pro forma effect being given to the Transactions; and each Person that is a Restricted Subsidiary upon giving effect to the Transactions shall be deemed to be a Restricted Subsidiary and the Transactions shall not constitute a sale or disposition under clause (iii) above, for purposes of such determination. “Consolidated Secured Indebtedness” means, as of any date of determination, an amount equal to (i) the sum of, without duplication, (I) Consolidated Total Indebtedness (without regard to clause (iii) of the definition thereof) as of such date that, in each case, is either (x) then secured by Liens on Collateral (other than (A) Indebtedness secured by a Lien ranking junior to 17 1010271152v11010271152_5.doc or subordinated to the Liens on Collateral securing the Notes or any Subsidiary Guarantee (but, for the avoidance of doubt, not excluding Indebtedness Incurred pursuant to the Senior ABL Facility) and (B) property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby) or (y) Incurred pursuant to Section 407(b)(i)(II) and (II) solely for making determinations of the amount of Indebtedness permitted to be Incurred pursuant to Section 407(b)(i)(II) or the amount of Liens permitted to be Incurred pursuant to clause (s) of the definition of “Permitted Liens”, the amount available to be drawn in respect of any Debt Secured Leverage Ratio Tested Committed Amount or any Liens Secured Leverage Ratio Tested Committed Amount (or to the extent secured as described in clause (I)(x) immediately above, any Coverage Ratio Tested Committed Amount, Acquisition Coverage Ratio Tested Committed Amount, Total Leverage Ratio Tested Committed Amount or Acquisition Leverage Ratio Tested Committed Amount), minus (ii) the sum of (A) the amount of such Indebtedness consisting of Indebtedness under the Senior ABL Facility and Indebtedness of a type referred to in, or Incurred pursuant to, Section 407(b)(ix), (B) cash, Cash Equivalents and Temporary Cash Investments held by the Company and its Restricted Subsidiaries (x) as of the end of the most recent Fiscal Month of the Company ending prior to the date of such determination for which consolidated financial statements of the Company (or, any Parent or IPO Vehicle whose financial statements satisfy the Company’s reporting obligations under Section 405) are available and (y) from the proceeds of any capital contribution to the Company or from the issuance or sale of its Capital Stock, from the proceeds of any Asset Disposition or from any Incurrence of Indebtedness since the date of such financial statement and on or prior to the date of determination but excluding any proceeds of any revolving credit facility of the Company and its Restricted Subsidiaries (other than to the extent such proceeds are intended to be promptly applied for working capital purposes), (C) cash, Cash Equivalents and Temporary Cash Investments that cash collateralize letters of credit issued on behalf of the Company or any of its Restricted Subsidiaries, including the proceeds of any Indebtedness being borrowed at the time of determination and (D) any outstanding loans under any revolving facility of the Company and its Restricted Subsidiaries that was used to finance working capital needs of the Company and its Restricted Subsidiaries (as reasonably determined by the Company in good faith, which determination shall be conclusive); provided that, for the purposes of this definition, proceeds of any revolving credit facility of the Company and its Restricted Subsidiaries shall be calculated using the average daily balance of such proceeds for the most recent four consecutive Fiscal Quarters of the Company ending prior to the date of determination for which consolidated financial statements of the Company (or, any Parent whose financial statements satisfy the Company’s reporting obligations under Section 405) are available (other than to the extent such proceeds are intended to be promptly applied for working capital purposes). “Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated Secured Indebtedness as at such date (after giving effect to any Incurrence or Discharge of Indebtedness on such date) to (ii) the Four Quarter Consolidated EBITDA as of such date. “Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to (i) the sum of, without duplication, (I) the aggregate principal amount of 18 1010271152v11010271152_5.doc outstanding Indebtedness of the Company and its Restricted Subsidiaries and (II) solely for making determinations of the amount of Indebtedness permitted to be Incurred pursuant to Section 407, any Debt Secured Leverage Ratio Tested Committed Amount, Total Leverage Ratio Tested Committed Amount, Acquisition Leverage Ratio Tested Committed Amount, Coverage Ratio Tested Committed Amount and Acquisition Coverage Ratio Tested Committed Amount, in each case under clauses (I) and (II), as of such date consisting of (or, in the case of any Debt Secured Leverage Ratio Tested Committed Amount, Total Leverage Ratio Tested Committed Amount, Acquisition Leverage Ratio Tested Committed Amount, Coverage Ratio Tested Committed Amount and Acquisition Coverage Ratio Tested Committed Amount, will consist of) (without duplication) Indebtedness for borrowed money (including (x) Purchase Money Obligations and (y) unreimbursed outstanding drawn amounts under funded letters of credit; provided that such amounts shall not be counted as Consolidated Total Indebtedness until five Business Days after such amounts were drawn); debt obligations evidenced by bonds, debentures, notes or similar instruments (but excluding surety bonds, performance bonds or other similar instruments); Disqualified Stock; and (in the case of any Restricted Subsidiary that is not a Subsidiary Guarantor) Preferred Stock, determined on a Consolidated basis in accordance with GAAP (in each case, excluding (v) items eliminated in Consolidation, (w) Hedging Obligations, (x) Indebtedness or other obligations arising from any cash management or related services, (y) Financing Lease Obligations and any other lease obligations and (z) any outstanding Indebtedness under any revolving credit facility), plus (ii) the average daily balance of Indebtedness of the Company and its Restricted Subsidiaries under any revolving credit facility for the most recent four consecutive Fiscal Quarters of the Company ending prior to the date of determination for which consolidated financial statements of the Company (or, any Parent or IPO Vehicle whose financial statements satisfy the Company’s reporting obligations under Section 405) are available (other than to the extent such proceeds are intended to be promptly applied for working capital purposes) (provided that, for any date prior to the Issue Date, the daily balance of Indebtedness of the Company and its Restricted Subsidiaries under revolving credit facilities shall be deemed to be $0), minus (iii) the sum of (A) the amount of such Indebtedness consisting of Indebtedness of a type referred to in, or Incurred pursuant to, Section 407(b)(ix), (B) cash, Cash Equivalents and Temporary Cash Investments held by the Company and its Restricted Subsidiaries (x) as of the end of the most recent Fiscal Month of the Company ending prior to the date of such determination for which consolidated financial statements of the Company (or, any Parent or IPO Vehicle whose financial statements satisfy the Company’s reporting obligations under Section 405) are available and (y) from the proceeds of any capital contribution to the Company or from the issuance or sale of its Capital Stock, from the proceeds of any Asset Disposition or from any Incurrence of Indebtedness since the date of such financial statements and on or prior to the date of determination, but excluding any proceeds of any revolving credit facility of the Company and its Restricted Subsidiaries (other than to the extent such proceeds are intended to be promptly applied for working capital purposes), (C) cash, Cash Equivalents and Temporary Cash Investments that cash collateralize letters of credit issued on behalf of the Company or any of its Restricted Subsidiaries, including the proceeds of any Indebtedness being borrowed at the time of determination and (D) any outstanding loans under any revolving facility of the Company and its Restricted Subsidiaries that was used to finance working capital needs of the Company and its Restricted Subsidiaries (as determined by the 19 1010271152v11010271152_5.doc

Company in good faith, which determination shall be conclusive); provided that, for the purposes of this definition, proceeds of any revolving credit facility of the Company and its Restricted Subsidiaries shall be calculated using the average daily balance of such proceeds for the most recent four consecutive Fiscal Quarters of the Company ending prior to the date of determination for which consolidated financial statements of the Company (or, any Parent or IPO Vehicle whose financial statements satisfy the Company’s reporting obligations under Section 405) are available (other than to the extent such proceeds are intended to be promptly applied for working capital purposes). For purposes hereof, any earn-out or similar obligations shall not constitute Consolidated Total Indebtedness until such obligation becomes a liability on the consolidated balance sheet of the Company in accordance with GAAP and is not paid within 60 days after becoming due and payable. “Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated Total Indebtedness as at such date (after giving effect to any Incurrence or Discharge of Indebtedness on such date) to (ii) the Four Quarter Consolidated EBITDA as of such date. “Consolidation” means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP; provided that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning. For purposes of this Indenture for periods ending on or prior to the Issue Date, references to the consolidated financial statements of the Company (or, any Parent or IPO Vehicle whose financial statements satisfy the Company’s reporting obligations under Section 405) shall be to the consolidated financial statements of Cornerstone Building Brands for such period, with pro forma effect being given to the Transactions (with Subsidiaries that comprise the Cornerstone Business that are Subsidiaries of the Company after giving effect to the Transactions being deemed Subsidiaries of the Company), as the context may require. “Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing any obligation that does not constitute Indebtedness (a “primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (2) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor or (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof. “Contribution Amounts” means the aggregate amount of capital contributions applied by the Company to permit the Incurrence of Contribution Indebtedness pursuant to Section 407(b)(x). 20 1010271152v11010271152_5.doc “Contribution Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions, the proceeds from the issuance of Disqualified Stock or contributions by the Company or any Restricted Subsidiary) made to the capital of the Company or such Restricted Subsidiary after the Issue Date (whether through the issuance or sale of Capital Stock or otherwise); provided that such Contribution Indebtedness (a) is Incurred within 180 days after the receipt of the related cash contribution and (b) is so designated as Contribution Indebtedness pursuant to an Officer’s Certificate promptly following the date of Incurrence thereof. “Cornerstone Building Brands” means Cornerstone Building Brands, Inc., a Delaware corporation, and any successor in interest thereto. “Cornerstone Business” means Cornerstone Building Brands and each of its Subsidiaries. “Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business related to this Indenture shall be administered, which office on the Issue Date is located at 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attn: Camelot Return Merger Sub, Inc. Notes Administrator. “Covered Indebtedness” is as defined in clause (2) of the first sentence of the definition of “Net Short Holder.” “Credit Facilities” means one or more of (i) the Senior Cash Flow Facility, (ii) the Senior ABL Facility, (iii) the Senior Term Loan Facility and (iv) any other facilities or arrangements designated by the Company, in each case with one or more banks or other lenders or institutions providing for revolving credit loans, term loans, receivables, inventory or real estate financings (including, without limitation, through the sale of receivables, inventory, real estate and/or other assets to such institutions or to special purpose entities formed to borrow from such institutions against such receivables, inventory, real estate and/or other assets or the creation of any Liens in respect of such receivables, inventory, real estate and/or other assets in favor of such institutions), letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent, trademark and copyright security agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased, decreased or extended from time to time (whether in whole or in part, whether with the original banks, lenders or institutions or other banks, lenders or institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term “Credit 21 1010271152v11010271152_5.doc Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) increasing or decreasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof. “Credit Facility Indebtedness” means any and all amounts, whether outstanding on the Issue Date or thereafter Incurred, payable under or in respect of any Credit Facility, including, without limitation, principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof. “Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary. “Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default. “Depositary” means The Depository Trust Company, its nominees and successors. “Designated Affiliate” is as defined in clause (vi) of the second sentence of the definition of “Net Short Holder.” “Designated Noncash Consideration” means the non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation. “Designated Preferred Stock” means Preferred Stock of the Company (other than Disqualified Stock) or any Parent or IPO Vehicle that is issued after the Issue Date for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate of the Company; provided that the cash proceeds of such issuance shall be excluded from the calculation set forth in Section 409(a)(3)(B). “Designated Senior Indebtedness” means with respect to a Person (i) the Credit Facility Indebtedness under or in respect of the Senior Credit Facilities and (ii) any other Senior Indebtedness of such Person that, at the date of determination, has an aggregate principal amount equal to or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by such Person in an agreement or instrument evidencing or governing such Senior Indebtedness as “Designated Senior Indebtedness” for purposes of this Indenture. 22 1010271152v11010271152_5.doc “Discharge” means to repay, repurchase, redeem, defease or otherwise acquire, retire or discharge; and the term “Discharged” shall have a correlative meaning. “Disinterested Directors” means, with respect to any Affiliate Transaction, one or more members of the Board of Directors of the Company, or one or more members of the Board of Directors of a Parent or IPO Vehicle, having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of any such Board of Directors shall not be deemed to have such a financial interest by reason of such member’s holding Capital Stock of the Company or any Parent or IPO Vehicle or any options, warrants or other rights in respect of such Capital Stock or by reason of such member receiving any compensation from the Company or Parent or IPO Vehicle, as applicable, on whose Board of Directors such member serves in respect of such member’s role as director. “Disqualified Stock” means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control” or an Asset Disposition or other disposition) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control” or an Asset Disposition or other disposition), in whole or in part, in each case on or prior to the final Stated Maturity of the Notes; provided that Capital Stock issued to any employee benefit plan, or by any such plan to any employees of the Company or any Subsidiary, shall not constitute Disqualified Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations. “Domestic Subsidiary” means any Restricted Subsidiary of the Company other than a Foreign Subsidiary. “Equity Contribution” means the direct or indirect cash equity contributions to Topco by one or more CD&R Investors and any other investors arranged by CD&R (collectively, the “Investors”) in connection with the Camelot Acquisition. “Ethically Screened Affiliate” means any Affiliate of a Person that (i) is managed as to day-to-day matters (but excluding, for the avoidance of doubt, as to strategic direction and similar matters) independently from such Person and any other Affiliate of such Person that is not an Ethically Screened Affiliate, (ii) has in place customary information screens between it and such Person and any other Affiliate of such Person that is not an Ethically Screened Affiliate and (iii) such Person or any other Affiliate of such Person that is not an Ethically Screened Affiliate does not direct or cause the direction of the investment policies of such entity, nor does such Person’s or any such other Affiliate’s investment decisions influence the investment decisions of such entity. 23 1010271152v11010271152_5.doc

“Equity Offering” means a sale of Capital Stock (x) that is a sale of Capital Stock of the Company (other than Disqualified Stock or sales to Restricted Subsidiaries of the Company) or (y) proceeds of which in an amount equal to or exceeding the Redemption Amount are contributed to the equity capital of the Company or any of its Restricted Subsidiaries (other than proceeds from a sale to Restricted Subsidiaries of Capital Stock of the Company). “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. “Excluded Affiliate” is as defined in clause (vi) of the second sentence of the definition of “Net Short Holder.” “Excluded Assets” has the meaning assigned to such term in the Collateral Agreement. “Excluded Contribution” means Net Cash Proceeds, or the Fair Market Value (as of the date of contribution, issuance or sale) of property or assets, received by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Company, in each case to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Company and not previously included in the calculation set forth in Section 409(a)(3)(B)(x) for purposes of determining whether a Restricted Payment may be made. “Exempt Sale and Leaseback Transaction” means any Sale and Leaseback Transaction (a) in which the sale or transfer of property occurs within 180 days of the acquisition of such property by the Company or any of its Subsidiaries or (b) that involves property with a book value (as of the date on which a legally binding commitment for such Sale and Leaseback Transaction was entered into) equal to the greater of $265.0271.0 million and 30.0% of Four Quarter Consolidated EBITDA or less and is not part of a series of related Sale and Leaseback Transactions involving property with an aggregate value in excess of such amount and entered into with a single Person or group of Persons. For purposes of the foregoing, “Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Company or any of its Subsidiaries of real or personal property that has been or is to be sold or transferred by the Company or any such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary. “Existing 2029 Notes Indenture” means the Indenture, dated as of April 12, 2018 (as supplemented, including by the Eighth Amendment, dated as of September 24, 2020), under 24 1010271152v11010271152_5.doc which the Existing 2029 Notes are issued, as the same may be amended, supplemented, waived or otherwise modified from time to time. “Existing 2029 Notes” means the 6.125% Senior Notes due 2029 of Cornerstone Building Brands issued on September 24, 2020, as the same may be exchanged for substantially similar senior notes that have been registered under the Securities Act, and as the same or such substantially similar notes may be amended, supplemented, waived or otherwise modified from time to time. “Existing Notes Documents” means the Existing 2029 Notes Indenture and all other instruments, agreements and other documents evidencing or governing the Existing 2029 Notes or providing for any guarantee, obligation, security or other right in respect thereof, as the same may be amended, supplemented, waived or otherwise modified from time to time. “Fair Market Value” means, with respect to any asset or property, the fair market value of such asset or property as determined in good faith by the Company or the Board of Directors, whose determination shall be conclusive. “Financing Disposition” means any sale, transfer, conveyance or other disposition of, or creation or incurrence of any Lien on, property or assets (a) by the Company or any Subsidiary thereof to or in favor of any Special Purpose Entity, or by any Special Purpose Subsidiary, in each case in connection with the Incurrence by a Special Purpose Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets or (b) by the Company or any Subsidiary thereof to or in favor of any Special Purpose Entity that is not a Special Purpose Subsidiary. “Financing Lease” means any lease of property, real or personal, the obligations of the lessee in respect of which are required to be classified and accounted for as a financing lease (and not, for the avoidance of doubt, as an operating lease) on the balance sheet of such lessee for financial reporting purposes in accordance with GAAP prior to the adoption of Accounting Standards Update No. 2016-02, Leases (Topic 842) by the Financial Accounting Standards Board (and all calculations and deliverables under this Indenture, the Note Security Documents or the Notes (other than those made under Section 405) shall be made or delivered, as applicable, based on GAAP as in effect prior to such adoption). The Stated Maturity of any Financing Lease shall be the date of the last payment of rent or any other amount due under the related lease. “Financing Lease Obligation” means an obligation under any Financing Lease. “Fiscal Month” means each monthly accounting period of the Company calculated in accordance with the fiscal calendar of the Company (or, in each case, any Parent or IPO Vehicle whose financial statements satisfy the Company’s reporting obligations under Section 405). 25 1010271152v11010271152_5.doc “Fiscal Quarter” means each quarterly accounting period of the Company calculated in accordance with the fiscal calendar of the Company (or, in each case, any Parent or IPO Vehicle whose financial statements satisfy the Company’s reporting obligations under Section 405). “Fixed GAAP Date” means April 12, 2018; provided that at any time after the Issue Date, the Company may by written notice to the Trustee elect to change the Fixed GAAP Date to be the date specified in such notice, and upon such notice, the Fixed GAAP Date shall be such date for all periods beginning on and after the date specified in such notice. “Fixed GAAP Terms” means (a) the definitions of the terms “Borrowing Base”, “Consolidated Coverage Ratio”, “Consolidated EBITDA”, “Consolidated Interest Expense”, “Consolidated Net Income”, “Consolidated Secured Indebtedness”, “Consolidated Secured Leverage Ratio”, “Consolidated Total Indebtedness”, “Consolidated Total Leverage Ratio”, “Consolidation”, “Four Quarter Consolidated EBITDA”, “Inventory” and “Receivable”, (b) all defined terms in this Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions, and (c) any other term or provision of this Indenture, the Note Security Documents or the Notes that, at the Company’s election, may be specified by the Company by written notice to the Trustee from time to time. “Foreign Subsidiary” means any Subsidiary of the Company (a) that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Subsidiary of such Foreign Subsidiary (including, for the avoidance of doubt, any Subsidiary of the Company which is organized and existing under the laws of Puerto Rico or any other territory of the United States of America) or (b) that has no material assets other than securities or indebtedness of one or more Foreign Subsidiaries (or Subsidiaries thereof), intellectual property relating to such Foreign Subsidiaries (or Subsidiaries thereof), and/or other assets (including cash, Cash Equivalents and Temporary Cash Investments) relating to an ownership interest in any such securities, indebtedness, intellectual property or Subsidiaries. “Four Quarter Consolidated EBITDA” means, as of any date of determination, the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive Fiscal Quarters of the Company ending prior to the date of such determination for which consolidated financial statements of the Company (or, any Parent or IPO Vehicle whose financial statements satisfy the Company’s reporting obligations under Section 405) are available (determined for any fiscal quarter (or portion thereof) ending prior to the Issue Date, on a pro forma basis to give effect to the Transactions as if they had occurred at the beginning of such four quarter period), provided that: (1) if, since the beginning of such period, the Company or any Restricted Subsidiary shall have made a Sale (including any Sale occurring in connection with a transaction causing a calculation to be made hereunder), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if 26 1010271152v11010271152_5.doc positive) attributable to the company, business, group of assets or Subsidiary that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period; (2) if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made a Purchase (including any Purchase occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and (3) if, since the beginning of such period, any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including, without limitation, in respect of anticipated cost savings, operating expense reductions, revenue or operating enhancements or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or another authorized Officer of the Company, which determination shall be conclusive. “GAAP” means generally accepted accounting principles in the United States of America as in effect on the Fixed GAAP Date (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes under this Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and subject to the following sentence. If at any time the SEC permits or requires U.S. domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Company (or, any Parent or IPO Vehicle whose financial statements satisfy the Company’s reporting obligations under Section 405) may elect by written notice to the Trustee to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes under this Indenture) and (b) for prior periods, GAAP as defined in the first sentence of this definition. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP. 27 1010271152v11010271152_5.doc

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank). “Granting Party” means the Company and any Guarantor that becomes a party to the Collateral Agreement. “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. “Guarantor Subordinated Obligations” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement. “Guarantor Supplemental Indenture” means a Supplemental Indenture, to be entered into substantially in the form attached hereto as Exhibit E. “Guarantors” means the collective reference to (x) Holdings (or any Successor Holding Company in respect thereof), unless and until Holdings is released from the Parent Guarantee in accordance with the terms of this Indenture, and (y) the Subsidiary Guarantors. “Hedge Agreements” means, collectively, Interest Rate Agreements, Currency Agreements and Commodities Agreements. “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodities Agreement. “Holder” or “Noteholder” means the Person in whose name a Note is registered in the Note Register. “Holdings” means Camelot Return Intermediate Holdings, LLC, a Delaware limited liability company, and any successor in interest thereto. “IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such board, or the SEC, as the case may be), as in effect from time to time. 28 1010271152v11010271152_5.doc “Incur” means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; and the terms “Incurs,” “Incurred” and “Incurrence” shall have a correlative meaning; provided that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, and the payment of dividends on Capital Stock constituting Indebtedness in the form of additional shares of the same class of Capital Stock, will be deemed not to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof. “Indebtedness” means, with respect to any Person on any date of determination (without duplication): (i) the principal of indebtedness of such Person for borrowed money; (ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers’ acceptances or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed) (except to the extent such reimbursement obligations relate to Trade Payables and such obligations are expected to be satisfied within 30 days of becoming due and payable); (iv) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto; (v) all Financing Lease Obligations of such Person; (vi) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Company other than a Subsidiary Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, 29 1010271152v11010271152_5.doc repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by senior management of the Company, the Board of Directors of the Company or the Board of Directors of the issuer of such Capital Stock, in each case which determination shall be conclusive); (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Company, which determination shall be conclusive) and (B) the amount of such Indebtedness of such other Persons; (viii) all Guarantees by such Person of Indebtedness of other Persons, to the extent so Guaranteed by such Person; and (ix) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time); provided that, Indebtedness shall not include (p) any obligations whatsoever in respect of Vendor Financing Arrangements, (q) asset retirement obligations and obligations in respect of workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 60 days, (r) accrued expenses and royalties, (s) prepaid or deferred revenue arising in the ordinary course of business, (t) any obligations attributable to the exercise of dissenters’ or appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (u) any liability for federal, state, local or other taxes owed or owing to any government or other taxing authority, (v) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (w) obligations, to the extent such obligations constitute Indebtedness, under any agreement that has been defeased or satisfied and discharged pursuant to the terms of such agreement, (x) Contingent Obligations incurred in the ordinary course of business or consistent with past practice, (y) in connection with the purchase by the Company or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing (so long as (i) at the time of closing, the amount of any such payment is not determinable and (ii) to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner) or (z) for the avoidance of doubt, any obligations or liabilities which would be required to be classified and accounted for as an operating lease for financial reporting purposes in accordance with GAAP prior to the adoption of Accounting Standards Update No. 2016-02, Leases (Topic 842) by the Financial Accounting Standards Board. 30 1010271152v11010271152_5.doc The amount of Indebtedness of any Person at any date shall be determined as set forth above or as otherwise provided for in this Indenture, or otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP. For all purposes hereunder, the Indebtedness of the Company and its Restricted Subsidiaries shall exclude all intercompany Indebtedness having a term not exceeding 365 days (inclusive of any roll-over or extensions or term) and made in the ordinary course of business or consistent with past practice. “Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act (and any Notes issued in respect thereof pursuant to Section 304, 305, 306, 312(d), 312(e) or 1008). “Initial Notes” means the 8.750% Senior Secured Notes due 2028 of the Company issued on the Issue Date pursuant to the first Notes Supplemental Indenture, dated as of July 25, 2022 (and any Notes issued in respect thereof pursuant to Section 304, 305, 306, 312(d), 312(e) or 1008). “Initial Purchasers” means Deutsche Bank Securities Inc., UBS Securities LLC, Barclays Capital Inc., BNP Paribas Securities Corp., RBC Capital Markets, LLC, SG Americas Securities, LLC, Goldman Sachs & Co. LLC, Natixis Securities Americas LLC and Jefferies LLC, as initial purchasers of the Notes. “Insurance Subsidiary” means any Subsidiary of the Company (i) that is a Captive Insurance Subsidiary or (ii) whose primary purpose and activity is the assumption of self-insurance risks and activities reasonably related thereto. “Intercreditor Agreements” means, collectively, the Base Intercreditor Agreement, the Junior Priority Intercreditor Agreement and any other intercreditor agreement entered into from time to time in accordance with this Indenture. “interest,” with respect to the Notes, means interest on the Notes and, except for purposes of Article IX, additional or special interest pursuant to the terms of any Note. “Interest Payment Date” means, when used with respect to any Note and any installment of interest thereon, the date specified in such Note as the fixed date on which such installment of interest is due and payable, as set forth in such Note. “Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement, collar agreement, hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary. 31 1010271152v11010271152_5.doc

“Inventory” means goods held for sale, lease or use by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP. “Investment” in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, dealers, distributors, licensees, franchisees, suppliers, consultants, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of “Unrestricted Subsidiary” and Section 409 only, (i) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation, (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value (as determined in good faith by the Company, which determination shall be conclusive) at the time of such transfer and (iii) for purposes of Section 409(a)(3)(C), the amount resulting from the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary shall be the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of such redesignation. Guarantees shall not be deemed to be Investments. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided that to the extent that the amount of Restricted Payments outstanding at any time pursuant to Section 409(a) is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to Section 409(a). “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or any equivalent rating by any other Rating Agency. “Investment Grade Securities” means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents); (ii) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries; (iii) investments in any fund that invests exclusively in 32 1010271152v11010271152_5.doc investments of the type described in clauses (i) and (ii) above, which fund may also hold cash pending investment or distribution; and (iv) corresponding instruments in countries other than the United States customarily utilized for high quality investments. “Investors” is as defined in the definition of “Equity Contribution.” “IPO Vehicle” means (a) an entity formed or designated for the purpose of facilitating an issuance, sale or listing of common equity interests (which represent an indirect economic and/or voting interest in the Company or a Parent and through which investors shall indirectly hold their equity interests in the Company or a Parent) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act or the Exchange Act and such equity interests are listed on a nationally-recognized stock exchange in the U.S. or over-the-counter market, (b) any SPAC IPO Entity and (c) any Wholly Owned Subsidiary of the entity referred to in clause (a) or (b) above other than a Parent or any Subsidiary of a Parent (unless the entity in clause (a) is a Parent, in which case other than the Company or any Subsidiary thereof). “Issue Date” means the first date on which the Initial Notes are issued. “Junior Capital” means, collectively, any Indebtedness of any Parent, IPO Vehicle or the Company that (i) is not secured by any asset of the Company or any Restricted Subsidiary, (ii) is expressly subordinated to the prior payment in full of the Notes on terms consistent with those for senior subordinated high yield debt securities issued by U.S. companies sponsored by CD&R (as determined in good faith by the Company, which determination shall be conclusive), (iii) has a final maturity date that is not earlier than, and provides for no scheduled payments of principal prior to, the date that is 91 days after the final Stated Maturity of the Notes (other than through conversion or exchange of any such Indebtedness for Capital Stock (other than Disqualified Stock) of the Company, Capital Stock of any Parent or IPO Vehicle or any other Junior Capital), (iv) has no mandatory redemption or prepayment obligations other than (x) obligations that are subject to the prior payment in full in cash of the Notes and (y) pursuant to an escrow or similar arrangement with respect to the proceeds of such Junior Capital and (v) does not require the payment of cash interest until the date that is 91 days after the final Stated Maturity of the Notes. “Junior Lien Priority” means with respect to specified Indebtedness, secured by a Lien on specified Collateral ranking junior to the Lien on such Collateral securing the Notes, the Parent Guarantee or any Subsidiary Guarantee, as applicable, either pursuant to the Base Intercreditor Agreement, the Junior Priority Intercreditor Agreement or one or more other intercreditor agreements having terms no less favorable to the Holders with respect to such Collateral than the terms of the Base Intercreditor Agreement applicable to the Collateral, as determined in good faith by the Company (which determination shall be conclusive). “Junior Priority Intercreditor Agreement” means an intercreditor agreement in form and substance substantially consistent with the “Junior Lien Intercreditor Agreement” attached hereto as Exhibit H. 33 1010271152v11010271152_5.doc “Liabilities” means, collectively, any and all claims, obligations, liabilities, causes of action, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including, without limitation, interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time. “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof). “Liens Secured Leverage Ratio Tested Committed Amount” is as defined in clause (s) of the definition of “Permitted Liens.” “Limited Condition Transaction” means (i) any acquisition, including by way of merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise, of any assets, business or Person, or any other Investment by one or more of the Company and its Subsidiaries permitted by this Indenture, in each case, whose consummation is not conditioned on the availability of, or on obtaining, third party financing or (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock requiring notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment. “Management Advances” means (1) loans or advances made to directors, management members, officers, employees or consultants of any Parent, any IPO Vehicle, the Company or any Restricted Subsidiary (x) in respect of travel, entertainment or moving related expenses incurred in the ordinary course of business, (y) in respect of moving related expenses incurred in connection with any closing or consolidation of any facility, or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding the greater of $62.5064.0 million and 7.0% of Four Quarter Consolidated EBITDA in the aggregate outstanding at any time, (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (3) Management Guarantees, or (4) other Guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which Guarantees are permitted under Section 407. “Management Guarantees” means guarantees (x) of up to an aggregate principal amount outstanding at any time the greater of $62.5064.0 million and 7.0% of Four Quarter Consolidated EBITDA of borrowings by Management Investors in connection with their purchase of Management Stock or (y) made on behalf of, or in respect of loans or advances made to, directors, officers, employees or consultants of any Parent, any IPO Vehicle, the Company or any Restricted Subsidiary (1) in respect of travel, entertainment and moving related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding the greater of $35.037.0 million and 4.0% of Four Quarter Consolidated EBITDA in the aggregate outstanding at any time. 34 1010271152v11010271152_5.doc “Management Indebtedness” means Indebtedness Incurred to (a) any Person other than a Management Investor of up to an aggregate principal amount outstanding at any time of the greater of $62.5064.0 million and 7.0% of Four Quarter Consolidated EBITDA and (b) any Management Investor, in each case, to finance the repurchase or other acquisition of Management Stock from any Management Investor, which repurchase or other acquisition of Capital Stock is permitted by Section 409. “Management Investors” means the current or former management members, officers, directors, employees and other members of the management of any Parent, any IPO Vehicle, the Company or any of their respective Subsidiaries, or family members or relatives of any of the foregoing (provided that, solely for purposes of the definition of “Permitted Holders,” such relatives shall include only those Persons who are or become Management Investors in connection with estate planning for or inheritance from other Management Investors, as determined in good faith by the Company, which determination shall be conclusive), or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company, any of its Subsidiaries, any Parent or any IPO Vehicle (including any options, warrants or other rights in respect thereof). “Management Stock” means Capital Stock of the Company, any Restricted Subsidiary, any Parent or any IPO Vehicle (including any options, warrants or other rights in respect thereof) held by any of the Management Investors. “Margin Stock” is as defined in Regulation U of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. “Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of capital stock of the Company, any Parent or any IPO Vehicle (including all shares of Capital Stock of such IPO Vehicle reserved for issuance upon conversion or exchange of Capital Stock of the Company or a Parent outstanding on such date) on the date of declaration of the relevant dividend or making of any other Restricted Payment, as applicable, multiplied by (ii) the arithmetic mean of the closing prices per share of such capital stock on the New York Stock Exchange (or, if the primary listing of such capital stock is on another exchange, on such other exchange) for the 30 consecutive trading days immediately preceding such date. “Merger Sub” means Camelot Return Merger Sub, Inc., a Delaware corporation, and any successor in interest thereto. “Minority Business” means any business unit of the Company that represents less than 50.0% of the Consolidated EBITDA of the Company and its Restricted Subsidiaries for and as of the end of the last four Fiscal Quarters of the Company for which financial statements have been delivered pursuant to Section 405. 35 1010271152v11010271152_5.doc

“Minority Business Assets” means the assets of the Company and its Subsidiaries, including Capital Stock of Subsidiaries, that relate to or form part of a Minority Business. “Minority Business Disposition” means (i) any sale or other disposition of Capital Stock of any Minority Business Subsidiary (whether by issuance or sale of Capital Stock, merger, or otherwise) to one or more Persons (other than the Company or a Restricted Subsidiary) in any transaction or series of related transactions following the consummation of which such Minority Business Subsidiary is no longer a Restricted Subsidiary of the Company (excluding any Minority Business Offering) or (ii) any sale or other disposition of any assets of any Minority Business Subsidiary or other Minority Business Assets, including all or substantially all of the assets of any Minority Business Subsidiary, to one or more Persons (other than the Company or a Restricted Subsidiary) in any transaction or series of related transactions. “Minority Business Disposition Condition” means at any date of determination after giving effect to the Minority Business Disposition or Minority Business Offering, either (1) the Company could Incur at least $1.00 of additional Indebtedness pursuant to Section 407(a) or Section 407(b)(xvii), (2) the Consolidated Coverage Ratio of the Company would equal or exceed the Consolidated Coverage Ratio of the Company immediately prior to giving effect thereto or (3) the Consolidated Total Leverage Ratio of the Company would equal or be less than the Consolidated Total Leverage Ratio of the Company immediately prior to giving effect thereto. “Minority Business Offering” means a public offering of Capital Stock of any Minority Business Subsidiary pursuant to a registration statement filed with the SEC. “Minority Business Subsidiary” means any of the Company’s Subsidiaries and successors in interest thereto to the extent any of such Subsidiaries form part of the relevant Minority Business. “Moody’s” means Moody’s Investors Service, Inc., and its successors. “Net Available Cash” from an Asset Disposition means an amount equal to the cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and (without duplication) all federal, state, provincial, foreign and local taxes required to be paid or to be accrued as a liability under GAAP, in each case, as a consequence of, or in respect of, such Asset Disposition (including as a consequence of any transfer of funds in connection with the application thereof in accordance with Section 411), (ii) all payments made, and all installment payments required to be made, on any Indebtedness (other than Indebtedness secured by Liens on the Collateral that are required by the express terms of this Indenture to be 36 1010271152v11010271152_5.doc pari passu with or junior to the Liens on the Cash Flow Priority Collateral securing the Notes) (x) that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or (y) that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, including but not limited to any payments required to be made to increase borrowing availability under any revolving credit facility, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition, (iv) any liabilities or obligations associated with the assets disposed of in such Asset Disposition and retained, indemnified or insured by the Company or any Restricted Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Disposition, and (v) the amount of any purchase price or similar adjustment (x) claimed by any Person to be owed by the Company or any Restricted Subsidiary, until such time as such claim shall have been settled or otherwise finally resolved, or (y) paid or payable by the Company or any Restricted Subsidiary, in each case in respect of such Asset Disposition. “Net Cash Proceeds” means, with respect to any issuance or sale of any securities of, or the Incurrence of Indebtedness by, the Company or any Subsidiary, or any capital contribution to the Company or any Subsidiary, the cash proceeds of such issuance, sale, Incurrence or contribution received by the Company or such Subsidiary net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale, contribution or Incurrence and net of all taxes paid or payable as a result, or in respect, thereof. “Net Short Holder” means any Notes Beneficial Owner (alone or together with its Affiliates (but subject to clause (vi) below)) (other than (x) any Notes Beneficial Owner that is a Regulated Bank and (y) any Initial Purchaser) that, as a result of its (or its Affiliates’ (but subject to clause (vi) below)) interest, whether held directly or through any intermediary, in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to either (1) the Notes or (2) any other Indebtedness and/or commitments in respect thereof of the Company or Guarantors (any such Indebtedness and/or commitments under this clause (2), the “Covered Indebtedness”). For purposes of determining whether a Notes Beneficial Owner (alone or together with its Affiliates (but subject to clause (vi) below)) has a “net short position” on any date of determination: (i) derivative contracts with respect to the Notes and/or any Covered Indebtedness and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in Dollars, (ii) notional amounts in other currencies shall be converted to the dollar equivalent thereof by such Notes Beneficial Owner in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) 37 1010271152v11010271152_5.doc derivative contracts in respect of an index that includes the Company or any of the Guarantors or any instrument issued or guaranteed by the Company or any of the Guarantors shall not be deemed to create a short position with respect to either (1) the Notes and/or (2) the Covered Indebtedness, so long as (x) such index is not created, designed, administered or requested by such Notes Beneficial Owner or its Affiliates (other than its Excluded Affiliates) and (y) the Company and Guarantors and any instrument issued or guaranteed by the Company or any of the Guarantors, collectively, shall represent less than 5% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to either (1) the Notes and/or (2) the Covered Indebtedness if such Notes Beneficial Owner or its Affiliates (other than its Excluded Affiliates) is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Notes and/or any such Covered Indebtedness are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Notes and/or any such Covered Indebtedness would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) the Company or any of the Guarantors (or any of their successors) is designated as a “Reference Entity” under the terms of such derivative transactions, (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to either (1) the Notes and/or (2) the Covered Indebtedness if such transactions are functionally equivalent to a transaction that offers such Notes Beneficial Owner or its Affiliates (other than its Excluded Affiliates) protection in respect of the Notes and/or any such Covered Indebtedness, or as to the credit quality of the Company or any of the Guarantors (or any of their successors) other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Notes Beneficial Owner or its Affiliates (other than its Excluded Affiliates) and (y) the Company and Guarantors and any instrument issued or guaranteed by the Company or any of the Guarantors, collectively, shall represent less than 5% of the components of such index and (vi) in connection with any amendment, supplement, waiver or modification of this Indenture, the Notes, the Note Security Documents or the Intercreditor Agreements, as well as any other request, demand, authorization, direction, notice, consent or waiver under this Indenture, each Notes Beneficial Owner shall either (A) reasonably inquire as to whether its Ethically Screened Affiliates have any interest in the Notes, any such Covered Indebtedness and/or any applicable total return swap, total rate of return swap, credit default swap or other derivative contract, and such Ethically Screened Affiliates’ interests therein shall only be included in determining whether such Notes Beneficial Owner (alone or together with its Affiliates) is a Net Short Holder to the extent determined from such reasonable inquiry or (B) provide a certification or deemed certification to the Trustee and the Company that such Notes Beneficial Owner is not coordinating or acting in concert with any of its Affiliates (other than any Affiliates designated in writing by such Notes Beneficial Owner whose interests in the Notes, any such Covered Indebtedness and/or any applicable total return swap, total rate of return swap, credit default swap or other derivative contract shall be included in determining whether such Notes Beneficial Owner is a Net Short Holder (each a “Designated 38 1010271152v11010271152_5.doc Affiliate”)) with respect to its interest in the Notes, any such Covered Indebtedness and/or any applicable total return swap, total rate of return swap, credit default swap or other derivative contract, in which case the interests of the Affiliates (other than any Designated Affiliates) of such Notes Beneficial Owner in any Notes, any such Covered Indebtedness and/or any applicable total return swap, total rate of return swap, credit default swap or other derivative contract shall not be included in determining whether such Notes Beneficial Owner is a Net Short Holder (any such Affiliate in clause (A) or (B) above (other than any Designated Affiliates) whose Notes, any Covered Indebtedness and/or any applicable total return swap, total rate of return swap, credit default swap or other derivative contract are not included in determining whether such Notes Beneficial Owner is a Net Short Holder, an “Excluded Affiliate”). “Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S. “Note Collateral Agent” means Wilmington Trust, National Association, or its successor or assign, as collateral agent for the Holders, the Trustee and other Secured Parties under this Indenture and the Note Security Documents. “Notes” means the Initial Notes, any Additional Notes (including, for the avoidance of doubt, the 2029 Secured Notes) and any notes issued in respect thereof pursuant to Section 304, 305, 306, 312(d), 312(e) or 1008. “Notes Beneficial Owner” means a Person who is a beneficial owner of interests in the Notes (including Additional Notes, if any). “Note Security Documents” means the Collateral Agreement and any mortgages, security agreements, pledge agreements or other instruments evidencing or creating Liens on the assets of the Company and the Guarantors to secure the obligations under the Notes and this Indenture, as amended, supplemented, waived or otherwise modified from time to time. “Notes Supplemental Indenture” means a Supplemental Indenture pursuant to which the Company issues Notes in accordance with Section 301, which may be substantially in the form attached hereto as Exhibit G, or in such other form as the Company may determine in accordance with Section 301. “Obligations” means, with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof. “Offering Memorandum” means the confidential Offering Memorandum of the Company, dated July 20, 2022, relating to the offering of the Initial Notes. 39 1010271152v11010271152_5.doc

“Officer” means, with respect to the Company or any other obligor upon the Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors). “Officer’s Certificate” means, with respect to the Company or any other obligor upon the Notes, a certificate signed by one Officer of such Person. Unless otherwise specified, any requirement to provide an Officer’s Certificate hereunder shall mean an Officer’s Certificate of the Company. “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. “Outstanding” or “outstanding,” when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except: (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; and (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture. A Note does not cease to be Outstanding because the Company, any Affiliate of the Company or any Net Short Holder holds the Note (and such Note shall be deemed to be Outstanding for purposes of this Indenture), provided that in determining whether the Holders of the requisite amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company, any Affiliate of the Company or any Net Short Holder shall be disregarded and deemed not to be Outstanding (except in the case of a Net Short Holder if otherwise agreed to by the Company), except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right to act with respect to such Notes and that the pledgee is not the Company, an Affiliate of the Company or a Net Short Holder. 40 1010271152v11010271152_5.doc “Parent” means any of Ultimate Topco, Parent Topco, Topco, Holdings and any Other Parent and any other Person that is a Subsidiary of Ultimate Topco, Parent Topco, Topco, Holdings or any Other Parent and of which the Company remains a Subsidiary, in each case, solely for so long as the Company is a Subsidiary of such Person. As used herein, “Other Parent” means a Person (which may be an IPO Vehicle) of which the Company is or becomes a Subsidiary that is designated by the Company as an “Other Parent” after the Issue Date; provided that either (x) immediately after the Company first becomes a Subsidiary of such Person, more than 50.0% of the Voting Stock of such Person shall be held by one or more Persons that held more than 50.0% of the Voting Stock of the Company or a Parent of the Company immediately prior to the Company first becoming such Subsidiary, (y) such Person shall be deemed not to be an Other Parent for the purpose of determining whether a Change of Control shall have occurred by reason of the Company first becoming a Subsidiary of such Person or (z) in the case of an IPO Vehicle, no Change of Control shall have occurred in treating such IPO Vehicle as if it were a Parent both before and after giving effect to the Company becoming a Subsidiary of such IPO Vehicle. The Company shall not in any event be deemed to be a “Parent.” “Parent Expenses” means (i) costs (including all professional fees and expenses) incurred by any Parent or IPO Vehicle in connection with maintaining its existence or in connection with its reporting obligations under, or in connection with compliance with, applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, this Indenture or any other agreement or instrument relating to Indebtedness of the Company or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder, (ii) expenses incurred by any Parent or IPO Vehicle in connection with the acquisition, development, maintenance, ownership, prosecution, protection and defense of its intellectual property and associated rights (including but not limited to trademarks, service marks, trade names, trade dress, patents, copyrights and similar rights, including registrations and registration or renewal applications in respect thereof; inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, data and documentation, and any other intellectual property rights; and licenses of any of the foregoing), or assertions of infringement, misappropriation, dilution or other violation of third-party intellectual property or associated rights, to the extent such intellectual property and associated rights or assertions relate to the business or businesses of the Company or any Subsidiary thereof, (iii) indemnification obligations of any Parent or IPO Vehicle owing to directors, officers, employees or other Persons under its charter or by-laws (or the equivalent) or pursuant to written agreements with or for the benefit of any such Person (including the CD&R Indemnification Agreement), or obligations in respect of director and officer insurance (including premiums therefor), (iv) other administrative and operational expenses of any Parent or IPO Vehicle incurred in the ordinary course of business, (v) fees and expenses incurred by any Parent or IPO Vehicle in connection with maintenance and implementation of any management equity incentive plan associated with the management of the Company and its Subsidiaries, and (vi) fees and expenses incurred by any Parent or IPO Vehicle in connection with any offering of Capital Stock or Indebtedness, (w) which offering is not completed, or (x) where the net 41 1010271152v11010271152_5.doc proceeds of such offering are intended to be received by or contributed or loaned to the Company or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as any Parent or IPO Vehicle shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed. “Parent Subordinated Obligations” means, with respect to Holdings, any Indebtedness of Holdings (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of Holdings under its Parent Guarantee pursuant to a written agreement. “Parent Topco” means Camelot Return Parent, LLC, a Delaware limited liability company, and any successor in interest thereto. “Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company; provided that neither the Company nor any of its Affiliates shall act as Paying Agent for purposes of Section 1103 or Section 1205. The Trustee will initially act as Paying Agent for the Notes. “Permitted Holder” means any of the following: (i) any of the CD&R Investors; (ii) any of the Management Investors, CD&R and their respective Affiliates; (iii) any investment fund or vehicle managed, sponsored or advised by CD&R or any Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle; (iv) any limited or general partners of, or other investors in, any CD&R Investor or any Affiliate thereof, or any such investment fund or vehicle; (v) any “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date) of which any of the Persons specified in clause (i), (ii), (iii) or (iv) above is a member (provided that (without giving effect to the existence of such “group” or any other “group”) one or more of such Persons collectively have beneficial ownership, directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock of the Company or the Parent held by such “group”), and any other Person that is a member of such “group”; (vi) any Person acting in the capacity of an underwriter (solely to the extent that and for so long as such Person is acting in such capacity) in connection with a public or private offering of Capital Stock of any Parent, any IPO Vehicle or the Company and (vii) unless and until it constitutes a Parent, any IPO Vehicle (provided that no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than one or more “Permitted Holders” described in the preceding clauses (i) through (vi), has beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date), directly or indirectly, of more than 50.0% of the total voting power of voting stock of such IPO Vehicle). In addition, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date) whose status as a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date) constitutes or results in a Change of Control in respect of which a Change of Control Offer 42 1010271152v11010271152_5.doc or an Alternate Offer is made in accordance with the requirements of this Indenture, together with its Affiliates, shall thereafter constitute Permitted Holders. “Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in, or consisting of, any of the following: (i) a Restricted Subsidiary, the Company, or a Person that will, upon the making of such Investment, become a Restricted Subsidiary (and any Investment held by such Person that was not acquired by such Person, or made pursuant to a commitment by such Person that was not entered into, in contemplation of so becoming a Restricted Subsidiary); (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary (and, in each case, any Investment held by such other Person that was not acquired by such Person, or made pursuant to a commitment by such Person that was not entered into, in contemplation of such merger, consolidation or transfer); (iii) Temporary Cash Investments, Investment Grade Securities or Cash Equivalents; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business; (v) any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with Section 411; (vi) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person; (vii) Investments in existence or made pursuant to legally binding written commitments in existence on the 2029 Secured Notes Issue Date, and, in each case, any extension, modification, replacement, reinvestment or renewal thereof; provided that the amount of any such Investment may be increased in such extension, modification, replacement, reinvestment or renewal only (x) as required by the terms of such Investment or binding commitment as in existence on the 2029 Secured Notes Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (y) as otherwise permitted by this Indenture; 43 1010271152v11010271152_5.doc

(viii) Currency Agreements, Interest Rate Agreements, Commodities Agreements and related Hedging Obligations, which obligations are Incurred in compliance with Section 407; (ix) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 413; (x) (1) Investments in or by any Special Purpose Subsidiary, or in connection with a Financing Disposition by, to, in or in favor of any Special Purpose Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, (2) any promissory note issued by the Company or any Parent; provided that if such Parent receives cash from the relevant Special Purpose Entity in exchange for such note, an equal cash amount is contributed by any Parent to the Company or (3) Investments in notes receivable in connection with a transaction described in clause (iv) of the definition of “Asset Disposition”; (xi) bonds secured by assets leased to and operated by the Company or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction; (xii) the Notes and the Existing 2029 Notes; (xiii) any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock), Capital Stock of any Parent or IPO Vehicle or Junior Capital as consideration; (xiv) Management Advances; (xv) Investments in Related Businesses in an aggregate amount outstanding at any time not to exceed an amount equal to the greater of $412.5420.0 million and 46.50% of Four Quarter Consolidated EBITDA; (xvi) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 412(b) (except transactions described in clauses (i), (v) and (vi) of Section 412(b)), including any Investment pursuant to any transaction described in Section 412(b)(ii) (whether or not any Person party thereto is at any time an Affiliate of the Company); (xvii) any Investment by any Insurance Subsidiary in connection with the provision of insurance to the Company or any of its Subsidiaries; 44 1010271152v11010271152_5.doc (xviii) other Investments in an aggregate amount outstanding at any time not to exceed an amount equal to the greater of $412.5420.0 million and 46.50% of Four Quarter Consolidated EBITDA; (xix) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and similar deposits entered into as a result of the operations of the business of the Company and its Subsidiaries in the ordinary course of business or consistent with past practice; (xx) Investments consisting of purchases or other acquisitions of inventory, supplies, services, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; (xxi) any Investment in any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business or consistent with past practice; and (xxii) Investments made in the ordinary course of business or consistent with past practice in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors in the ordinary course of business or consistent with past practice. If any Investment pursuant to clause (xv) or (xviii) above, or Section 409(b)(vii) or Section 409(b)(xii), as applicable, is made in any Person that is not a Restricted Subsidiary and such Person thereafter (A) becomes a Restricted Subsidiary or (B) is merged or consolidated into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, then such Investment shall thereafter be deemed to have been made pursuant to clause (i) or (ii) above, respectively, and not clause (xv) or (xviii) above, or Section 409(b)(vii) or Section 409(b)(xii), as applicable. “Permitted Liens” means: (a) Liens or statutory liens for taxes, assessments or other governmental charges or claims not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole, or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP; (b) Liens with respect to outstanding motor vehicle fines, and carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations that are not known to be overdue for a period of more than 60 days or that are bonded or that are being contested in good faith and by appropriate proceedings or which in the aggregate would not reasonably be 45 1010271152v11010271152_5.doc expected to have a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole; (c) pledges, deposits or Liens in connection with workers’ compensation, professional liability insurance, insurance programs, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements); (d) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, customs, surety, judgment, appeal, indemnity or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business; (e) (i) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, exceptions, servitudes, restrictions, encroachments, charges, and other similar encumbrances or title defects or irregularities incurred, (ii) any other matters that would be disclosed in an accurate survey affecting real property or (iii) leases or subleases granted, licenses or sublicenses granted, or occupancy agreements granted to others, whether or not of record and whether now in existence or hereafter entered into which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole; (f) Liens existing on, or provided for under written arrangements existing on, the 2029 Secured Notes Issue Date, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the 2029 Secured Notes Issue Date) securing any Refinancing Indebtedness in respect of such Indebtedness (other than Indebtedness Incurred under Section 407(b)(i) and secured under clause (k)(1) of this definition) so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness; (g) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation, eminent domain or compulsory purchase rights or proceedings affecting any real property; (h) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Hedging Obligations, Bank Products Obligations, Purchase Money Obligations or Financing Lease Obligations Incurred in compliance with Section 407; 46 1010271152v11010271152_5.doc (i) Liens arising out of judgments, decrees, orders or awards in respect of which the Company or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired; (j) leases, subleases, licenses, sublicenses or occupancy agreements to or from third parties; (k) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of (1) Indebtedness Incurred in compliance with Section 407(b)(i), Section 407(b)(iv), Section 407(b)(v), Section 407(b)(vii), Section 407(b)(viii), Section 407(b)(x), Section 407(b)(xv) or Section 407(b)(xvi) or Section 407(b)(iii) (other than Refinancing Indebtedness Incurred in respect of Indebtedness described in Section 407(a) or Section 407(b)(xvii)), (2) Acquisition Indebtedness Incurred in compliance with Section 407(b)(xi) or Section 407(b)(xiii); provided that (x) such Liens are limited to all or part of the same property or assets, including Capital Stock (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof) acquired, or of any Person acquired or merged or consolidated with or into the Company or any Restricted Subsidiary, in any transaction to which such Acquisition Indebtedness relates or (y) on the date of the Incurrence of such Indebtedness after giving effect to such Incurrence, the Consolidated Secured Leverage Ratio would equal or be less than the Consolidated Secured Leverage Ratio immediately prior to giving effect thereto, (3) the Notes (other than Additional Notes), (4) Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor or (5) obligations in respect of Management Advances or Management Guarantees; in each case under the foregoing clauses (1) through (5) including Liens securing any Guarantee of any thereof; (l) Liens existing on property or assets of a Person at, or provided for under written arrangements existing at, the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary); provided, however, that such Liens and arrangements are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (l), if a Person other than the Company is the Successor Company with respect thereto, any Subsidiary thereof shall be deemed to become a Subsidiary of the Company, and any property or assets of such Person or any such Subsidiary shall be deemed acquired by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Company; 47 1010271152v11010271152_5.doc

(m) Liens on Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary or any joint venture that secure Indebtedness or other obligations of such Unrestricted Subsidiary or joint venture, respectively; (n) any encumbrance or restriction (including, but not limited to, pursuant to put and call agreements or buy/sell arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; (o) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness (other than any Indebtedness Incurred under Section 407(b)(i) and secured under clause (k)(1) of this definition) secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens; provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate; (p) Liens (1) arising by operation of law (or by agreement to the same effect) in the ordinary course of business, including Liens arising under or by reason of the Perishable Agricultural Commodities Act of 1930, as amended from time to time, (2) on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets, (3) on Margin Stock, if and to the extent the value of all Margin Stock of the Company and its Subsidiaries exceeds 25% of the value of the total assets subject to Section 413, (4) on receivables (including related rights), (5) on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose, (6) securing or arising by reason of any netting or set-off or customer deposit arrangement entered into in the ordinary course of banking or other trading activities (including in connection with purchase orders and other agreements with customers), (7) in favor of the Company or any Subsidiary (other than Liens on property or assets of the Company or any Subsidiary Guarantor in favor of any Subsidiary that is not a Subsidiary Guarantor), (8) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, (9) on inventory or other goods and proceeds securing obligations in respect of bankers’ acceptances issued or created to facilitate the purchase, shipment or storage of such inventory or other goods, (10) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business, (11) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business, (12) arising in connection with repurchase agreements permitted under Section 407 on assets that are the subject of such repurchase agreements, (13) in favor of any Special Purpose Entity in connection with any 48 1010271152v11010271152_5.doc Financing Disposition, (14) on any amounts (including the proceeds of the applicable Indebtedness and any cash, Cash Equivalents and Temporary Cash Investments deposited to cover interest and premium in respect of such Indebtedness) held by a trustee or escrow agent under any indenture or other debt agreement governing Indebtedness issued in escrow pursuant to customary escrow arrangements (as determined by the Company in good faith, which determination shall be conclusive) pending the release thereof, or on the proceeds deposited to discharge, redeem or defease Indebtedness under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions (as determined by the Company in good faith, which determination shall be conclusive), pending such discharge, redemption or defeasance, (15) on equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business to the Company’s or a Restricted Subsidiary’s customers, (16) (x) on accounts receivable or notes receivable (including any ancillary rights pertaining thereto) purported to be sold or disposed of in connection with any factoring agreement or similar arrangements to secure obligations owed under such factoring agreement or similar arrangements and (y) any bank accounts used by the Company or any Restricted Subsidiary in connection with any factoring agreement or any similar arrangements or (17) arising in connection with overage provisions in respect of any purchase of any interest in real property permitted under this Indenture; (q) other Liens securing Indebtedness or other obligations that in the aggregate at any time outstanding do not exceed an amount equal to the greater of $265.0271.0 million and 30.0% of Four Quarter Consolidated EBITDA at the time of Incurrence of such Indebtedness or other obligations; (r) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) or other obligations of, or in favor of, any Special Purpose Entity, or in connection with a Special Purpose Financing or otherwise, Incurred pursuant to Section 407(b)(ix); and (s) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Indebtedness Incurred in compliance with Section 407; provided that on the date of Incurrence of such Indebtedness after giving effect to such Incurrence (or, at the Company’s option, on the date of the initial borrowing of such Indebtedness or entry into the definitive agreement providing the commitment to fund such Indebtedness after giving pro forma effect to the Incurrence of the entire committed amount of such Indebtedness (such committed amount, a “Liens Secured Leverage Ratio Tested Committed Amount”), in which case such Liens Secured Leverage Ratio Tested Committed Amount may thereafter be borrowed and reborrowed in whole or in part, from time to time, without further compliance with this clause), either (x) (i) prior to the second anniversary of the Issue Date, the Consolidated Secured Leverage Ratio shall not exceed (1) in the case of Indebtedness being Incurred to finance or refinance, or otherwise Incurred in connection with, any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into the Borrower or any Restricted Subsidiary, or any other Investment, 4.50:1.00, or (2) in any other case, 4.00:1.00 or (ii) on or after the second anniversary of the 49 1010271152v11010271152_5.doc Issue Date, the Consolidated Secured Leverage Ratio shall not exceed 4.505.00:1.00 or (y) the Consolidated Secured Leverage Ratio of the Company would equal or be less than the Consolidated Secured Leverage Ratio of the Company immediately prior to giving effect thereto; (t) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Indebtedness Incurred in compliance with Section 407; provided that any Lien on any Collateral securing any Indebtedness or other Obligations pursuant to this clause (t) shall rank junior in right of payment to the Liens securing the Obligations under the Notes; (u) Liens on (x) Vendor Collateral securing Vendor Financing Arrangements and (y) inventory and accounts receivable (together with, in each case, the proceeds thereof, including any proceeds thereof held in any deposit accounts) securing Vendor Financing Arrangements, which Liens in the case of this clause (y) shall be permitted to be senior in priority to the Liens securing the Notes and the Subsidiary Guarantees (such Inventory and Accounts Receivable (and proceeds thereof), “Designated Vendor Priority Collateral”); provided that the Note Collateral Agent and the applicable agent and/or lender(s), as the case may be, under each such Vendor Financing Arrangement shall have entered into an Intercreditor Agreement in connection therewith; (v) any Lien mandatorily required under applicable law to be granted in favor of creditors as a consequence of (i) any consolidation or merger of the Company or any Restricted Subsidiary with or into the Company or any Restricted Subsidiary or (ii) the termination of a domination and/or profit and loss pooling agreement; and (w) any escrow arrangements not prohibited under this Indenture and entered into in relation to (i) an Asset Disposition or (ii) any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into the Company or any Restricted Subsidiary, or any other Investment permitted by this Indenture. For purposes of determining compliance with this definition, (t) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), (u) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, (v) the principal amount of Indebtedness secured by a Lien outstanding under any category of Permitted Liens shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness, (w) any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness shall also be permitted to secure any increase in the amount of such Indebtedness in connection with the accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends on Capital Stock constituting Indebtedness in the form of additional shares of the same class of 50 1010271152v11010271152_5.doc Capital Stock, (x) in the event that a portion of Indebtedness secured by a Lien could be classified in part pursuant to clause (s) above (giving effect to the Incurrence of such portion of Indebtedness), the Company, in its sole discretion, may classify such portion of Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (s) above and the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses or subclauses of this definition, (y) if any Liens securing Indebtedness or other obligations are Incurred to refinance Liens securing Indebtedness or other obligations initially Incurred (or, to refinance Liens Incurred to refinance Liens initially Incurred) in reliance on any category of Permitted Liens measured by reference to a percentage of Four Quarter Consolidated EBITDA at the time of Incurrence of such Indebtedness or other obligation, and is refinanced by any Indebtedness or other obligation secured by any Lien incurred by reference to such category of Permitted Liens, and such refinancing (or any subsequent refinancing) would cause the percentage of Four Quarter Consolidated EBITDA to be exceeded if calculated based on the Four Quarter Consolidated EBITDA on the date of such refinancing, such percentage of Four Quarter Consolidated EBITDA shall not be deemed to be exceeded (and such refinancing Lien shall be deemed permitted) so long as the principal amount of such refinancing Indebtedness or other obligation does not exceed an amount equal to the principal amount of such Indebtedness or other obligation being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing and (z) if any Indebtedness or other obligation is secured by any Lien outstanding under any category of Permitted Liens measured by reference to a dollar amount, and is refinanced by any Indebtedness or other obligation secured by any Lien incurred by reference to such category of Permitted Liens, and such refinancing (or any subsequent refinancing) would cause such dollar amount to be exceeded, such dollar amount shall not be deemed to be exceeded (and such refinancing Lien shall be deemed permitted) so long as the principal amount of such refinancing Indebtedness or other obligation does not exceed an amount equal to the principal amount of such Indebtedness being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing. “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, business trust, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity of whatever nature. “Place of Payment” means a city or any political subdivision thereof in which any Paying Agent appointed pursuant to Article III is located. “Predecessor Notes” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note. 51 1010271152v11010271152_5.doc

“Preferred Stock” as applied to the Capital Stock of any corporation or company means Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation or company, over Capital Stock of any other class of such corporation or company. “Purchase” is as defined in clause (4) of the definition of “Consolidated Coverage Ratio.” “Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise. “QIB” means a “qualified institutional buyer,” as that term is defined in Rule 144A. “Qualified IPO” means (x) the issuance, sale or listing of common equity interests of the Company, any Parent or any IPO Vehicle pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act or the Exchange Act (whether alone, in connection with an underwritten or secondary public offering or otherwise) and such equity interests are listed on a nationally-recognized securities exchange in the U.S. or over-the-counter market or (y) the acquisition, purchase, merger or other combination of the Company, any Parent or IPO Vehicle by, or with, a publicly traded special purpose acquisition company or targeted acquisition company or any entity similar to the foregoing (a “SPAC IPO Entity”) that results in any common equity interest of the Company, any Parent or IPO Vehicle or such SPAC IPO Entity (or its successor by merger, amalgamation or other combination) being publicly traded on any nationally-recognized securities exchange in the U.S. or over-the-counter market. “Rating Agency” means Moody’s or S&P or, if Moody’s or S&P or both shall not make a rating on the applicable security or instrument, including, without limitation, the Notes, publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be. “Real Property” means real property owned in fee simple by the Company or any of its Subsidiaries, including the land, and all buildings, structures and other improvements now or subsequently located thereon, fixtures now or subsequently attached thereto, and rights, privileges, easements and appurtenances now or subsequently related thereto, and related property interests. “Receivable” means a right to receive payment pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay, as determined in accordance with GAAP. 52 1010271152v11010271152_5.doc “Redemption Amount” means with respect to any series of Notes, “Redemption Amount” as such term is defined in the Notes Supplemental Indenture establishing such series of Notes. “Redemption Date” when used with respect to any Note to be redeemed or purchased, means the date fixed for such redemption or purchase by or pursuant to this Indenture and the Notes. “Redemption Price” means with respect to any series of Notes, “Redemption Price” as such term is defined in the Notes Supplemental Indenture establishing such series of Notes. “refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Indenture shall have a correlative meaning. “Refinancing Indebtedness” means Indebtedness that is Incurred to refinance any Indebtedness (or unutilized commitments in respect of Indebtedness) existing on the date of this Indenture or Incurred (or established) in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness (or unutilized commitments in respect of Indebtedness) of the Company or any Restricted Subsidiary (to the extent permitted in this Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness (or unutilized commitments in respect of Indebtedness) of the Company or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, and Indebtedness Incurred pursuant to a commitment that refinances any Indebtedness or unutilized commitment; provided, that (1) if the Indebtedness being refinanced is Subordinated Obligations or Guarantor Subordinated Obligations, the Refinancing Indebtedness has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is the same as or later than the final Stated Maturity of the Indebtedness being refinanced (or, if earlier, the Notes) (provided that any applicable Refinancing Indebtedness may have an earlier maturity date and/or shorter weighted average life to maturity (x) in the case of customary bridge financings, which, subject to customary conditions (as determined by the Company in good faith, which determination shall be conclusive), would either be automatically converted into or required to be exchanged for permanent financing which does not provide for such earlier maturity date or such shorter weighted average life to maturity, (y) pursuant to an escrow or similar arrangement with respect to the proceeds of such Refinancing Indebtedness or (z) arising on account of any mandatory principal redemption or payment by the Company or any Restricted Subsidiary pursuant to an “AHYDO saver” provision, and the Company’s determination in good faith (which determination shall be conclusive) of the amount of any such “AHYDO saver” mandatory principal redemption or prepayment shall be conclusive and binding for all purposes under this Indenture), (2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or, if issued with original issue discount, with an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount then outstanding of the Indebtedness being refinanced, 53 1010271152v11010271152_5.doc plus (y) an amount equal to any unutilized commitment relating to the Indebtedness being refinanced or otherwise then outstanding under a Credit Facility or other financing arrangement being refinanced to the extent the unutilized commitment being refinanced could be drawn in compliance with Section 407 immediately prior to such refinancing, plus (z) fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing and (3) Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of the Company or a Subsidiary Guarantor that could not have been initially Incurred by such Restricted Subsidiary pursuant to Section 407 or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary. “Regulated Bank” means (x) a banking organization with a consolidated combined capital and surplus of at least $5.0 billion that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors of the Federal Reserve System under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction or (y) any Affiliate of a Person set forth in clause (x) to the extent that (1) all of the Capital Stock of such Affiliate is directly or indirectly owned by either (I) such Person set forth in clause (x) or (II) a parent entity that also owns, directly or indirectly, all of the Capital Stock of such Person set forth in clause (x) and (2) such Affiliate is a securities broker or dealer registered with the SEC under Section 15 of the Exchange Act. “Regular Record Date” means with respect to any series of Notes, “Regular Record Date” as such term is defined in the Notes Supplemental Indenture establishing such series of Notes. “Regulation S” means Regulation S under the Securities Act. “Regulation S Certificate” means a certificate substantially in the form attached hereto as Exhibit D. “Related Business” means those businesses in which the Company or any of its Subsidiaries is engaged on the Issue Date, or that are similar, related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof. “Related Taxes” means (x) any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed by any government or other taxing authority on 54 1010271152v11010271152_5.doc payments made by any Parent or IPO Vehicle other than to another Parent or IPO Vehicle), required to be paid by any Parent or IPO Vehicle by virtue of its being formed or incorporated or having Capital Stock outstanding or having made a loan (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Company, any of its Subsidiaries, any Parent or IPO Vehicle), or being a holding company parent of the Company, any of its Subsidiaries, any Parent or IPO Vehicle or receiving dividends from or other distributions in respect of the Capital Stock of the Company, any of its Subsidiaries, any Parent or IPO Vehicle, or having guaranteed any obligations of the Company or any Subsidiary thereof, or having received any payment in respect of any of the items for which the Company or any of its Subsidiaries is permitted to make payments to any Parent or IPO Vehicle pursuant to Section 409, or acquiring, developing, maintaining, owning, prosecuting, protecting or defending its intellectual property and associated rights (including but not limited to receiving or paying royalties for the use thereof), or assertions of infringement, misappropriation, dilution or other violation of third-party intellectual property or associated rights, to the extent relating to the business or businesses of the Company or any Subsidiary thereof, (y) any taxes attributable to any taxable period (or portion thereof) ending on or prior to the Issue Date, or to the consummation of any of the Transactions, or to any Parent’s or IPO Vehicle’s receipt of (or entitlement to) any payment in connection with the Transactions, including any payment received after the Issue Date pursuant to any agreement related to the Transactions or (z) any other federal, state, foreign, provincial or local taxes measured by income for which any Parent or IPO Vehicle is liable up to an amount not to exceed, with respect to federal taxes, the amount of any such taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated basis as if the Company had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code) of which it were the common parent, or with respect to state, foreign, provincial and local taxes, the amount of any such taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated, combined, unitary or affiliated basis as if the Company had filed a consolidated, combined, unitary or affiliated return on behalf of an affiliated group (as defined in the applicable state, foreign, provincial or local tax laws for filing such return) consisting only of the Company and its Subsidiaries. Taxes include all interest, penalties and additions relating thereto. “Resale Restriction Termination Date” means, with respect to any Note, the date that is one year (or such other period as may hereafter be provided under Rule 144 under the Securities Act or any successor provision thereto as permitting the resale by non-affiliates of Restricted Securities without restriction) after the later of the original issue date in respect of such Note and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any Predecessor Note thereto). “Restricted Payment Transaction” means any Restricted Payment permitted pursuant to Section 409, any Permitted Payment, any Permitted Investment, or any transaction specifically excluded from the definition of the term “Restricted Payment” (including pursuant to the exception contained in clause (i) of such definition and the parenthetical exclusions contained in clauses (ii) and (iii) of such definition). 55 1010271152v11010271152_5.doc

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S. “Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to receive, at its request, and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security. “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary. Unless the context otherwise requires, as used herein “Restricted Subsidiary” shall mean a Restricted Subsidiary of the Company. “Rule 144A” means Rule 144A under the Securities Act. “S&P” means Standard & Poor’s Financial Services LLC, a division of S&P Global, Inc., and its successors. “Sale” is as defined in clause (3) of the definition of “Consolidated Coverage Ratio.” “SEC” means the United States Securities and Exchange Commission. “Secured Obligations” means “Obligations” as defined in the Collateral Agreement. “Secured Parties” has the meaning assigned to such term in the Collateral Agreement. “Securities Act” means the Securities Act of 1933, as amended from time to time. “Security Collateral” has the meaning assigned to such term in the Collateral Agreement. “Senior ABL Agent” means UBS AG, Stamford Branch, in its capacity as administrative agent and collateral agent for the lenders and other secured parties under the Senior ABL Facility, or any successor administrative agent or collateral agent under the Senior ABL Facility. “Senior ABL Agreement” means the ABL Credit Agreement, dated as of April 12, 2018, among the Company, the Canadian borrowers and U.S. subsidiary borrowers party thereto from time to time, the lenders party thereto from time to time and UBS AG, Stamford Branch, as administrative agent and collateral agent thereunder, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased, decreased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders 56 1010271152v11010271152_5.doc or other agents and lenders or otherwise, and whether provided under the original Senior ABL Agreement or one or more other credit agreements or otherwise), except to the extent such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior ABL Agreement. Any reference to the Senior ABL Agreement hereunder shall be deemed a reference to each Senior ABL Agreement then in existence. “Senior ABL Facility” means the collective reference to the Senior ABL Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent, trademark and copyright security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time (including as amended by Amendment No. 7, dated as of the Issue Date (the “Camelot ABL Amendment”)), or refunded, refinanced, restructured, replaced, renewed, repaid, increased, decreased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior ABL Agreement or one or more other credit agreements, indentures (including this Indenture and the Existing 2029 Notes Indenture) or financing agreements or otherwise) except to the extent such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior ABL Facility. Without limiting the generality of the foregoing, the term “Senior ABL Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing or decreasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof. “Senior Cash Flow Agreement” means the Cash Flow Credit Agreement, dated as of April 12, 2018, among the Company, the lenders party thereto from time to time and JPMorgan ChaseDeutsche Bank, N.A. AG New York Branch, as administrative agent and collateral agent thereunder, (as successor administrative agent and collateral agent to JPMorgan Chase Bank, N.A.), as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased, decreased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Cash Flow Agreement or one or more other credit agreements or otherwise), except to the extent such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior Cash Flow Agreement. Any reference to the Senior Cash Flow Agreement hereunder shall be deemed a reference to each Senior Cash Flow Agreement then in existence. “Senior Cash Flow Agent” means JPMorgan ChaseDeutsche Bank, N.A. AG New York Branch, in its capacity as administrative agent and collateral agent for the lenders and other 57 1010271152v11010271152_5.doc secured parties under the Senior Cash Flow Facility, or any successor administrative agent or collateral agent under the Senior Cash Flow Facility. “Senior Cash Flow Facility” means the collective reference to the Senior Cash Flow Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent, trademark and copyright security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased, decreased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Cash Flow Agreement or one or more other credit agreements, indentures (including this Indenture and the Existing 2029 Notes Indenture) or financing agreements or otherwise) except to the extent such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior Cash Flow Facility. Without limiting the generality of the foregoing, the term “Senior Cash Flow Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing or decreasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof. “Senior Credit Agreements” means, collectively, the Senior ABL Agreement, the Senior Cash Flow Agreement and the Senior Term Loan Agreement. “Senior Credit Facilities” means, collectively, the Senior ABL Facility, the Senior Cash Flow Facility and the Senior Term Loan Facility. “Senior Indebtedness” means any Indebtedness of Holdings, the Company or any Restricted Subsidiary other than, (x) in the case of Holdings, Parent Subordinated Obligations, (y) in the case of the Company, Subordinated Obligations and (z) in the case of any Subsidiary Guarantor, Guarantor Subordinated Obligations. “Senior Term Loan Agreement” means the Term Loan Credit Agreement, dated as of the Issue Date, among the Company, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as administrative agent and collateral agent thereunder, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased, decreased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Term Loan Agreement or one or more other credit agreements or otherwise), except to the extent such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior Term Loan Agreement. Any reference to the Senior Term Loan 58 1010271152v11010271152_5.doc Agreement hereunder shall be deemed a reference to each Senior Term Loan Agreement then in existence. “Senior Term Loan Agent” means Deutsche Bank AG New York Branch, in its capacity as administrative agent and collateral agent for the lenders and other secured parties under the Senior Term Loan Facility, or any successor administrative agent or collateral agent under the Senior Term Loan Facility. “Senior Term Loan Facility” means the collective reference to the Senior Term Loan Agreement, any Loan Documents (as defined therein), any notes issued pursuant thereto and any guarantee and collateral agreement, patent, trademark and copyright security agreement, mortgages and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased, decreased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Term Loan Agreement or one or more other credit agreements, indentures (including this Indenture and the Existing 2029 Notes Indenture) or financing agreements or otherwise) except to the extent such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior Term Loan Facility. Without limiting the generality of the foregoing, the term “Senior Term Loan Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing or decreasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof. “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as such Regulation is in effect on the Issue Date. “SPAC IPO Entity” is as defined in the definition of “Qualified IPO.” “Special Purpose Entity” means (x) any Special Purpose Subsidiary or (y) any other Person that is engaged in the business of (i) acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code or any analogous law, as in effect in any applicable jurisdiction from time to time), other accounts and/or other receivables, and/or related assets, (ii) acquiring, selling, leasing, financing or refinancing Real Property and/or related rights (including under leases and insurance policies) and/or assets (including managing, exercising and disposing of any such rights and/or assets) and/or (iii) financing or refinancing in respect of Capital Stock of any Special Purpose Subsidiary. “Special Purpose Financing” means any financing or refinancing of assets consisting of or including Receivables and/or Real Property of the Company or any Restricted 59 1010271152v11010271152_5.doc

Subsidiary that have been transferred to a Special Purpose Entity or made subject to a Lien in a Financing Disposition (including any financing or refinancing in respect of Capital Stock of a Special Purpose Subsidiary held by another Special Purpose Subsidiary). “Special Purpose Financing Expense” means for any period, (a) the aggregate interest expense for such period on any Indebtedness of any Special Purpose Subsidiary that is a Restricted Subsidiary, which Indebtedness is not recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), and (b) Special Purpose Financing Fees. “Special Purpose Financing Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Special Purpose Financing. “Special Purpose Financing Undertakings” means representations, warranties, covenants, indemnities, guarantees of performance and (subject to clause (y) of the proviso below) other agreements and undertakings entered into or provided by the Company or any of its Restricted Subsidiaries that the Company determines in good faith (which determination shall be conclusive) are customary or otherwise necessary or advisable in connection with a Special Purpose Financing or a Financing Disposition; provided that (x) it is understood that Special Purpose Financing Undertakings may consist of or include (i) reimbursement and other obligations in respect of notes, letters of credit, surety bonds and similar instruments provided for credit enhancement purposes, (ii) Hedging Obligations, or other obligations relating to Interest Rate Agreements, Currency Agreements or Commodities Agreements entered into by the Company or any Restricted Subsidiary, in respect of any Special Purpose Financing or Financing Disposition, or (iii) any Guarantee in respect of customary recourse obligations (as determined in good faith by the Company, which determination shall be conclusive) in connection with any collateralized mortgage-backed securitization or any other Special Purpose Financing or Financing Disposition, including in respect of Liabilities in the event of any involuntary case commenced with the collusion of any Special Purpose Subsidiary or any Affiliate thereof, or any voluntary case commenced by any Special Purpose Subsidiary, under any applicable bankruptcy law, and (y) subject to the preceding clause (x), any such other agreements and undertakings shall not include any Guarantee of Indebtedness of a Special Purpose Subsidiary by the Company or a Restricted Subsidiary that is not a Special Purpose Subsidiary. “Special Purpose Subsidiary” means any Subsidiary of the Company that (a) is engaged solely in (x) the business of (i) acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code or any analogous law, as in effect in any applicable jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and/or other assets relating thereto, (ii) acquiring, selling, leasing, financing or refinancing Real Property and/or related rights (including under leases and insurance policies) and/or assets (including 60 1010271152v11010271152_5.doc managing, exercising and disposing of any such rights and/or assets), all proceeds thereof and all rights (contractual and other), collateral and/or other assets relating thereto, and/or (iii) owning or holding Capital Stock of any Special Purpose Subsidiary and/or engaging in any financing or refinancing in respect thereof, and (y) any business or activities incidental or related to such business, and (b) is designated as a “Special Purpose Subsidiary” by the Company. “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307. “Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or repayment of such Indebtedness at the option of the holder thereof upon the happening of any contingency). “Subordinated Obligations” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the Notes pursuant to a written agreement. “Subsidiary” of any Person means any corporation, association, partnership, limited liability company or other entity (a) of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned by such Person or (b) the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and, in the case of this clause (b), which is treated as a consolidated subsidiary for accounting purposes. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Indenture shall refer to a Subsidiary or Subsidiaries of the Company. “Subsidiary Guarantee” means any guarantee of the Notes that may from time to time be entered into by a Restricted Subsidiary of the Company on the Issue Date or after the Issue Date pursuant to Section 414. As used in this Indenture, “Subsidiary Guarantee” refers to a Subsidiary Guarantee of the Notes. “Subsidiary Guarantor” means any Restricted Subsidiary of the Company that enters into a Subsidiary Guarantee, in each case, unless and until such Subsidiary is released from such Subsidiary Guarantee in accordance with the terms of this Indenture. “Tax Sharing Agreement” means the Tax Sharing Agreement between the Company, Parent Topco (or any other Parent) and certain other parties to be entered into on or prior to the Issue Date, as the same may be amended, supplemented, waived or otherwise modified from time to time. 61 1010271152v11010271152_5.doc “Temporary Cash Investments” means any of the following: (i) any investment in (x) direct obligations of the United States of America, Canada, the United Kingdom, Japan, Switzerland, a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment, distribution or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any thereof, or obligations Guaranteed by the United States of America, Canada, the United Kingdom, Japan, Switzerland or a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment, distribution or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any of the foregoing, or obligations guaranteed by any of the foregoing or (y) direct obligations of any foreign country recognized by the United States of America rated at least “A” by S&P or “A2” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any bank or other institutional lender under a Credit Facility or any affiliate thereof or (y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long term debt is rated at least “A” by S&P or “A2” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (iii) repurchase obligations for underlying securities or instruments of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 24 months after the date of acquisition, issued by a Person (other than that of the Company or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than 24 months after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “BBB-” by S&P or “Baa3” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vi) Indebtedness or Preferred Stock (other than of the Company or any of its Subsidiaries) having a rating of “A” or higher by S&P or “A2” or higher by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vii) investment funds investing at least 90.0% of their assets in securities of the type described in clauses (i) through (vi) above (which funds may also hold cash pending investment and/or 62 1010271152v11010271152_5.doc distribution), (viii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250.0 million (or the foreign currency equivalent thereof), or investments in money market funds subject to the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and (ix) similar investments approved by the Board of Directors in the ordinary course of business. “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§77aaa-77bbbb) as in effect on the date of this Indenture, except as otherwise provided herein. “Topco” means Camelot Return Holdings, LLC, a Delaware limited liability company, and any successor in interest thereto. “Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services. “Transaction Agreements” means, collectively, (i) the Camelot Acquisition Agreements, (ii) the CD&R Expense Reimbursement Agreement, (iii) the CD&R Indemnification Agreement and (iv) any agreement primarily providing for indemnification and/or contribution for the benefit of any Permitted Holder in respect of Liabilities resulting from, arising out of or in connection with, based upon or relating to (a) any management, consulting or advisory services, or any financing, underwriting or placement services or other investment banking activities to, for or in respect of any Parent or any of its Subsidiaries, (b) any offering of securities or other financing activity or arrangement of or by any Parent, any IPO Vehicle or any of their respective Subsidiaries or (c) any action or failure to act of or by any Parent, any IPO Vehicle or any of their respective Subsidiaries (or any of their respective predecessors), in each case as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof. “Transactions” means, collectively, any or all of the following (whether taking place prior to, on or following the Issue Date): (i) the entry into the Camelot Acquisition Agreements and the consummation of the transactions and performance of the obligations contemplated thereby, including the Camelot Acquisition, (ii) the entry into this Indenture and the Note Security Documents, and the offer and any issuance of the Initial Notes, (iii) the entry into the Senior Term Loan Facility and incurrence of Indebtedness thereunder, (iv) the entry into the Camelot ABL Amendment and incurrence of Indebtedness under the Senior ABL Facility (as amended thereby), (v) the issuance of a senior PIK note by Parent Topco, (vi) the Equity Contribution and (vii) all other transactions relating to any of the foregoing (including payment of fees, premiums and expenses related to any of the foregoing). “Trust Officer” means any corporate trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons 63 1010271152v11010271152_5.doc who at the time shall be such corporate trust officers who shall have direct responsibility for the administration of this Indenture, or any other officer of the Trustee to whom a corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

"Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

"Ultimate Topco" means Camelot Return Ultimate, L.P., a Delaware limited partnership, and any successor in interest thereto.

"Uniform Commercial Code" means, except as otherwise provided herein, the Uniform Commercial Code as in effect in the State of New York from time to time.

"Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, that (A) such designation was made at or prior to the Issue Date, (B) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (C) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 409. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation (w) the Company could Incur at least $1.00 of additional Indebtedness under Section 407(a) or Section 407(b)(xvii), (x) the Consolidated Coverage Ratio would equal or exceed the Consolidated Coverage Ratio immediately prior to giving effect to such designation, (y) the Consolidated Total Leverage Ratio would equal or be less than the Consolidated Total Leverage Ratio immediately prior to giving effect to such designation or (z) such Subsidiary shall be a Special Purpose Subsidiary with no Indebtedness outstanding other than Indebtedness that can be Incurred (and upon such designation shall be deemed to be Incurred and outstanding) pursuant to Section 407(b). Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Company's Board of Directors giving effect to such designation and an Officer's Certificate of the Company certifying that such designation complied with the foregoing provisions.

"U.S. Government Obligation" means (x) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under the preceding clause (i) or (ii) is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in

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Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation that is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

"Vendor Collateral" means with respect to a Vendor Financing Arrangement, the goods, services or equipment (and any proceeds thereof) of the Company or the Subsidiary Guarantors, now owned or hereafter acquired, that were financed with such Vendor Financing Arrangement.

"Vendor Financing Arrangement" means any supply chain financing arrangement, structured vendor payable program, payables financing arrangement, reverse factoring arrangement or any other similar arrangement or program pursuant to which the Company or any of its Restricted Subsidiaries provides a vendor an option to factor such vendor's receivables from the Company or such Restricted Subsidiary to a bank or financial institution.

"Voting Stock" of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

"Wholly Owned Domestic Subsidiary" means as to any Person, any Domestic Subsidiary of such Person of which such Person owns, directly or indirectly through one or more Wholly Owned Domestic Subsidiaries, all of the Capital Stock of such Domestic Subsidiary.

"Wholly Owned Subsidiary" means as to any Person, any Subsidiary of such Person of which such Person owns, directly or indirectly through one or more Wholly Owned Subsidiaries, all of the Capital Stock of such Subsidiary.

Section 102. Other Definitions.

Term	Defined in Section
"Acquisition Coverage Ratio Tested Committed Amount"	407
"Acquisition Leverage Ratio Tested Committed Amount"	407
"Act"	108
"Affiliate Transaction"	412
"Agent Members"	312
"Alternate Offer"	415
"Amendment"	410
"Authentication Order"	303
"Bankruptcy Law"	601
"Certificate of Beneficial Ownership"	313

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Term	Defined in Section
“Change of Control Offer”	415
“Change of Control Payment”	415
“Company Listing”	1411
“Covenant Defeasance”	1203
“Coverage Ratio Tested Committed Amount”	407
“Custodian”	601
“Debt Secured Leverage Ratio Tested Committed Amount”	407
“Declined Collateral Excess Proceeds”	411
“Declined Excess Proceeds”	411
“Declined Other Excess Proceeds”	411
“Default Direction”	907
“Defaulted Interest”	307
“Defeasance”	1202
“Defeased Notes”	1201
“Division”	122
“Event of Default”	601
“Excess Collateral Proceeds”	411
“Excess Other Proceeds”	411
“Excess Proceeds”	411
“Expiration Date”	108
“Financial Incurrence Tests”	121
“Fixed Amounts”	121
“Global Notes”	201
“Grower Tested Committed Amount”	407
“Incurrence Based Amounts”	128
“Initial Agreement”	410
“Initial Lien”	413
“Initial Mandatory Principal Prepayment”	314
“LCT Election”	121
“LCT Test Date”	121
“Minimum Denomination”	302
“Net Available Cash Amount”	411
“Note Register” and “Note Registrar”	305
“Notice of Default”	601
“Offer”	411
“Parent Guarantee”	1401
“Parent Guaranteed Obligations”	1401
“Permanent Regulation S Global Notes”	201
“Permitted Payment”	409
“Physical Notes”	201
“Predecessor Holdings”	1410
“Private Placement Legend”	203
“Refinancing Agreement”	410

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Term	Defined in Section
"Refunding Capital Stock"	409
"Regulation S Global Notes"	201
"Regulation S Note Exchange Date"	313
"Regulation S Physical Notes"	201
"Reporting Date"	405
"Restricted Payment"	409
"Reversion Time"	416
"Rule 144A Global Notes"	201
"Rule 144A Physical Notes"	201
"Subsidiary Guaranteed Obligations"	1301
"Successor Company"	501
"Successor Holding Company"	1410
"Suspended Covenants"	416
"Suspension Date"	416
"Suspension Period"	416
"Temporary Regulation S Global Notes"	201
"Total Leverage Ratio Tested Committed Amount"	407
"Treasury Capital Stock"	409
"Trustee"	1205

Section 103. Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Indenture have the meanings assigned to them in this Indenture;

(2) "or" is not exclusive;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(5) all references to "$" or "dollars" shall refer to the lawful currency of the United States of America;

(6) the words "include," "included" and "including," as used herein, shall be deemed in each case to be followed by the phrase "without limitation," if not expressly followed by such phrase or the phrase "but not limited to";

(7) words in the singular include the plural, and words in the plural include the singular;

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(8) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; (9) any reference to a Section, Article or clause refers to such Section, Article or clause of this Indenture; (10) notwithstanding any provision of this Indenture, no provision of the TIA shall apply or be incorporated by reference into this Indenture or the Notes, except as specifically set forth in this Indenture; and (11) unless otherwise provided in this Indenture or in any Note, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act, provided that, notwithstanding anything herein to the contrary, the Trustee and Note Collateral Agent are not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee or Note Collateral Agent pursuant to procedures approved by the Trustee or Note Collateral Agent. Section 104. [Reserved]. Section 105. [Reserved]. Section 106. Compliance Certificates and Opinions. Upon any application or request by the Company or by any other obligor upon the Notes (including any Guarantor) to the Trustee or the Note Collateral Agent to take any action under any provision of this Indenture, the Company or such other obligor (including any Guarantor), as the case may be, shall furnish to the Trustee or the Note Collateral Agent such certificates (other than on the Issue Date in connection with (i) the issuance, authentication and delivery of the Initial Notes, (ii) a supplemental indenture pursuant to Section 501(a)(i) or 501(b) or (iii) the addition of new Guarantors) and opinions (other than (x) on the Issue Date in connection with (i) the issuance, authentication and delivery of the Initial Notes or (ii) a supplemental indenture pursuant to Section 501(a)(i) or 501(b) and (y) in connection with (i) the release, discharge and termination of a Subsidiary Guarantee or the Parent Guarantee, (ii) the addition of new Guarantors or (iii) the transfer of all of the Capital Stock of the Company held by Holdings to any Successor Holding Company pursuant to Section 1410) as may be required under this Indenture. Each such 68 1010271152v11010271152_5.doc certificate or opinion shall be given in the form of one or more Officer’s Certificates, if to be given by an Officer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of this Indenture. Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of any Officer’s Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 406) shall include: (1) a statement that the individual signing such certificate or opinion has read such covenant or condition, as applicable, and the definitions herein relating thereto; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such individual, he or she made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition, as applicable, has been complied with; and (4) a statement as to whether, in the opinion of such individual, such condition or covenant, as applicable, has been complied with. Section 107. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers to the effect that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. 69 1010271152v11010271152_5.doc Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument. Section 108. Acts of Noteholders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company, as the case may be. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 701) conclusive in favor of the Trustee, the Company, and any other obligor upon the Notes, if made in the manner provided in this Section 108. (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership or other legal entity other than an individual, on behalf of such corporation or partnership or entity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner that the Trustee deems sufficient. (c) The ownership of Notes shall be proved by the Note Register. (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, the Company or any other obligor upon the Notes in reliance thereon, whether or not notation of such action is made upon such Note. (e) (i) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date (or their duly designated proxies), and no other Holders, shall be 70 1010271152v11010271152_5.doc entitled to take the relevant action, whether or not such Persons remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 110. (ii) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (A) any Notice of Default, (B) any declaration of acceleration referred to in Section 602, (C) any request to institute proceedings referred to in Section 607(ii) or (D) any direction referred to in Section 612, in each case with respect to Notes. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 110. (iii) With respect to any record date set pursuant to this Section 108, the party hereto that sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Company or the Trustee, whichever such party is not setting a record date pursuant to this Section 108(e) in writing, and to each Holder of Notes in the manner set forth in Section 110, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 108, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. 71 1010271152v11010271152_5.doc

Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date. (iv) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. (v) Without limiting the generality of the foregoing, a Holder, including the Depositary, that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and the Depositary, as the Holder of a Global Note, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices. (vi) The Company may fix a record date for the purpose of determining the persons who are beneficial owners of interests in any Global Note held by the Depositary entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such persons, shall be entitled to make, give or take such request, demand, authorization direction, notice consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date. Section 109. Notices, Etc., to Trustee, Note Collateral Agent and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, (1) the Trustee by any Holder, by the Note Collateral Agent or by the Company or by any other obligor upon the Notes shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota, Attention: Camelot Return Merger Sub, Inc. Notes Administrator (telephone: (612) 217-5667; facsimile: (612) 217-5651), or at any other address furnished in writing to the Company and the Note Collateral Agent by the Trustee, (2) the Note Collateral Agent by any Holder, by the Trustee or by the Company or by any obligor upon the Notes shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Note Collateral Agent at Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290, 72 1010271152v11010271152_5.doc Minneapolis, Minnesota, Attention: Camelot Return Merger Sub, Inc. Note Collateral Agent (telephone: (612) 217-5667; facsimile: (612) 217-5651), or at any other address furnished in writing to the Trustee and the Company by the Note Collateral Agent, (3) the Company by the Trustee, by the Note Collateral Agent or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, to the Company at Cornerstone Building Brands, Inc., 5020 Weston Parkway, Cary, North Carolina 27513, Attention: Mimi Siracusa (facsimile: (281) 897-7379); with copies to Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, Attention: Jeffrey E. Ross, or at any other address furnished in writing to the Trustee and the Note Collateral Agent by the Company, or (4) the Company, the Note Collateral Agent or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications. Section 110. Notices to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, or by overnight air courier guaranteeing next day delivery, to each Holder affected by such event, at such Holder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail notice of any event as required by any provision of this Indenture, then such notification as shall be made with the approval of the Trustee (such approval not to be unreasonably withheld) shall constitute a sufficient notification for every purpose hereunder. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the customary procedures of such Depositary (including delivery by electronic mail). 73 1010271152v11010271152_5.doc Section 111. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof. Section 112. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of the Note Collateral Agent in this Indenture shall bind its successors. Section 113. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Section 114. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture. Section 115. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE NOTE COLLATERAL AGENT, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES, EACH GUARANTOR AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES. Section 116. Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal and premium (if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and no interest shall accrue on such payment for the intervening period. Section 117. No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders. No director, officer, employee, incorporator or stockholder of Holdings, the Company, any Subsidiary Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of Holdings, the Company or any Subsidiary Guarantor under this Indenture, the Notes, the Parent Guarantee, any Subsidiary Guarantee, the Note Security Documents or the Intercreditor Agreements or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Noteholder, by accepting the Notes, waives and 74 1010271152v11010271152_5.doc releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Section 118. Exhibits and Schedules. All exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full. Section 119. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Section 120. Force Majeure. To the extent permitted by the TIA, in no event shall the Trustee or the Note Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, epidemics or pandemics, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility (it being understood that the Trustee or the Note Collateral Agent shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances). Section 121. Limited Condition Transaction. In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Indenture which requires that no Default, Event of Default or specified Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Company, be deemed satisfied, so long as no Default, Event of Default or specified Default or Event of Default, as applicable, exists on the date (x) a definitive agreement for such Limited Condition Transaction is entered into, (y) in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers (or any equivalent thereof under the laws, rules or regulations in any other applicable jurisdiction) applies, on which a “Rule 2.7 announcement” of a firm intention to make an offer in respect of a target of a Limited Condition Transaction is made (or the equivalent notice under such equivalent laws, rules or regulations in such other applicable jurisdiction) or (z) notice of redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock is given. For the avoidance of doubt, if the Company has exercised its option under the first sentence of this Section 121, and any Default, Event of Default or specified Default or Event of Default, as applicable, occurs following the date (x) a definitive agreement for the applicable Limited Condition Transaction was entered into, (y) in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers (or any equivalent thereof under the laws, rules or regulations in any other applicable jurisdiction) applies, on which a “Rule 2.7 announcement” of a firm intention to make an offer in respect of a target of a Limited Condition Transaction is made (or the equivalent notice under such equivalent laws, rules or regulations in 75 1010271152v11010271152_5.doc such other applicable jurisdiction) or (z) notice of redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock is given and prior to the consummation of such Limited Condition Transaction, any such Default, Event of Default or specified Default or Event of Default, as applicable, shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder. In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of: (i) determining compliance with any provision of this Indenture which requires the calculation of the Consolidated Coverage Ratio, the Consolidated Secured Leverage Ratio or the Consolidated Total Leverage Ratio or any other financial measure; (ii) testing baskets set forth in this Indenture (including baskets based on Four Quarter Consolidated EBITDA (or a percentage thereof)); or (iii) any other determination as to whether any such Limited Condition Transaction and any related transactions (including any financing thereof) complies with the covenants or agreements contained in this Indenture; in each case, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date (x) a definitive agreement for such Limited Condition Transaction is entered into, (y) in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers (or any equivalent thereof under the laws, rules or regulations in any other applicable jurisdiction) applies, on which a “Rule 2.7 announcement” of a firm intention to make an offer in respect of a target of a Limited Condition Transaction is made (or the equivalent notice under such equivalent laws, rules or regulations in such other applicable jurisdiction) or (z) notice of redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock is given, as applicable (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any Incurrence or Discharge of Indebtedness and Liens and the use of proceeds thereof) as if they had occurred at the beginning of the most recent four consecutive Fiscal Quarters of the Company ending prior to the LCT Test Date for which consolidated financial statements of the Company (or, any Parent whose financial statements satisfy the Company’s reporting obligations under Section 405) are available, the Company could have taken such action on the relevant LCT Test Date in compliance with such ratio, basket or amount, such ratio, basket or amount shall be deemed to have been complied with; provided that (1) if financial statements for one or more subsequent Fiscal Quarters or fiscal years shall have been delivered pursuant to the Company’s reporting obligations under Section 405, the Company may elect, in its sole discretion, to re-determine all such ratios, baskets or amounts on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable effective date for purposes of such ratios, baskets 76 1010271152v11010271152_5.doc or amounts and (2) except as contemplated in the foregoing clause (1), compliance with such ratios, baskets or amounts (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including any Incurrence or Discharge of Indebtedness and Liens and the use of proceeds thereof). For purposes of determining compliance with any ratio, basket or amount on the applicable LCT Test Date, Consolidated Interest Expense for purposes of the Consolidated Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as determined by the Company in good faith, which determination shall be conclusive. For the avoidance of doubt, if the Company has made an LCT Election and any of the ratios, baskets or amounts for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, basket or amount, including due to fluctuations in exchange rates or in Consolidated EBITDA of the Company or the Person subject to such Limited Condition Transaction or any applicable currency exchange rate, at or prior to the consummation of the relevant transaction or action, such ratios, baskets or amounts will not be deemed to have been exceeded as a result of such fluctuations. If the Company has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, basket or amount with respect to the Incurrence or Discharge of Indebtedness or Liens, or the making of Restricted Payments, Asset Dispositions, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Company or the designation of an Unrestricted Subsidiary on or following the relevant LCT Test Date and prior to the earlier of the date on which (1) such Limited Condition Transaction is consummated, (2) the definitive agreement for, or firm offer in respect of, such Limited Condition Transaction (in the case of an acquisition or Investment) is terminated or expires without consummation of such Limited Condition Transaction or (3) such notice of redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock is revoked or expires without consummation, any such ratio, basket or amount shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any Incurrence or Discharge of Indebtedness and Liens and the use of proceeds thereof) have been consummated. Section 122. Division. Any reference herein to (i) a transfer, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company or a limited partnership or an allocation of assets to a series of a limited liability company or a limited partnership (collectively, a “Division”), as if it were a transfer, assignment, sale or transfer, or similar term, as applicable, to a separate Person, and (ii) a merger, consolidation, amalgamation or consolidation, or similar term, shall be deemed to apply to the division of or by a limited liability company or a limited partnership, or an allocation of assets to a series of a limited liability company or a limited partnership, or the unwinding of such a division or allocation, as if it were a merger, consolidation, amalgamation or consolidation or similar term, as applicable, with a separate Person. 77 1010271152v11010271152_5.doc Section 123. Intercreditor Agreements. Each Holder, by its acceptance of Notes, (a) consents to the subordination of Liens on Collateral provided for in the Base Intercreditor Agreement and the Junior Priority Intercreditor Agreement (if and to the extent applicable), (b) agrees that it will be bound by and will take no actions contrary to the provisions of any Intercreditor Agreement and (c) authorizes and instructs the Note Collateral Agent to enter into (i) the Base Intercreditor Agreement as an “Additional Cash Flow Agent” thereunder and (ii) the Junior Priority Intercreditor Agreement as a “Senior Priority Agent” thereunder, in each case, on behalf of such Holder. Section 124. Designation under Base Intercreditor Agreement. This Indenture is an “Additional Cash Flow Credit Facility” under and as defined in the Base Intercreditor Agreement. Section 125. Integration. This Indenture, any supplemental indenture hereto, the Notes and the Note Security Documents represent the entire agreement of each of the Company, the Guarantors party hereto, the Trustee, the Note Collateral Agent and the Holders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the Company, the Guarantors party hereto, the Trustee, the Note Collateral Agent or any Holder relative to the subject matter hereof not expressly set forth or referred to herein, in any supplemental indenture hereto, in the Notes or the Note Security Documents. Section 126. Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS, THE HOLDERS (BY THEIR ACCEPTANCE OF THE NOTES), THE NOTE COLLATERAL AGENT AND THE TRUSTEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE, ANY SUPPLEMENTAL INDENTURE HERETO, ANY NOTES OR ANY NOTE SECURITY DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. Section 127. Dollar Equivalent. Subject to Section 407(d), when determining compliance with any basket, threshold, ratio or other amounts under this Indenture, the dollar equivalent shall be calculated as at the date of the incurrence or making of the relevant disposition, acquisition, Investment, Indebtedness or Restricted Payment or taking other relevant action or, upon the Company making an LCT Election, on the LCT Test Date; provided that (x) no Default or Event of Default or breach of any covenant or representation or warranty shall arise merely as a result of a change in the dollar equivalent of any relevant amount due to fluctuations in exchange rates and (y) the dollar equivalent principal or face amount of any Indebtedness or Investment outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date. Section 128. Calculation Determinations. Notwithstanding anything to the contrary herein, (i) in calculating any Incurrence Based Amounts (including any Financial Incurrence Tests), any (x) Indebtedness concurrently incurred to fund original issue discount and/or upfront fees and (y) amounts incurred, or transactions entered into or consummated, in 78 1010271152v11010271152_5.doc reliance on a Fixed Amount (including under Section 407(b)(i)(I)(B) in a concurrent transaction, a single transaction or a series of related transactions with the amount incurred, or transaction entered into or consummated, under the applicable Incurrence Based Amount, in each case of the foregoing clauses (x) and (y), shall not be given effect in calculating the applicable Incurrence Based Amount (but giving pro forma effect to all applicable and related transactions (including the use of proceeds of all Indebtedness to be incurred and any repayments, repurchases and redemptions of Indebtedness) and all other pro forma adjustments); and (ii) if any incurrence-based financial ratios or tests (including, without limitation, any Consolidated Secured Leverage Ratio, Consolidated Total Leverage Ratio and Consolidated Coverage Ratio tests) (“Financial Incurrence Tests”) would be satisfied in any subsequent Fiscal Quarter following the utilization of either (x) fixed baskets, exceptions or thresholds (including baskets measured by reference to Four Quarter Consolidated EBITDA (or a percentage thereof)) that do not require compliance with a financial ratio or test (“Fixed Amounts”) or (y) baskets, exceptions and thresholds that require compliance with a financial ratio or test (including, without limitation, any Consolidated Secured Leverage Ratio, Consolidated Total Leverage Ratio and Consolidated Coverage Ratio tests) (any such amounts, “Incurrence Based Amounts”), then the reclassification of actions or transactions (or portions thereof), including the reclassification of utilization of any Fixed Amounts as incurred under any available Incurrence Based Amounts, shall be deemed to have automatically occurred even if not elected by the Company (unless the Company otherwise notifies the Trustee). ARTICLE II NOTE FORMS Section 201. Forms Generally. The Initial Notes and Initial Additional Notes and the Trustee’s certificate of authentication relating thereto shall be in substantially the forms set forth, or referenced, in this Article II and Exhibit A attached hereto (as such forms may be modified in accordance with Section 301). Any Additional Notes that are not Initial Additional Notes and the Trustee’s certificate of authentication relating thereto shall be in substantially the forms set forth, or referenced, in this Article II and Exhibit A attached hereto (as such forms may be modified in accordance with Section 301). Exhibit A is hereby incorporated in and expressly made a part of this Indenture. The Notes may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or depositary rule or usage, agreements to which the Company is subject, if any, or other customary usage, or as may consistently herewith be determined by the Officers of the Company executing such Notes, as evidenced by such execution (provided always that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. For the avoidance of doubt, no Opinion of Counsel shall be required on the Issue Date for the Trustee’s authentication of the Initial Notes. 79 1010271152v11010271152_5.doc

Initial Notes and any Initial Additional Notes offered and sold in reliance on Rule 144A shall, unless the Company otherwise notifies the Trustee in writing, be issued in the form of one or more permanent global Notes substantially in the form attached hereto as Exhibit A (as such form may be modified in accordance with Section 301), except as otherwise permitted herein. Such Global Notes shall be referred to collectively herein as the “Rule 144A Global Notes,” and shall be deposited with the Trustee, as custodian for the Depositary or its nominee, for credit to an account of an Agent Member, and shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Initial Notes and any Initial Additional Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall, unless the Company otherwise notifies the Trustee in writing, be issued in the form of one or more temporary global Notes substantially in the form attached hereto as Exhibit A (as such form may be modified in accordance with Section 301), except as otherwise permitted herein. Such Global Notes shall be referred to herein as the “Temporary Regulation S Global Notes,” and shall be deposited with the Trustee, as custodian for the Depositary or its nominee for the accounts of designated Agent Members holding on behalf of Euroclear or Clearstream and shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided. Following the expiration of the distribution compliance period set forth in Regulation S with respect to any Temporary Regulation S Global Note, beneficial interests in such Temporary Regulation S Global Note shall be exchanged as provided in Sections 312 and 313 for beneficial interests in one or more permanent global Notes substantially in the form attached hereto as Exhibit A (as such form may be modified in accordance with Section 301), except as otherwise permitted herein. Such Global Notes shall be referred to herein as the “Permanent Regulation S Global Notes” and, together with the Temporary Regulation S Global Notes, as the “Regulation S Global Notes.” The Permanent Regulation S Global Notes shall be deposited with the Trustee, as custodian for the Depositary or its nominee for credit to the account of an Agent Member and shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided. Simultaneously with the authentication of a Permanent Regulation S Global Note, the Trustee shall cancel the related Temporary Regulation S Global Note. The aggregate principal amount of a Regulation S Global Note may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Subject to the limitations on the issuance of certificated Notes set forth in Sections 312 and 313, Initial Notes and any Initial Additional Notes issued pursuant to Section 305 in exchange for or upon transfer of beneficial interests (x) in a Rule 144A Global Note shall be in the form of permanent certificated Notes substantially in the form attached hereto as Exhibit A (as such form may be modified in accordance with Section 301) (the “Rule 80 1010271152v11010271152_5.doc 144A Physical Notes”) or (y) in a Regulation S Global Note (if any), on or after the Regulation S Note Exchange Date with respect to such Regulation S Global Note, shall be in the form of permanent certificated Notes substantially in the form attached hereto as Exhibit A (as such form may be modified in accordance with Section 301) (the “Regulation S Physical Notes”), respectively, as hereinafter provided. The Rule 144A Physical Notes and Regulation S Physical Notes shall be construed to include any certificated Notes issued in respect thereof pursuant to Section 304, 305, 306 or 1008, and the Rule 144A Global Notes and Regulation S Global Notes shall be construed to include any global Notes issued in respect thereof pursuant to Section 304, 305, 306 or 1008. The Rule 144A Physical Notes and the Regulation S Physical Notes, together with any other certificated Notes issued and authenticated pursuant to this Indenture, are sometimes collectively herein referred to as the “Physical Notes.” The Rule 144A Global Notes and the Regulation S Global Notes, together with any other global Notes that are issued and authenticated pursuant to this Indenture, are sometimes collectively referred to as the “Global Notes.” Section 202. Form of Trustee’s Certificate of Authentication. The Notes will have endorsed thereon a Trustee’s certificate of authentication in substantially the following form: This is one of the Notes referred to in the within-mentioned Indenture. as Trustee By: Authorized Officer Dated: If an appointment of an Authenticating Agent is made pursuant to Section 714, the Notes may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternative certificate of authentication in substantially the following form: 81 1010271152v11010271152_5.doc This is one of the Notes referred to in the within-mentioned Indenture. [NAME] as Trustee By: As Authenticating Agent By: Authorized Officer Dated: Section 203. Restrictive and Global Note Legends. Each Global Note and Physical Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the following legend set forth below (the “Private Placement Legend”) on the face thereof until the Private Placement Legend is removed or not required in accordance with Section 313(4): “THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN “INSTITUTIONAL” ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”) AND (2) AGREES THAT IT WILL NOT WITHIN [ONE YEAR—FOR NOTES ISSUED PURSUANT TO RULE 144A][40 DAYS—FOR NOTES ISSUED IN OFFSHORE TRANSACTIONS PURSUANT TO REGULATION S] AFTER THE LATER OF THE DATE OF THE ORIGINAL ISSUANCE OF THIS NOTE AND THE DATE ON WHICH THE COMPANY OR 82 1010271152v11010271152_5.doc ANY OF ITS RESPECTIVE AFFILIATES OWNED THIS NOTE, OFFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) (I) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (II) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (III) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR THE OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND THAT PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (V) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (VI) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (VII) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE FURTHER AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PURSUANT TO SUBCLAUSES (III) TO (VI) OF CLAUSE (A) ABOVE, AND THAT, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.” 83 1010271152v11010271152_5.doc

Each Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof: “UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 312 AND 313 OF THE INDENTURE (AS DEFINED HEREIN).” Each Temporary Regulation S Global Note shall also bear the following legend on the face thereof: “BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. EXCEPT AS SPECIFIED IN THE INDENTURE, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40 DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT). DURING SUCH 40 DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY NOT BE SOLD, PLEDGED OR TRANSFERRED TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON.” 84 1010271152v11010271152_5.doc Each Note issued with more than de minimis original issue discount (determined in accordance with the Internal Revenue Code) will contain a legend substantially to the following effect: THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: CORNERSTONE BUILDING BRANDS, INC., 5020 WESTON PARKWAY, CARY, NORTH CAROLINA 27513, ATTENTION: MIMI SIRACUSE (EMAIL: MIMI.SIRACUSA@CORNERSTONE-BB.COM). ARTICLE III THE NOTES Section 301. Amount Unlimited; Issuable in Series. The aggregate principal amount of Notes that may be authenticated and delivered and Outstanding under this Indenture is not limited. The Notes may be issued from time to time in one or more series. Except as provided in Section 902, all Notes will vote (or consent) as a single class with the other Notes and otherwise be treated as Notes for all purposes of this Indenture. The following matters shall be established with respect to each series of Notes issued hereunder in a Notes Supplemental Indenture: (1) the title of the Notes of the series (which title shall distinguish the Notes of the series from all other series of Notes); (2) any limit (if any) upon the aggregate principal amount of the Notes of the series that may be authenticated and delivered under this Indenture (which limit shall not pertain to Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 304, 305, 306, 312(d), 312(e) or 1008); (3) the date or dates on which the principal of and premium, if any, on the Notes of the series is payable or the method of determination and/or extension of such date or dates, and the amount or amounts of such principal and premium, if any, payments and methods of determination thereof; (4) the rate or rates at which the Notes of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, and the Interest Payment Dates on which any such interest shall be payable; 85 1010271152v11010271152_5.doc (5) the period or periods within which, the price or prices at which, and other terms and conditions upon which Notes of the series (i) may be redeemed, in whole or in part, at the option of the Company, if the Company is to have the option or (ii) shall be redeemed, in whole or in part, upon the occurrence of specified events, if the Notes shall be subject to a mandatory redemption provision; (6) if other than the principal amount thereof, the portion of the principal amount of Notes of the series that shall be payable upon declaration of acceleration of maturity thereof pursuant to Section 602 or the method by which such portion shall be determined; (7) in the case of any Notes, other than Initial Notes, any addition to or change in the Events of Default which apply to any Notes of the series and any change in the right of the Trustee or the requisite Holders of such Notes to declare the principal amount thereof due and payable pursuant to Section 602; (8) in the case of any Notes, other than Initial Notes, any addition to or change in the covenants set forth in Articles IV and V; and (9) in the case of any Notes, other than Initial Notes, any addition to or change in the definitions in Section 101 related to additions or changes contemplated by the foregoing clauses (7) and (8). The form of the Notes of such series, as set forth in Exhibit A, may be modified to reflect such matters as so established in such Notes Supplemental Indenture. Such matters may also be established in a Notes Supplemental Indenture for any Additional Notes issued hereunder that are to be of the same series as any Notes previously issued hereunder. Notes that have the same terms described in the foregoing clauses (1) through (9) will be treated as the same series, unless otherwise designated by the Company. Section 302. Denominations. The Notes shall be issuable only in fully registered form, without coupons, and only in minimum denominations of $2,000 (the “Minimum Denomination”) and integral multiples of $1,000 in excess thereof. Section 303. Execution, Authentication and Delivery and Dating. The Notes shall be executed on behalf of the Company by one Officer of the Company. The signature of any such Officer on the Notes may be manual, electronic or by facsimile. Notes bearing the manual, electronic or facsimile signature of an individual who was at any time an Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes. 86 1010271152v11010271152_5.doc At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication; and the Trustee shall authenticate and deliver (i) Initial Notes for original issue in the aggregate principal amount not to exceed $710.0 million and (ii) subject to Section 407, Additional Notes in one or more series (which may be of the same series as any Notes previously issued hereunder, or of a different series) from time to time for original issue in aggregate principal amounts specified by the Company, in each case specified in clauses (i) and (ii) above, upon a written order of the Company in the form of an Officer’s Certificate of the Company (an “Authentication Order”). Such Officer’s Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, the “CUSIP”, “ISIN”, “Common Code” or other similar identification numbers of such Notes, if any, whether the Notes are to be Initial Notes or Additional Notes and whether the Notes are to be issued as one or more Global Notes or Physical Notes and such other information as the Company may include or the Trustee may reasonably request. All Notes shall be dated the date of their authentication. No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Section 304. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and upon receipt of an Authentication Order the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of the same series and tenor. Section 305. Note Registrar and Paying Agent. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Company may have one or more co-registrars. The term “Note Registrar” includes any co-registrars. 87 1010271152v11010271152_5.doc

The Company initially appoints the Trustee as “Note Registrar” and “Paying Agent” in connection with the Notes, until such time as it has resigned or a successor has been appointed. The Company may have one or more additional paying agents, and the term “Paying Agent” shall include any additional Paying Agent. The Company may change the Paying Agent or Note Registrar without prior notice to the Holders of Notes. The Company may enter into an appropriate agency agreement with any Note Registrar or Paying Agent not a party to this Indenture. Any such agency agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to appoint or maintain a Note Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 707. The Company, Holdings or any Wholly Owned Domestic Subsidiary of the Company may act as Paying Agent (except for purposes of Section 1103 or Section 1205) or Note Registrar. Upon surrender for transfer of any Note at the office or agency of the Company in a Place of Payment, in compliance with all applicable requirements of this Indenture and applicable law, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series, of any authorized denominations and of a like aggregate principal amount. At the option of the Holder, Notes may be exchanged for other Notes of the same series, of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive. All Notes issued upon any transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange. Every Note presented or surrendered for transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing. No service charge shall be made for any registration, transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection therewith. The Company shall not be required (i) to issue, transfer or exchange any Note during a period beginning at the opening of business 15 Business Days before the day of the sending of a notice of redemption (or purchase) of Notes selected for redemption (or purchase) under Section 1004 and ending at the close of business on the day of such sending, or (ii) to transfer or exchange any Note so selected for redemption (or purchase) in whole or in part. 88 1010271152v11010271152_5.doc Section 306. Mutilated, Destroyed, Lost and Stolen Notes. If a mutilated Note is surrendered to the Note Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) notifies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Note Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code and (c) satisfies any other reasonable requirements of the Company. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Company to protect the Company, the Trustee, a Paying Agent and the Note Registrar, from any loss that any of them may suffer if a Note is replaced. In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note. Upon the issuance of any new Note under this Section 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Every new Note issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and ratably with any and all other Notes duly issued hereunder. The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes. Section 307. Payment of Interest Rights Preserved. Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest specified in Section 4 of the applicable Notes Supplemental Indenture. Unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 301, any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the 89 1010271152v11010271152_5.doc relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election, as provided in clause (1) or clause (2) below: (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and the Company shall deposit with the Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee or Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee and the Paying Agent of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder at such Holder’s address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2). (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange. Subject to the foregoing provisions of this Section 307, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note. Section 308. Persons Deemed Owners. The Company, any Guarantor, the Trustee, the Paying Agent and any agent of any of them may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 307) interest on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, any Guarantor, the Trustee, the Paying Agent nor any agent of any of them shall be affected by notice to the contrary. 90 1010271152v11010271152_5.doc Section 309. Cancellation. All Notes surrendered for payment, redemption, transfer, exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 309, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act). Section 310. Computation of Interest. Unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 301, interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Section 311. CUSIP Numbers, ISINs, Etc. The Company in issuing the Notes may use “CUSIP” numbers, ISINs and “Common Code” numbers (if then generally in use), and if so, the Trustee may use the CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of such numbers printed in the notice or on the Notes; that reliance may be placed only on the other identification numbers printed on the Notes; and that any redemption shall not be affected by any defect in or omission of such numbers. Section 312. Book-Entry Provisions for Global Notes. (a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, in each case for credit to the account of an Agent Member, and (ii) be delivered to the Trustee as custodian for such Depositary. None of the Company, any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (b) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or its custodian, or under such Global Notes. The Depositary may be treated by the Company, any other obligor upon the Notes, the Trustee and any agent of any of them as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, any other obligor upon the Notes, the Trustee or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through 91 1010271152v11010271152_5.doc

Agent Members, to take any action that a Holder is entitled to take under this Indenture (including the Note Security Documents) or the Notes. (c) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but, subject to the immediately succeeding sentence, not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may not be transferred or exchanged for Physical Notes unless (i) the Company has consented thereto in writing, or such transfer or exchange is made pursuant to the next sentence, and (ii) such transfer or exchange is in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 305 and Section 313. Subject to the limitation on issuance of Physical Notes set forth in Section 313(3), Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the relevant Global Note, if (i) the Depositary notifies the Company at any time that it is unwilling or unable to continue as Depositary for the Global Notes and a successor depositary is not appointed within 120 days; (ii) the Depositary ceases to be registered as a “Clearing Agency” under the Exchange Act and a successor depositary is not appointed within 120 days; (iii) the Company, at its option, notifies the Trustee that it elects to cause the issuance of Physical Notes; or (iv) an Event of Default shall have occurred and be continuing with respect to the Notes and the Trustee has received a written request from the Depositary to issue Physical Notes. (d) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners for Physical Notes pursuant to Section 312(c), the applicable Note Registrar shall record on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the beneficial interest in the Global Note being transferred, and the Company shall execute, and upon receipt of an Authentication Order the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and principal amount of authorized denominations. (e) In connection with a transfer of an entire Global Note to beneficial owners for Physical Notes pursuant to Section 312(c), the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon receipt of an Authentication Order the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary, in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount of Rule 144A Physical Notes (in the case of any Rule 144A Global Note) or Regulation S Physical Notes (in the case of any Regulation S Global Note), as the case may be, of authorized denominations. (f) The transfer and exchange of a Global Note or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth in Section 313) and the procedures therefor of the Depositary. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in a different Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note 92 1010271152v11010271152_5.doc and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest. A transferor of a beneficial interest in a Global Note shall deliver to the Note Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the relevant Global Note. Subject to Section 313, the Note Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in such Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred. (g) Any Physical Note delivered in exchange for an interest in a Global Note pursuant to Section 312(c) shall, unless such exchange is made on or after the Resale Restriction Termination Date applicable to such Note and except as otherwise provided in Section 203 and Section 313, bear the Private Placement Legend. (h) Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Note may be held only through designated Agent Members holding on behalf of Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 313. Section 313. Special Transfer Provisions. (1) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to any Non-U.S. Person: The Note Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 305) and, (a) if (x) such transfer is after the relevant Resale Restriction Termination Date with respect to such Note or (y) the proposed transferor has delivered to the Note Registrar and the Company and the Trustee a Regulation S Certificate and, unless otherwise agreed by the Company, an opinion of counsel, certifications and other information satisfactory to the Company, and (b) if the proposed transferor is or is acting through an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Note Registrar and the Company and the Trustee of (x) the certificate, opinion, certifications and other information, if any, required by clause (a) above and (y) written instructions given in accordance with the procedures of the Note Registrar and of the Depositary; whereupon (i) the Note Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of any Outstanding Physical Note) a decrease in the principal amount of the relevant Global Note in an amount equal to the principal amount of the beneficial interest in the relevant Global Note to be transferred, and (ii) either (A) if the proposed transferee is or is acting through an Agent Member holding a beneficial interest in a relevant Regulation S Global Note, the Note Registrar shall reflect on its books and records the date and an increase in 93 1010271152v11010271152_5.doc the principal amount of such Regulation S Global Note in an amount equal to the principal amount of the beneficial interest being so transferred or (B) otherwise the Company shall execute and (upon receipt of an Authentication Order) the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount. (2) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons): The Note Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 305) and, (a) if such transfer is being made by a proposed transferor who has checked the box provided for on the form of such Note stating, or has otherwise certified to the Note Registrar and the Company and the Trustee in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of such Note stating, or has otherwise certified to the Note Registrar and the Company and the Trustee in writing, that it is purchasing such Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and (b) if the proposed transferee is an Agent Member, and the Note to be transferred consists of a Physical Note that after transfer is to be evidenced by an interest in a Global Note or consists of a beneficial interest in a Global Note that after the transfer is to be evidenced by an interest in a different Global Note, upon receipt by the Note Registrar of written instructions given in accordance with the Depositary’s and the Note Registrar’s procedures, whereupon the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the transferee Global Note in an amount equal to the principal amount of the Physical Note or such beneficial interest in such transferor Global Note to be transferred, and the Trustee shall cancel the Physical Note so transferred or reflect on its books and records the date and a decrease in the principal amount of such transferor Global Note, as the case may be. (3) Limitation on Issuance of Physical Notes. No Physical Note shall be exchanged for a beneficial interest in any Global Note, except in accordance with Section 312 and this Section 313. A beneficial owner of an interest in a Temporary Regulation S Global Note (and, in the case of any Additional Notes for which no Temporary Regulation S Global Note is issued, any Regulation S Global Note) shall not be permitted to exchange such interest for a Physical Note or (in the case of such interest in a Temporary Regulation S Global Note) an interest in a 94 1010271152v11010271152_5.doc Permanent Regulation S Global Note until a date, which must be after the end of the Restricted Period, on which the Company receives a certificate of beneficial ownership substantially in the form attached hereto as Exhibit C from such beneficial owner (a “Certificate of Beneficial Ownership”). Such date, as it relates to a Regulation S Global Note, is herein referred to as the “Regulation S Note Exchange Date.” (4) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the relevant Resale Restriction Termination Date with respect to such Notes, (ii) upon written request of the Company after there is delivered to the Note Registrar an opinion of counsel (which opinion and counsel are satisfactory to the Company) to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, (iii) with respect to a Regulation S Global Note (on or after the Regulation S Note Exchange Date with respect to such Regulation S Global Note) or Regulation S Physical Note, in each case with the agreement of the Company, or (iv) such Notes are sold or exchanged pursuant to an effective registration statement under the Securities Act. (5) Other Transfers. The Note Registrar shall effect and register, upon receipt of a written request from the Company to do so, a transfer not otherwise permitted by this Section 313, such registration to be done in accordance with the otherwise applicable provisions of this Section 313, upon the furnishing by the proposed transferor or transferee of a written opinion of counsel (which opinion and counsel are satisfactory to the Company) to the effect that, and such other certifications or information as the Company may require (including, in the case of a transfer to an Accredited Investor (as defined in Rule 501(a)(1), (2), (3) or (7) under Regulation D promulgated under the Securities Act), a certificate substantially in the form attached hereto as Exhibit F) to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. A Note that is a Restricted Security may not be transferred other than as provided in this Section 313. A beneficial interest in a Global Note that is a Restricted Security may not be exchanged for a beneficial interest in another Global Note other than through a transfer in compliance with this Section 313. (6) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 312 or this Section 313 (including all Notes 95 1010271152v11010271152_5.doc received for transfer pursuant to this Section 313). The Company shall have the right to require the applicable Note Registrar to deliver to the Company, at the Company’s expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar. In connection with any transfer of any Note, the Trustee, the Note Registrar and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer. Furthermore, the Trustee and Note Registrar shall have no liability or responsibility to monitor any such transfer for compliance with the provisions hereunder and/or governing securities laws or otherwise. Section 314. AHYDO Saver Payments. If the Notes would otherwise constitute an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code, at the end of each tax accrual period ending after the fifth anniversary of the Issue Date, the Company shall prepay in cash a portion of the Notes then outstanding equal to the “Initial Mandatory Principal Prepayment Amount” (as defined below) with respect to such tax accrual period (each such prepayment, an “Initial Mandatory Principal Prepayment”). The prepayment price for the Notes prepaid pursuant to an Initial Mandatory Principal Prepayment shall be 100% of the principal amount of such portion plus any accrued interest thereon on the date of such prepayment. The “Initial Mandatory Principal Prepayment Amount” with respect to a tax accrual period means the portion of the Notes required to be prepaid with respect to such tax accrual period so that no portion of the Notes is treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code; provided, that if there is uncertainty (as determined by the Company in good faith, which determination shall be conclusive) regarding the determination of the portion so required to be prepaid, such portion shall be set at an amount not less than the amount the Company determines in good faith to be so required, and each such determination by the Company shall be conclusive and binding, and such portion shall constitute the Initial Mandatory Principal Prepayment Amount with respect to such tax accrual period, for all purposes under this Indenture (regardless of any subsequent determination that such portion may have exceeded the amount so required to be prepaid). For the avoidance of doubt, the Initial Mandatory Principal Prepayment Amount with respect to a tax accrual period shall represent the same percentage of the principal amount of each outstanding Note with respect to such tax accrual period. 96 1010271152v11010271152_5.doc ARTICLE IV COVENANTS Section 401. Payment of Principal, Premium and Interest. The Company shall duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture. Principal amount (and premium, if any) and interest on the Notes shall be considered paid on the date due if the Company shall have deposited with the Paying Agent (if other than the Company, Holdings or a Wholly Owned Domestic Subsidiary of the Company) as of 12:00 p.m. New York City time on the due date money in immediately available funds and designated for and sufficient to pay all principal amount (and premium, if any) and interest then due. At the option of the Company, payment of interest on a Note may be made through the Paying Agent by wire transfer of immediately available funds to the account designated to the Company by the Person entitled thereto or by check sent to the address of the Person entitled thereto as such address shall appear in the Note Register. Section 402. Maintenance of Office or Agency. (a) The Company shall maintain in the United States an office or agency where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided that no service of legal process may be made against the Company at any office of the Trustee. (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all purposes and may from time to time rescind such designations. The Company hereby designates the Corporate Trust Office of the Trustee, as one such office or agency of the Company in accordance with Section 305. Section 403. Money for Payments to Be Held in Trust. If the Company shall at any time act as Paying Agent, it shall, on or before 12:00 p.m., New York City time, on each due date of the principal of (and premium, if any) or interest on, any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee in writing of its action or failure so to act. 97 1010271152v11010271152_5.doc If the Company is not acting as Paying Agent, it shall, on or prior to 12:00 p.m., New York City time, on each due date of the principal of (and premium, if any) or interest on, the Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee in writing of its action or failure so to act. If the Company is not acting as Paying Agent, the Company shall cause any Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 403, that such Paying Agent shall (1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Notes of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided; (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any such payment of principal (and premium, if any) or interest; (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and (4) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent. The Company may at any time, for the purpose of obtaining the satisfaction and discharge of such Notes, this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company upon Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof unless an applicable abandoned property law designates another Person, and all liability of the 98 1010271152v11010271152_5.doc Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease. Section 404. [Reserved]. Section 405. SEC Reports. So long as any 2029 Secured Notes are outstanding: (a) At any time the Company is not required to be subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Company shall furnish or make available to the Trustee (if not publicly available on EDGAR): (i) (1) within five Business Days following 120 days (or, for any fiscal year of the Company during which either (A) the Company or any Subsidiary has consummated a material (as determined by the Company in good faith, which determination shall be conclusive) acquisition or other Investment or (B) a material (as determined by the Company in good faith, which determination shall be conclusive) accounting change has occurred, 150 days) following the end of each fiscal year of the Company (or such longer period as may be permitted by the SEC if the Company (or, any Parent or IPO Vehicle whose financial statements satisfy the Company’s reporting obligations under this Section 405) were then subject to SEC reporting requirements as a non-accelerated filer), beginning with the fiscal year ending December 31, 20222024, the consolidated financial statements of the Company for such year prepared in accordance with GAAP, together with a report thereon by the Company’s independent auditors, and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to such financial statements (in a form substantially similar to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to the consolidated financial statements of Cornerstone Building Brands included or incorporated by reference in the 2029 Secured Notes Offering Memorandum); it being understood that the Company shall not be required to include any separate consolidating financial information with respect to the Company, any Guarantor or any other Affiliate of the Company, or any segment reporting, reporting with respect to non-consolidated subsidiaries, separate financial statements or information for the Company, any Guarantor or any other Affiliate of the Company; (ii) within five Business Days following 60 days (or, for any quarterly period (and the two immediately subsequent quarterly periods) during which either (A) the Company or any Subsidiary has consummated a material (as determined by the Company in good faith, which determination shall be conclusive) acquisition or other Investment or (B) a material (as determined by the Company in good faith, which determination shall be conclusive) accounting change has occurred, 90 days) after the end of each of the first three Fiscal Quarters of the Company in each fiscal year of the Company (or such longer period as may be permitted by the SEC if the Company (or, any Parent or IPO Vehicle whose financial statements satisfy the Company’s reporting obligations under this Section 405) were then subject to SEC reporting requirements as 99 1010271152v11010271152_5.doc a non-accelerated filer), beginning with the Fiscal Quarter ending July 2September 28, 20222024, the condensed consolidated financial statements of the Company for such quarter prepared in accordance with GAAP, together with a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to such financial statements (in a form substantially consistent with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to the consolidated financial statements of Cornerstone Building Brands included or incorporated by reference in the 2029 Secured Notes Offering Memorandum); it being understood that the Company shall not be required to include any separate consolidating financial information with respect to the Company, any Guarantor or any other Affiliate of the Company, or any segment reporting, reporting with respect to non-consolidated subsidiaries, separate financial statements or information for the Company, any Guarantor or any other Affiliate of the Company; and (iii) information substantially similar to the information that would be required to be included in a Current Report on Form 8-K (as in effect on the Issue Date) filed with the SEC by the Company (if the Company were required to prepare and file such form) pursuant to Item 1.03 (Bankruptcy or Receivership), 2.01 (Completion of Acquisition or Disposition of Assets) or 5.01 (Changes in Control of Registrant) of such form (and in any event excluding, for the avoidance of doubt, the financial statements, pro forma financial information and exhibits, if any, that would be required by Item 9.01 (Financial Statements and Exhibits) of such form), within 15 days after the date of filing that would have been required for a Current Report on Form 8-K. In addition, to the extent not satisfied by the foregoing, for so long as the 2029 Secured Notes remain subject to this Section 405(a), the Company will furnish to Holders thereof and prospective investors in such Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) (as in effect on the Issue Date). In connection with this Section 405, it being understood that the Company shall not be required to (a) comply with Section 302, Section 404 and Section 906 of the Sarbanes Oxley Act of 2002, as amended, or related Items 307, 308 and 308T of Regulation S-K under the Securities Act or (b) comply with Rule 3-05, Rule 3-09, Rule 3-10 and Rule 3-16 of Regulation S-X under the Securities Act. (b) Substantially concurrently with the furnishing or making available to the Trustee of the information specified in Section 405(a) pursuant thereto, the Company shall also (1) use its commercially reasonable efforts (i) to post copies of such reports on such website as may be then maintained by the Company, or (ii) to post copies of such reports on a website (which may be nonpublic) to which access is given to Holders, prospective investors in the 2029 Secured Notes (which prospective investors shall be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act that certify their status as such to the reasonable satisfaction of the Company), and securities analysts (to the extent providing research and analysis of investment in the 2029 Secured Notes to investors and prospective investors therein) and market-making financial institutions reasonably satisfactory to the 100 1010271152v11010271152_5.doc Company, or (iii) otherwise to provide substantially comparable availability of such reports (as determined by the Company in good faith, which determination shall be conclusive) (it being understood that, without limitation, making such reports available on Bloomberg or another private electronic information service shall constitute substantially comparable availability), or (2) to the extent the Company determines in good faith that it cannot make such reports available in the manner described in the preceding clause (1) after the use of its commercially reasonable efforts, furnish such reports to the Holders of the 2029 Secured Notes, upon their request. The Company may condition the delivery of any such reports to such Holders, prospective investors in the 2029 Secured Notes, and securities analysts and market-making financial institutions on the agreement of such Persons to (i) treat all such reports (and the information contained therein) and information as confidential, (ii) not use such reports and the information contained therein for any purpose other than their investment or potential investment in the 2029 Secured Notes and (iii) not publicly disclose any such reports (and the information contained therein) and information. (c) Notwithstanding Section 405(a) and (b), at any time while the Company is otherwise subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, only for so long as the Company is required to be or remains subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Company will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC), so long as the 2029 Secured Notes are outstanding, the annual reports, information, documents and other reports that the Company is required to file with the SEC pursuant to such Section 13(a) or 15(d). (d) If, at any time, any audited or reviewed financial statements or information required to be included in any statement or filing pursuant to Section 405(a) or Section 405(c) are not reasonably available on a timely basis as a result of the Company’s (or, any Parent’s or IPO Vehicle’s whose financial statements satisfy the Company’s reporting obligations under this Section 405) accountants not being “independent” (as defined pursuant to the Exchange Act and the rules and regulations of the SEC thereunder), the Company (or, any Parent or IPO Vehicle whose financial statements satisfy the Company’s reporting obligations under this Section 405) may, in lieu of making such filing or transmitting or making available the financial statements or information, documents and reports so required to be filed, transmitted or made available, as the case may be, elect to make a filing on an alternative form or transmit or make available unaudited or unreviewed financial statements or information substantially similar to such required audited or reviewed financial statements or information; provided that (i) the Company (or, any Parent or IPO Vehicle whose financial statements satisfy the Company’s reporting obligations under this Section 405) shall in any event be required to make such filing and so transmit or make available, as applicable, such audited or reviewed financial statements or information no later than the first anniversary of the date on which the same was otherwise required pursuant to the preceding provisions of this paragraph (such initial date, the “Reporting Date”) and (ii) if the Company (or, any Parent or IPO Vehicle whose financial statements satisfy the Company’s reporting obligations under this Section 405) makes such an election and such filing has not been made, or such information, documents and reports have 101 1010271152v11010271152_5.doc not been transmitted or made available, as the case may be, within 90 days after such Reporting Date, liquidated damages will accrue on the Notes at a rate of 0.50% per annum from the date that is 90 days after such Reporting Date to the earlier of (x) the date on which such filing has been made, or such information, documents and reports have been transmitted or made available, as the case may be, and (y) the first anniversary of such Reporting Date (provided that not more than 0.50% per annum in liquidated damages shall be payable for any period regardless of the number of such elections by the Company). The Trustee shall have no independent responsibility to determine if liquidated damages are due or the amount of any such liquidated damages. The Company will be deemed to have satisfied the requirements of this Section 405 if any Parent or IPO Vehicle, in the case of Section 405(a) and Section 405(b), furnishes or makes available information regarding the Parent or IPO Vehicle of the type otherwise so required with respect to the Company, and in the case of Section 405(c), files reports under Section 13(a) or 15(d) of the Exchange Act with the SEC via the EDGAR (or successor) filing system and such reports are publicly available. Subject to Article VII, delivery of reports, information and documents to the Trustee under this Section 405 is for informational purposes only and the Trustee’s receipt (or constructive receipt) of the foregoing shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). Subject to Article VII, the Trustee is not obligated to confirm that the Company has complied with the covenants hereunder or its obligations contained in this Section 405 to file such reports with the SEC or post such reports and information on its website. The Trustee shall have no liability or responsibility for the filing, timeliness or content of such reports. Section 406. Statement as to Default. The Company shall deliver to the Trustee, within five Business Days following 120 days after the end of each fiscal year of the Company commencing with the Company’s fiscal year ending December 31, 2022, an Officer’s Certificate to the effect that to the best knowledge of the signer thereof (on behalf of the Company) the Company is or is not in default in the performance and observance of any of the terms, provisions and conditions of this Indenture applicable to the Company (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which such signer may have knowledge. Section 407. Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof (or, at the Company’s option, on the date of the initial borrowing of such Indebtedness or entry into the definitive agreement providing the commitment to fund such Indebtedness after giving pro forma effect to the 102 1010271152v11010271152_5.doc Incurrence of the entire committed amount of such Indebtedness (such committed amount, a “Coverage Ratio Tested Committed Amount”), in which case such Coverage Ratio Tested Committed Amount may thereafter be borrowed and reborrowed in whole or in part, from time to time, without further compliance with this proviso), either (x) the Consolidated Coverage Ratio would be equal to or greater than 2.00:1.00 or (y) the Consolidated Coverage Ratio would equal or be greater than the Consolidated Coverage Ratio immediately prior to giving effect thereto. (b) Notwithstanding the foregoing Section 407(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness: (i) Indebtedness Incurred pursuant to (x) any Credit Facility (including but not limited to in respect of letters of credit or bankers’ acceptances issued or created thereunder) and Indebtedness Incurred other than pursuant to any Credit Facility and (y) the Notes, and (without limiting the foregoing), in each case, any Refinancing Indebtedness in respect thereof, (I) in a maximum principal amount at any time outstanding not exceeding in the aggregate an amount equal to the sum of (A) $3,725.04,725.0 million, plus (B) the amount equal to the greater of (x) $684.0678.0 million and (y) 75.0% of Four Quarter Consolidated EBITDA, plus (C) the amount equal to the greater of (x) the sum of (1) $945.0 million plus (2) the greater of (a) $760.0 million and (b) Four Quarter Consolidated EBITDA and (y) an amount equal to (but not less than zero) (1) the Borrowing Base less (2) the aggregate principal amount of Indebtedness Incurred by Special Purpose Entities that are Restricted Subsidiaries and then outstanding pursuant to Section 407(b)(ix), plus (D) in the event of any refinancing of any such Indebtedness, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing, (II) in an unlimited amount, if on the date of the Incurrence of such Indebtedness (other than any Refinancing Indebtedness with respect to Indebtedness Incurred (or Debt Secured Leverage Ratio Tested Committed Amount established) pursuant to this subclause (II)), after giving effect to such Incurrence (or, at the Company’s option, on the date of the initial borrowing of such Indebtedness or entry into the definitive agreement providing the commitment to fund such Indebtedness after giving pro forma effect to the Incurrence of the entire committed amount of such Indebtedness (such committed amount, a “Debt Secured Leverage Ratio Tested Committed Amount”), in which case such Debt Secured Leverage Ratio Tested Committed Amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause) either (x) (i) prior to the second anniversary of the Issue Date, the Consolidated Secured Leverage Ratio shall not exceed (1) in the case of Indebtedness being Incurred to finance or refinance, or otherwise Incurred in connection with, any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into the Borrower or any Restricted Subsidiary, or any other Investment, 4.50:1.00, or (2) in any other case, 4.00:1.00 or (ii) on or after the second anniversary of the Issue Date, the Consolidated 103 1010271152v11010271152_5.doc

Secured Leverage Ratio shall not exceed 4.50would be equal to or less than 5.00:1.00 or (y) the Consolidated Secured Leverage Ratio of the Company would equal or be less than the Consolidated Secured Leverage Ratio of the Company immediately prior to giving effect thereto and (III) in the case of any Indebtedness Incurred (or Debt Secured Leverage Ratio Tested Committed Amount established) pursuant to the foregoing subclause (II), any Refinancing Indebtedness with respect to any such Indebtedness (or Debt Secured Leverage Ratio Tested Committed Amount); (ii) Indebtedness (A) of any Restricted Subsidiary to the Company, or (B) of the Company or any Restricted Subsidiary to any Restricted Subsidiary; provided that, in the case of this Section 407(b)(ii), any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the Company or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof not permitted by this Section 407(b)(ii); (iii) Indebtedness represented by (A) the Existing 2029 Notes, (B) any Indebtedness (other than the Indebtedness under the Senior Credit Facilities and the Notes or Existing 2029 Notes Indenture described in Section 407(b)(i) or Section 407(b)(iii)(A)) outstanding (or Incurred pursuant to any commitment outstanding) on the 2029 Secured Notes Issue Date and (C) any Refinancing Indebtedness Incurred in respect of any Indebtedness (or unutilized commitments) described in this Section 407(b)(iii), Section 407(a) above or Section 407(b)(xvii); (iv) Purchase Money Obligations, Financing Lease Obligations, and in each case any Refinancing Indebtedness with respect thereto; (v) Indebtedness (A) supported by a letter of credit issued pursuant to any Credit Facility in a principal amount not exceeding the face amount of such letter of credit or (B) consisting of accommodation guarantees for the benefit of trade creditors of the Company or any of its Restricted Subsidiaries; (vi) (A) Guarantees by the Company or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of this Section 407), or (B) without limiting Section 413, Indebtedness of the Company or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of this Section 407); (vii) Indebtedness of the Company or any Restricted Subsidiary (A) arising from the honoring of a check, draft or similar instrument of such Person drawn against 104 1010271152v11010271152_5.doc insufficient funds in the ordinary course of business, or (B) consisting of guarantees, indemnities, obligations in respect of earn-outs or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person; (viii) Indebtedness of the Company or any Restricted Subsidiary in respect of (A) letters of credit, bankers’ acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers’ compensation statutes), (B) performance and completion guarantees, surety, judgment, appeal, bid, performance or payment bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, (C) Hedging Obligations, (D) Management Guarantees or Management Indebtedness, (E) the financing of insurance premiums in the ordinary course of business, (F) take-or-pay obligations under supply arrangements incurred in the ordinary course of business, (G) netting, overdraft protection and other arrangements arising under standard business terms of any bank at which the Company or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement, (H) Junior Capital or (I) Bank Products Obligations; (ix) Indebtedness (A) of a Special Purpose Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition or (B) otherwise Incurred in connection with a Special Purpose Financing; provided that (1) such Indebtedness is not recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings); (2) in the event such Indebtedness shall become recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), such Indebtedness will be deemed to be, and must be classified by the Company as, Incurred at such time (or at the time initially Incurred) under one or more of the other provisions of this Section 407 for so long as such Indebtedness shall be so recourse; and (3) in the event that at any time thereafter such Indebtedness shall comply with the provisions of the preceding subclause (1), the Company may classify such Indebtedness in whole or in part as Incurred under this Section 407(b)(ix); (x) Contribution Indebtedness and any Refinancing Indebtedness with respect thereto; (xi) Indebtedness of (A) the Company or any Restricted Subsidiary Incurred to finance or refinance, or otherwise Incurred in connection with, any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into the Company or any Restricted Subsidiary, or (B) any Person that is acquired by or merged or consolidated with or into the Company or any 105 1010271152v11010271152_5.doc Restricted Subsidiary (including Indebtedness thereof Incurred in connection with any such acquisition, merger or consolidation); provided that on the date of such acquisition, merger or consolidation, after giving effect thereto, either (1) the Company could Incur at least $1.00 of additional Indebtedness pursuant to clause (xvii) below, (2) the Consolidated Total Leverage Ratio of the Company would equal or be less than the Consolidated Total Leverage Ratio of the Company immediately prior to giving effect thereto, (3) the Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above or (4) the Consolidated Coverage Ratio of the Company would equal or be greater than the Consolidated Coverage Ratio of the Company immediately prior to giving effect thereto; provided, further, that if, at the Company’s option, on the date of the initial borrowing of such Indebtedness or entry into the definitive agreement providing the commitment to fund such Indebtedness, pro forma effect is given to the Incurrence of the entire committed amount of such Indebtedness (any such committed amount pursuant to (x) clause (1) or (2) of this proviso, an “Acquisition Leverage Ratio Tested Committed Amount” and (y) pursuant to clause (3) or (4) of this proviso, an “Acquisition Coverage Ratio Tested Committed Amount”), then such Acquisition Leverage Ratio Tested Committed Amount or Acquisition Coverage Ratio Tested Committed Amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause (xi); and any Refinancing Indebtedness with respect to any such Indebtedness (or Acquisition Leverage Ratio Tested Committed Amount or Acquisition Coverage Ratio Tested Committed Amount); (xii) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to the greater of $585.0596.0 million and 66.0% of Four Quarter Consolidated EBITDA; (xiii) Indebtedness of (A) the Company or any Restricted Subsidiary Incurred to finance or refinance, or otherwise Incurred in connection with, any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into the Company or any Restricted Subsidiary or (B) any Person that is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary (including Indebtedness thereof Incurred in connection with any such acquisition, merger or consolidation), and, in each case, any Refinancing Indebtedness with respect thereto, in an aggregate principal amount at any time outstanding not exceeding an amount equal to the greater of $212.5217.0 million and 24.0% of Four Quarter Consolidated EBITDA; (xiv) Indebtedness issuable upon the conversion or exchange of shares of Disqualified Stock issued in accordance with Section 407(a), and any Refinancing Indebtedness with respect thereto; 106 1010271152v11010271152_5.doc (xv) Indebtedness of any Foreign Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to the greater of $310.0317.0 million and 35.0% of Four Quarter Consolidated EBITDA; (xvi) [reserved]; andIndebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not greater than the aggregate amount of Restricted Payments which could be made at the time of such Incurrence pursuant to Section 409(a)(3), Section 409 (b)(iv), Section 409 (b)(vi), Section 409 (b)(vii) or Section 409 (b)(xv) and any Refinancing Indebtedness with respect thereto; provided that the Incurrence of Indebtedness in reliance on amounts available for making Restricted Payments pursuant to any of the foregoing clauses of Section 409 shall reduce the amount available under any such applicable clause by an amount equal to the outstanding principal amount of such Indebtedness; and (xvii) Indebtedness of the Company or any Restricted Subsidiary in an unlimited amount if, after giving effect to the Incurrence of such amount (or, at the Company’s option, on the date of the initial borrowing of such Indebtedness or entry into the definitive agreement providing the commitment to fund such Indebtedness after giving pro forma effect to the Incurrence of the entire committed amount thereof (such committed amount, a “Total Leverage Ratio Tested Committed Amount”), in which case such Total Leverage Ratio Tested Committed Amount may thereafter be borrowed and reborrowed in whole or in part, from time to time, without further compliance with this clause (xvii)), either (w) the Consolidated Total Leverage Ratio shall not exceed 6.30:1.00, (x) the Consolidated Total Leverage Ratio would equal or be less than the Consolidated Total Leverage Ratio immediately prior to giving effect thereto, (y) the Consolidated Coverage Ratio shall not be less than 2.00:1.00 or (z) the Consolidated Coverage Ratio would equal or be greater than the Consolidated Coverage Ratio immediately prior to giving effect thereto; and any Refinancing Indebtedness with respect to any such Indebtedness (or Total Leverage Ratio Tested Committed Amount). (c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 407, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this Section 407) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness Incurred pursuant to Section 407(b) meets the criteria of more than one of the types of Indebtedness described in Section 407(b), the Company, in its sole discretion, shall classify such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of the clauses or subclauses of Section 407(b) (including in part under one such clause or subclause and in part 107 1010271152v11010271152_5.doc under another such clause or subclause); provided that (if the Company shall so determine) any Indebtedness Incurred pursuant to (x) Section 407(b)(xii), Section 407(b)(xiii) or, Section 407(b)(xv) or Section 407(b)(xvi) shall cease to be deemed Incurred or outstanding for purposes of such clause or subclause but shall be deemed Incurred for the purposes of Section 407(a) or Section 407(b)(xvii), as applicable, from and after the first date on which the Company or any Restricted Subsidiary could have Incurred such Indebtedness under Section 407(a) or Section 407(b)(xvii), as applicable, without reliance on such clause or subclause and (y) Section 407(b)(i)(I)(B) shall cease to be deemed Incurred or outstanding pursuant to such subclause but shall be deemed Incurred for purposes of Section 407(b)(i)(II) from and after the first date on which the Company or a Restricted Subsidiary could have Incurred such Indebtedness under Section 407(b)(i)(II) without reliance on such subclause; (iii) in the event that Indebtedness could be Incurred in part under Section 407(a), the Company, in its sole discretion, may classify a portion of such Indebtedness as having been Incurred under Section 407(a) and the remainder of such Indebtedness as having been Incurred under Section 407(b); (iv) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP; (v) the principal amount of Indebtedness outstanding under any clause or subclause of this Section 407 shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness; (vi) if any commitments in respect of revolving or deferred draw Indebtedness are established in reliance on any provision of paragraph (b) above measured by reference to Four Quarter Consolidated EBITDA (or a percentage thereof), at the Company’s option, on the date of the initial borrowing of such Indebtedness or entry into the definitive agreement providing for the commitment to fund such Indebtedness, after giving pro forma effect to the Incurrence of the entire committed amount of such Indebtedness (such committed amount, a “Grower Tested Committed Amount”), such Grower Tested Committed Amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, irrespective of whether or not such Incurrence would cause such Four Quarter Consolidated EBITDA (or a percentage thereof) to be exceeded and such Grower Tested Committed Amount shall be deemed outstanding pursuant to such basket so long as such commitments are in effect; (vii) if any Indebtedness is Incurred to refinance Indebtedness (or unutilized commitments in respect of Indebtedness) initially Incurred (or established) (or, to refinance Indebtedness Incurred (or commitments established) to refinance Indebtedness initially Incurred (or commitments initially established)) in reliance on any provision of Section 407(b) measured by reference to Four Quarter Consolidated EBITDA (or a percentage thereof) at the time of Incurrence (or establishment) and such refinancing would cause such Four Quarter Consolidated EBITDA (or a percentage thereof) to be exceeded if calculated based on Four Quarter Consolidated EBITDA (or a percentage thereof) on the date of such refinancing, such Four Quarter Consolidated EBITDA (or a percentage thereof) shall not be deemed to be exceeded (and such refinancing Indebtedness shall be deemed permitted) so long as the outstanding or committed principal amount of such refinancing Indebtedness does not exceed an amount equal to the outstanding or committed principal amount of such Indebtedness being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing; and (viii) if any Indebtedness is Incurred to 108 1010271152v11010271152_5.doc refinance Indebtedness (or unutilized commitments in respect of Indebtedness) initially Incurred (or established) (or, to refinance Indebtedness Incurred (or commitments established) to refinance Indebtedness initially Incurred (or commitments initially established)) in reliance on any provision of Section 407(b) measured by a dollar amount, such dollar amount shall not be deemed to be exceeded (and such refinancing Indebtedness shall be deemed permitted) to the extent the outstanding or committed principal amount of such refinancing Indebtedness does not exceed an amount equal to the outstanding or committed principal amount of such Indebtedness being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing. Notwithstanding anything herein to the contrary, Indebtedness Incurred by the Company on the Issue Date under the Senior Credit Facilities and the Notes, in each case, shall be classified as Incurred under Section 407(b) (other than Section 407(b)(xvii)), and not under Section 407(a), and may not later be reclassified. (d) For purposes of determining compliance with any provision of Section 407(b) (or any category of Permitted Liens described in the definition thereof) measured by a dollar amount or by reference to Four Quarter Consolidated EBITDA (or a percentage thereof), in each case, for the Incurrence of Indebtedness or Liens securing Indebtedness denominated in a foreign currency, the dollar equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on, at the Company’s option, the date that such Indebtedness was Incurred, allocated or priced, as applicable, in the case of term Indebtedness, or first committed, in the case of revolving or deferred draw Indebtedness; provided that (x) the dollar equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being Incurred), and such refinancing would cause the applicable provision of Section 407(b) (or category of Permitted Liens) measured by a dollar amount or by reference to Four Quarter Consolidated EBITDA (or a percentage thereof) to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such provision of Section 407(b) (or category of Permitted Liens) measured by a dollar amount or by reference to Four Quarter Consolidated EBITDA (or a percentage thereof) shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing and (z) the dollar equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to a Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company’s option, (A) the Issue Date, (B) the 2029 Secured Notes Issue Date, (C) any date on which any of the respective commitments under such Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, (CD) the date of such Incurrence or (DE) the date on which such Indebtedness is allocated or priced, as applicable. 109 1010271152v11010271152_5.doc The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing. Section 408. [Reserved]. Section 409. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which the Company is a party) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary (other than any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof), (iii) voluntarily purchase, repurchase, redeem, defease or otherwise voluntarily acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than a purchase, repurchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, repurchase, redemption, defeasance, other acquisition or retirement or Investment being herein referred to as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment after giving effect thereto: (1) [reserved]; (2) [reserved]; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Issue Date and then outstanding would exceed, without duplication, the sum of: (A) (x) an amount equal to the amount available as of the Issue Date for making Restricted Payments pursuant to Section 409(a)(3) of the Existing 2029 Notes Indenture plus (y) 50.0% of the Consolidated Net Income accrued during the period (treated as one accounting period) beginning on the first day of the Fiscal Quarter of the Company in which the Issue Date occursoccurred to the 110 1010271152v11010271152_5.doc end of the most recent Fiscal Quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company (or, any Parent whose financial statements satisfy the Company’s reporting obligations under Section 405) are available (or, in case such Consolidated Net Income shall be a negative number, 100.0% of such negative number); (B) the aggregate Net Cash Proceeds and the fair value (as determined in good faith by the Company, which determination shall be conclusive) of property or assets received (x) by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) after the Issue Date (other than Excluded Contributions and Contribution Amounts) or (y) by the Company or any Restricted Subsidiary from the Incurrence by the Company or any Restricted Subsidiary after the Issue Date of Indebtedness that shall have been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock) or Capital Stock of any Parent or IPO Vehicle, plus the amount of any cash and the fair value (as determined in good faith by the Company, which determination shall be conclusive) of any property or assets, received by the Company or any Restricted Subsidiary upon such conversion or exchange; (C) (i) the aggregate amount of cash and the fair value (as determined in good faith by the Company, which determination shall be conclusive) of any property or assets received after the Issue Date from dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary after the Issue Date, including dividends or other distributions related to dividends or other distributions made pursuant to Section 409(b)(x), plus (ii) the aggregate amount resulting from the redesignation after the Issue Date of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of “Investment”); and (D) in the case of any disposition or repayment of any Investment constituting a Restricted Payment after the Issue Date (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), the aggregate amount of cash and the fair value (as determined in good faith by the Company, which determination shall be conclusive) of any property or assets received by the Company or a Restricted Subsidiary after the Issue Date with respect to all such dispositions and repayments.; and (E) the greater of $452.0 million and 50.0% of Four Quarter Consolidated EBITDA. 111 1010271152v11010271152_5.doc

(b) The provisions of Section 409(a) do not prohibit any of the following (each, a “Permitted Payment”): (i) (x) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock of the Company (“Treasury Capital Stock”) or any Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the issuance or sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) (“Refunding Capital Stock”) or a capital contribution to the Company, in each case other than Excluded Contributions and Contribution Amounts; provided that the Net Cash Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under Section 409(a)(3)(B) and (y) if immediately prior to such acquisition or retirement of such Treasury Capital Stock, dividends thereon were permitted pursuant to Section 409(b)(xi), dividends on such Refunding Capital Stock in an aggregate amount per annum not exceeding the aggregate amount per annum of dividends so permitted on such Treasury Capital Stock; (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations (v) made by exchange for, or out of the proceeds of the Incurrence of, Indebtedness of the Company or any of its Restricted Subsidiaries or Refinancing Indebtedness Incurred in compliance with Section 407, (w) from Net Available Cash or an equivalent amount to the extent permitted by Section 411, (x) following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Company shall have complied with Section 415 and, if required, purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing or repaying such Subordinated Obligations, (y) constituting Acquired Indebtedness or (z) in an aggregate amount outstanding at any time not exceeding an amount equal to the greater of $177.5181.0 million and 20.0% of Four Quarter Consolidated EBITDA; (iii) any dividend paid or redemption made within 60 days after the date of declaration thereof or of the giving of notice thereof, as applicable, if at such date of declaration or the giving of such notice, such dividend or redemption would have complied with this Section 409; (iv) Investments or other Restricted Payments in an aggregate amount outstanding at any time not to exceed the sum (without duplication) of (x) the amount of Excluded Contributions plus (y) an amount equal to the product of (i) the Net Available Cash from an Asset Disposition in respect of property or assets acquired after the Issue Date, if the acquisition of such property or assets was financed with Excluded Contributions, multiplied by (ii) a fraction the numerator of which is the aggregate amount of Excluded Contributions used to finance the acquisition of such 112 1010271152v11010271152_5.doc property or assets and the denominator of which is the aggregate cash consideration for the acquisition of such property or assets; (v) (I) an amount equal to the amount available as of the Issue Date for making Restricted Payments pursuant to Section 409(b)(v) of the Existing 2029 Notes Indenture plus (II) loans, advances, dividends or distributions by the Company to any Parent or IPO Vehicle (whether made directly or indirectly and with “Parent” including, for this purpose, “back to back” transactions involving any “management feeder” employed by a Parent for compensatory and/or tax purposes) to permit any Parent or IPO Vehicle to repurchase or otherwise acquire its Capital Stock or other debt or equity securities (including any options, warrants or other rights in respect thereof), or payments by the Company or its Subsidiaries to repurchase or otherwise acquire Capital Stock or other debt or equity securities of any Parent or IPO Vehicle, the Company or any Subsidiary (including any options, warrants or other rights in respect thereof), in each case from or to current or former Management Investors (including any repurchase or acquisition by reason of the Company or any of its Subsidiaries or any Parent or IPO Vehicle retaining any Capital Stock or other debt or equity securities, option, warrant or other right in respect of tax withholding obligations, and any related payment in respect of any such obligation), such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances) equal to (x) (1) the greater of $62.5064.0 million and 7.0% of Four Quarter Consolidated EBITDA, plus (2) the greater of $62.5064.0 million and 7.0% of Four Quarter Consolidated EBITDA multiplied by the number of calendar years that have commenced since the Issue Date, plus (y) the Net Cash Proceeds received by the Company (or by any Parent or IPO Vehicle and contributed to the Company) on or since the Issue Date from, or as a capital contribution from, the issuance or sale to Management Investors of Capital Stock or other debt or equity securities (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under Section 409(a)(3)(B)(x), plus (z) the cash proceeds of key man life insurance policies received by the Company or any Restricted Subsidiary (or by any Parent or IPO Vehicle and contributed to the Company) on or since the Issue Date to the extent such cash proceeds are not included in any calculation under Section 409(a)(3)(A); provided that any cancellation of Indebtedness owing to the Company or any Restricted Subsidiary by any current or former Management Investor in connection with any repurchase or other acquisition of Capital Stock or other debt or equity securities (including any options, warrants or other rights in respect thereof) from any Management Investor shall not constitute a Restricted Payment for purposes of this Section 409 or any other provision of this Indenture; (vi) Restricted Payments following a Qualified IPO in an amount not to exceed in any fiscal year of the Company the sum of (x) 7.0% of the aggregate gross proceeds received by the Company (whether directly, or indirectly through a contribution to 113 1010271152v11010271152_5.doc common equity capital) in or from such Qualified IPO and (y) 7.0% of Market Capitalization; (vii) so long as no Event of Default under Section 601(i), (ii) or (viii) exists or would arise therefrom, Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed an amount (net of repayments of any such loans or advances) equal to the greater of $235.0240.0 million and 26.50% of Four Quarter Consolidated EBITDA; (viii) loans, advances, dividends, distributions or other payments by the Company or any Restricted Subsidiary to any Parent or IPO Vehicle or other payments by the Company or any Restricted Subsidiary (A) to satisfy or permit any Parent to satisfy obligations under the Transaction Agreements, (B) pursuant to the Tax Sharing Agreement or (C) to pay or permit any Parent to pay (but without duplication) any Parent Expenses or any Related Taxes; (ix) payments by the Company, or loans, advances, dividends or distributions by the Company to any Parent or IPO Vehicle to make payments, to holders of Capital Stock of the Company or any Parent or IPO Vehicle in lieu of issuance of fractional shares of such Capital Stock; (x) dividends or other distributions of, or Investments paid for or made with, Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries; (xi) (A) dividends on any Designated Preferred Stock of the Company issued after the Issue Date; provided that at the time of such issuance and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio would be equal to or greater than 2.00:1.00, (B) loans, advances, dividends or distributions to any Parent or IPO Vehicle to permit dividends on any Designated Preferred Stock of any Parent or IPO Vehicle issued after the Issue Date if the net proceeds of the issuance of such Designated Preferred Stock have been contributed to the Company or any of its Restricted Subsidiaries; provided that the aggregate amount of all loans, advances, dividends or distributions paid pursuant to this subclause (B) shall not exceed the net proceeds of such issuance of Designated Preferred Stock received by or contributed to the Company or any of its Restricted Subsidiaries or (C) any dividend on Refunding Capital Stock that is Preferred Stock; provided that at the time of the declaration of such dividend and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio would be equal to or greater than 2.00:1.00; (xii) Investments in Unrestricted Subsidiaries in an aggregate amount outstanding at any time not exceeding an amount equal to the greater of $265.0271.0 million and 30.0% of Four Quarter Consolidated EBITDA; (xiii) distributions or payments of Special Purpose Financing Fees; 114 1010271152v11010271152_5.doc (xiv) the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of Section 407; (xv) Investments or other Restricted Payments in an aggregate amount outstanding at any time not to exceed an aggregate amount equal to (x) the aggregate amount of all Declined Excess Proceeds plus (y) the aggregate amount of all Total Secured Leverage Excess Proceeds; (xvi) (A) any Restricted Payments of the type described in clauses (i) or (ii) of the definition thereof contained in Section 409(a); provided that on a pro forma basis after giving effect to such Restricted Payment the Consolidated Total Leverage Ratio would be equal to or less than 5.005.25:1.00, (B) any Restricted Payments of the type described in clauses (iii) of the definition thereof contained in Section 409(a); provided that on a pro forma basis after giving effect to such Restricted Payment the Consolidated Total Leverage Ratio would be equal to or less than 5.50:1.00 and (C) any Restricted Payments of the type described in clause (iv) of the definition thereof contained in Section 409(a); provided that on a pro forma basis after giving effect to such Restricted Payment the Consolidated Total Leverage Ratio would be equal to or less than 5.50:1.00; (xvii) Restricted Payments in cash to pay or permit any Parent or IPO Vehicle to pay any amounts payable in respect of guarantees, indemnities, obligations in respect of earn-outs or other purchase price adjustments, or similar obligations, incurred in connection with the acquisition or disposition of any business, assets or Person, as long as such business, assets or Person have been acquired by or disposed of by the Company or a Restricted Subsidiary, or such business, assets or Person (or in the case of a disposition, the Net Available Cash thereof) have been contributed to the Company or a Restricted Subsidiary; (xviii) any Restricted Payment pursuant to or in connection with the Transactions; (xix) payments or distributions to satisfy dissenters’ or appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, pursuant to or in connection with any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into the Company or any Restricted Subsidiary, or any other Investment; and (xx) Restricted Payments to any Parent or IPO Vehicle the proceeds of which are applied by any Parent or IPO Vehicle in connection with any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into such Parent or IPO Vehicle or any Subsidiary thereof, or any other 115 1010271152v11010271152_5.doc

Investment; provided that (A) such acquisition, merger or consolidation or other Investment would have been permitted under this Indenture had it been consummated by the Company or a Restricted Subsidiary (with such transaction being deemed to utilize the relevant covenant basket or exception under this Indenture), (B) such Restricted Payment shall be made substantially concurrently with the closing of such acquisition, merger or consolidation or other Investment and (C) any Parent or IPO Vehicle shall, substantially concurrently with the closing thereof, cause (1) such business, assets or Person acquired and any liabilities assumed to be contributed to the Company or a Restricted Subsidiary or (2) the merger into the Company or one of its Restricted Subsidiaries in accordance with Section 501; provided that (A) in the case of clauses (iii) and (ix) of this Section 409(b), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments and (B) in all cases other than pursuant to clause (A) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments. The amount of any Investment or other Restricted Payment, if other than in cash, shall be determined in good faith by the Company, which determination shall be conclusive. The Company, in its sole discretion, may classify any Investment or other Restricted Payment as being made in part under one of the provisions of this Section 409 (or, in the case of any Investment, the clauses or subclauses of Permitted Investments) and in part under one or more other such provisions (or, as applicable, such clauses or subclauses). If the Company or any of its Restricted Subsidiaries makes a Restricted Payment that, at the time of the making of such Restricted Payment, in the good faith determination of the Company, would be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustment made in good faith to the Company’s financial statements affecting Consolidated Net Income or Consolidated EBITDA, as applicable. Notwithstanding any other provision of this Indenture, this Indenture shall not restrict any redemption or other payment by the Company or any Restricted Subsidiary made as a mandatory principal redemption or other payment in respect of Subordinated Obligations pursuant to an “AHYDO saver” provision of any agreement or instrument in respect of Subordinated Obligations, and the Company’s determination in good faith (which determination shall be conclusive) of the amount of any such “AHYDO saver” mandatory principal redemption or other payment shall be conclusive and binding for all purposes under this Indenture. Section 410. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company (provided that dividend or liquidation priority between classes of Capital Stock, or subordination 116 1010271152v11010271152_5.doc of any obligation (including the application of any remedy bars thereto) to any other obligation, will not be deemed to constitute such an encumbrance or restriction), except any encumbrance or restriction: (1) pursuant to an agreement or instrument in effect at or entered into on the 2029 Secured Notes Issue Date, any Credit Facility, the Existing 2029 Notes Documents, the Existing 2029 Notes, this Indenture, the Note Security Documents, the Intercreditor Agreements or the Notes; (2) pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person, or any other transaction entered into in connection with any such acquisition, merger or consolidation, as in effect at the time of such acquisition, merger, consolidation or transaction (except to the extent that such Indebtedness was Incurred to finance, or otherwise Incurred in connection with, such acquisition, merger, consolidation or transaction); provided that for purposes of this clause (2), if a Person other than the Company is the Successor Company with respect thereto, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Company; (3) pursuant to an agreement or instrument (a “Refinancing Agreement”) effecting a refinancing of Indebtedness Incurred or outstanding pursuant or relating to, or that otherwise extends, renews, refunds, refinances or replaces, any agreement or instrument referred to in clause (1) or (2) of this Section 410 or this clause (3) (an “Initial Agreement”) or that is, or is contained in, any amendment, supplement or other modification to an Initial Agreement or Refinancing Agreement (an “Amendment”); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment taken as a whole are not materially less favorable to the Holders of the Notes than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Company, which determination shall be conclusive); (4) (A) pursuant to any agreement or instrument that restricts in a customary manner (as determined by the Company in good faith, which determination shall be conclusive) the assignment or transfer thereof, or the subletting, assignment or transfer of any property or asset subject thereto, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, (C) contained in mortgages, pledges or other security agreements securing Indebtedness or other 117 1010271152v11010271152_5.doc obligations of the Company or a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (D) pursuant to customary provisions (as determined by the Company in good faith, which determination shall be conclusive) restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (E) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (F) on cash or other deposits or net worth or inventory imposed by customers or suppliers under agreements entered into in the ordinary course of business, (G) pursuant to customary provisions (as determined by the Company in good faith, which determination shall be conclusive) contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases and licenses) or in joint venture and other similar agreements or in shareholder, partnership, limited liability company and other similar agreements in respect of non-wholly owned Restricted Subsidiaries, (H) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary, (I) pursuant to Hedging Obligations or Bank Products Obligations or (J) that arises under the terms of documentation governing any factoring agreement or any similar arrangements that in the good faith determination of the Company, which determination shall be conclusive, are necessary or appropriate to effect such factoring agreement or similar arrangements; (5) with respect to any agreement for the direct or indirect sale or other disposition of Capital Stock, property or assets of any Person, imposing restrictions with respect to such Person, Capital Stock, property or assets pending the closing of such sale or other disposition; (6) by reason of any applicable law, rule, regulation or order, or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses, including any such law, rule, regulation, order or requirement applicable in connection with such Restricted Subsidiary’s status (or the status of any Subsidiary of such Restricted Subsidiary) as an Insurance Subsidiary; or (7) pursuant to an agreement or instrument (A) relating to any Indebtedness permitted to be Incurred subsequent to the 2029 Secured Notes Issue Date pursuant to Section 407 (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders of the Notes than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by the Company, which determination shall be conclusive) or (ii) if such encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined in good faith by the Company, which determination shall be conclusive) and either (x) the Company determines in good faith, which determination shall be conclusive, that such encumbrance or restriction will not materially affect the Company’s ability to make 118 1010271152v11010271152_5.doc principal or interest payments on the Notes or (y) such encumbrance or restriction applies only if a default occurs under a circumstance described in Section 601(viii) below or in respect of a payment or financial covenant relating to such Indebtedness, (B) relating to any sale of receivables by or Indebtedness of a Foreign Subsidiary or (C) relating to Indebtedness of or a Financing Disposition by or to or in favor of any Special Purpose Entity. Section 411. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless: (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value (as of the date on which a legally binding commitment for such Asset Disposition was entered into) of the shares and assets subject to such Asset Disposition, as such fair market value may be determined in good faith by the Company, whose determination shall be conclusive (including as to the value of all non-cash consideration); (ii) in the case of any Asset Disposition (or series of related Asset Dispositions) having a fair market value (as determined in good faith by the Company, whose determination shall be conclusive, as of the date on which a legally binding commitment for such Asset Disposition was entered into) in excess of the greater of $177.5181.0 million and 20.0% of Four Quarter Consolidated EBITDA, at least 75.0% of the consideration therefor (excluding, in the case of an Asset Disposition (or series of related Asset Dispositions), any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) received by the Company or such Restricted Subsidiary for such Asset Disposition, when taken together with any consideration received by the Company or any Restricted Subsidiary in connection with any other Asset Dispositions since the Issue Date (on a cumulative basis), is in the form of cash; and (iii) an amount equal to 100.0% (as such percentage may be adjusted pursuant to clause (3) of the provisos to Section 411(b) and Section 411(c)) of the Net Available Cash from such Asset Disposition (such amount, the “Net Available Cash Amount”) is applied by the Company (or any Restricted Subsidiary, as the case may be) in accordance with paragraphs (b) or (c) below. (b) To the extent that such Net Available Cash Amount is from an Asset Disposition of any Collateral, such Net Available Cash is applied by the Company (or any Restricted Subsidiary, as the case may be) as follows: (A) first, either (x) to the extent that such Net Available Cash is from an Asset Disposition of any Collateral, and to the extent that the Company elects (or is required by the terms of any Indebtedness under the Senior Credit Facilities), to prepay, repay or purchase any such Indebtedness or (in the case of letters of credit, bankers’ acceptances or other similar 119 1010271152v11010271152_5.doc instruments) cash collateralize any such Indebtedness within 540 days after the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or (y) to the extent that the Company or such Restricted Subsidiary elects, to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with an amount equal to Net Available Cash received by the Company or another Restricted Subsidiary) within 540 days after the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or, if such investment in Additional Assets is a project authorized by the Board of Directors that will take longer than such 540 days to complete, the period of time necessary to complete such project; (B) second, to the extent of the balance of such Net Available Cash Amount after application in accordance with clause (A) above (such balance, the “Excess Collateral Proceeds”), to make an offer to purchase Notes and (to the extent the Company or such Restricted Subsidiary elects, or is required by the terms thereof) to make an offer to purchase, redeem or repay and/or to purchase, redeem or repay any Senior Indebtedness under any other Additional Obligations of the Company or a Restricted Subsidiary secured by Liens that rank pari passu with the Liens securing the Notes, or any other Indebtedness secured by Liens that rank pari passu with the Liens securing the Notes, pursuant and subject to the conditions of this Indenture and the agreements or instruments governing such other Senior Indebtedness; and (C) third, to the extent of the balance of such Net Available Cash Amount after application in accordance with clauses (A) and (B) above (including, an amount equal to the amount of any purchase, redemption or repayment contemplated by clause (B) above that is declined or not accepted by any applicable holder) (the amount of such balance, “Declined Collateral Excess Proceeds”), to fund (to the extent consistent with any other applicable provision of this Indenture) any general corporate purpose (including but not limited to the repurchase, repayment or other acquisition or retirement of any Subordinated Obligations); provided, however, that (1) in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A)(x) or (B) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; (2) the Company (or any Restricted Subsidiary, as the case may be) may elect to invest in Additional Assets prior to receiving the Net Available Cash attributable to any given Asset Disposition (provided that such investment shall be made no earlier than the earliest of notice to the Trustee of the relevant Asset Disposition, execution of a definitive agreement for the relevant Asset Disposition, and consummation of the relevant Asset Disposition) and deem the amount so invested to be applied pursuant to and in accordance with clause (A)(y) above with respect to such Asset Disposition; and (3) the percentage first set forth above in clause (a)(iii) shall be reduced to (x) 50.0% if the Consolidated Secured Leverage Ratio at the time of such Asset Disposition (or, at the Company’s option, on the date a legally binding commitment for such Asset Disposition is entered into) would be less than or equal to 4.004.50:1.00 and (y) 0.0% if the Consolidated Secured Leverage Ratio at the time of such Asset Disposition (or, at the Parent Company’s option, on the date a legally binding commitment for such Asset Disposition 120 1010271152v11010271152_5.doc is entered into) would be less than or equal to 3.504.00:1.00, in each case after giving pro forma effect thereto and to any application of Net Available Cash as set forth herein (any Net Available Cash in respect of such Asset Dispositions not required to be applied in accordance with this Section 411 as a result of the application of this clause (3) of the proviso to clause (b) shall collectively constitute “Total Secured Leverage Excess Collateral Proceeds”). (c) To the extent that such Net Available Cash Amount is from an Asset Disposition of any assets not constituting Collateral (“Other Assets”), such Net Available Cash is applied by the Company (or any Restricted Subsidiary, as the case may be) as follows: (A) first, either (x) to the extent that the Company or such Restricted Subsidiary elects (or is required by the terms of any Credit Facility Indebtedness, any Senior Indebtedness of the Company or any Subsidiary Guarantor or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor), to prepay, repay or purchase any such Indebtedness or Obligations in respect thereof or (in the case of letters of credit, bankers’ acceptances or other similar instruments) cash collateralize any such Indebtedness or Obligations in respect thereof (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary) within 540 days after the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or (y) to the extent that the Company or such Restricted Subsidiary elects, to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with an amount equal to Net Available Cash received by the Company or another Restricted Subsidiary) within 540 days after the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or, if such investment in Additional Assets is a project authorized by the Board of Directors that will take longer than such 540 days to complete, the period of time necessary to complete such project; (B) second, to the extent of the balance of such Net Available Cash Amount after application in accordance with clause (A) above (such balance, the “Excess Other Proceeds” and, together with the Excess Collateral Proceeds, the “Excess Proceeds”), to make an offer to purchase the Notes and (to the extent the Company or such Restricted Subsidiary elects, or is required by the terms thereof) to make an offer to purchase, redeem or repay and/or to purchase, redeem or repay any other Senior Indebtedness under any other Additional Obligations of the Company or a Restricted Subsidiary secured by Liens that rank pari passu with the Liens on Collateral securing the Notes, or any other Indebtedness secured by Liens that rank pari passu with the Liens on Collateral securing the Notes, pursuant and subject to the conditions of this Indenture and the agreements or instruments governing such other Senior Indebtedness; and (C) third, to the extent of the balance of such Net Available Cash Amount after application in accordance with clauses (A) and (B) above (including, an amount equal to the amount of any purchase, redemption or repayment contemplated by clause (B) above that is declined or not accepted by any applicable holder) (the amount of such balance, “Declined Other Excess Proceeds” and, together with Declined Collateral Excess Proceeds, “Declined Excess Proceeds”), to fund (to the extent consistent with any other applicable provision of this Indenture) any general corporate purpose (including but not limited to the repurchase, repayment 121 1010271152v11010271152_5.doc or other acquisition or retirement of any unsecured Senior Indebtedness or Subordinated Obligations or the making of other Restricted Payments); provided, however, that (1) in connection with any prepayment, repayment, purchase or redemption of Indebtedness pursuant to clause (A)(x) or (B) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased or redeemed; (2) the Company (or any Restricted Subsidiary, as the case may be) may elect to invest in Additional Assets prior to receiving the Net Available Cash attributable to any given Asset Disposition (provided that such investment shall be made no earlier than the earliest of notice to the Trustee of the relevant Asset Disposition, execution of a definitive agreement for the relevant Asset Disposition, and consummation of the relevant Asset Disposition) and deem the amount so invested to be applied pursuant to and in accordance with clause (A)(y) above with respect to such Asset Disposition; and (3) the percentage first set forth above in clause (a)(iii) shall be reduced to (x) 50.0% if the Consolidated Secured Leverage Ratio at the time of such Asset Disposition (or, at the Company’s option, on the date a legally binding commitment for such Asset Disposition is entered into) would be less than or equal to 4.004.50:1.00 and (y) 0.0% if the Consolidated Secured Leverage Ratio at the time of such Asset Disposition (or, at the Company’s option, on the date a legally binding commitment for such Asset Disposition is entered into) would be less than or equal to 3.504.00:1.00, in each case after giving pro forma effect thereto and to any application of Net Available Cash as set forth herein (any Net Available Cash in respect of such Asset Dispositions not required to be applied in accordance with this Section 411 as a result of the application of this clause (3) of the proviso to clause (c) shall collectively constitute “Total Secured Leverage Excess Other Proceeds” and, together with the Total Secured Leverage Excess Collateral Proceeds, “Total Secured Leverage Excess Proceeds”). Notwithstanding the foregoing provision in Section 411(a)(iii), to the extent that repatriating any or all of the Net Available Cash from any Asset Disposition by a Foreign Subsidiary (x) would result in material adverse tax consequences to Topco or one of its Subsidiaries or (y) (1) could reasonably be expected to be prohibited or delayed by or violate or conflict with applicable local law, (2) is restricted by applicable organizational documents or any agreement, (3) subject to other organizational or administrative impediments from being repatriated to the United States or (4) conflicts with the fiduciary duties of the applicable directors, or results in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any applicable officer, director or manager (in the case of the foregoing clauses (x) and (y), as determined in good faith by the Company, which determination shall be conclusive), the portion of such Net Available Cash so affected will not be required to be applied in compliance with Section 411(a)(iii), and such amounts may be retained by the applicable Foreign Subsidiary; provided that, in the case of clause (y), the Company shall take commercially reasonable efforts to cause the applicable Foreign Subsidiary to take all actions reasonably required by the applicable local law, the applicable organizational documents or agreements, the applicable organizational impediments or other impediment to permit such repatriation, and if such repatriation of any of such affected Net Available Cash can be achieved 122 1010271152v11010271152_5.doc without any such prohibition, delay, violation, conflict, restriction, impediment or risk, such repatriation will be promptly effected and such repatriated Net Available Cash will be applied (whether or not repatriation actually occurs) in compliance with Section 411(a)(iii). The time periods set forth in this Section 411 shall not start until such time as the Net Available Cash may be repatriated whether or not such repatriation actually occurs. Notwithstanding the foregoing provisions of this Section 411, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash or equivalent amount in accordance with this Section 411 except to the extent that the aggregate Net Available Cash from all Asset Dispositions or equivalent amount that is not applied in accordance with this Section 411 (excluding all Total Secured Leverage Excess Proceeds) exceeds the greater of $133.0136.0 million and 15.0% of Four Quarter Consolidated EBITDA in which case the Company and the Restricted Subsidiaries shall apply all such Net Available Cash or equivalent amount from such Asset Dispositions in excess of this threshold in accordance with this Section 411. If the aggregate principal amount of Notes and/or other Indebtedness of the Company or a Restricted Subsidiary validly tendered and not withdrawn (or otherwise subject to purchase, redemption or repayment) in connection with an offer pursuant to Section 411(b)(B) and Section 411(c)(B) exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between such Notes and such other Indebtedness of the Company or a Restricted Subsidiary, with the portion of the Excess Proceeds payable in respect of such Notes to equal the lesser of (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of such Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and the outstanding principal amount of the relevant other Indebtedness of the Company or a Restricted Subsidiary, and (y) the aggregate principal amount of Notes validly tendered and not withdrawn. (d) For the purposes of Section 411(a)(ii), the following are deemed to be cash: (1) Temporary Cash Investments and Cash Equivalents; (2) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition; (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition; (4) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days; (5) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary; (6) Additional Assets; and (7) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in an Asset Disposition having an aggregate fair market value (as determined by the Company in good faith, which determination shall be conclusive), taken together with all other Designated Noncash Consideration received pursuant to this clause (7), not to exceed an aggregate amount at any time outstanding equal to the greater of $265.0271.0 million and 30.0% of Four Quarter Consolidated EBITDA (with the fair market value (as determined by the Company in good faith, which 123 1010271152v11010271152_5.doc determination shall be conclusive) of each item of Designated Noncash Consideration being measured on the date a legally binding commitment for such Asset Disposition (or, if later, for the payment of such item) was entered into and without giving effect to subsequent changes in value). (e) In the event of an Asset Disposition that requires the purchase of Notes pursuant to Section 411(b)(B) and Section 411(c)(B), the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (the “Offer”) at a purchase price of 100.0% of their principal amount plus accrued and unpaid interest to but not including the date of purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 411(c). If the aggregate purchase price of the Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of Notes, the remaining Net Available Cash will be available to the Company and the Restricted Subsidiaries for use in accordance with Section 411(b)(B) and Section 411(c)(B) (to repay other Indebtedness of the Company or a Restricted Subsidiary) or Section 411(b)(C) and Section 411(c)(C). The Company shall not be required to make an Offer for Notes pursuant to this Section 411 if the Net Available Cash available therefor (after application of the proceeds as provided in Section 411(b)(A) and Section 411(c)(A), as applicable) is less than the greater of $133.0136.0 million and 15.0% of Four Quarter Consolidated EBITDA for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). No Note will be repurchased in part if less than the Minimum Denomination in original principal amount of such Note would be left outstanding. The provisions under this Indenture relating to the Company’s obligation to make an Offer for Notes pursuant to this Section 411 may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes. (f) For the purposes of Section 411(b) and Section 411(c), (i) in the event of any Asset Disposition of Capital Stock of a Person that has any right, title or interest to or in assets constituting both Collateral and Other Assets, such Asset Disposition shall instead be deemed to be an Asset Disposition of such assets, and the Company shall allocate the Net Available Cash from such Asset Disposition between the Collateral and the Other Assets in proportion to their respective fair market values as determined by the Company in good faith (which determination shall be conclusive), (ii) any Asset Disposition of Capital Stock of any Person that has any right, title or interest to or in assets constituting only Other Assets will be subject to Section 411(c) and not Section 411(b), and (iii) any Asset Disposition of Capital Stock of any Person that has any right, title or interest to or in assets constituting only Collateral will be subject to Section 411(b) and not Section 411(c). (g) The Company shall, not later than 45 days after the Company becomes obligated to make an Offer pursuant to this Section 411, send a notice to each Holder with a copy to the Trustee stating: (1) that an Asset Disposition that requires the purchase of a portion of the Notes has occurred and that such Holder has the right (subject to the prorating described below) to require the Company to purchase a portion of such Holder’s Notes at a purchase price in cash 124 1010271152v11010271152_5.doc equal to 100.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant Interest Payment Date falling prior to or on the purchase date); (2) the repurchase date (which shall be no earlier than 10 days nor later than 60 days from the date such notice is sent, except that such notice may be delivered more than 60 days prior to the purchase date if the purchase date is delayed as provided in clause (5) of this Section 411(c)); (3) the instructions determined by the Company, consistent with this Section 411, that a Holder must follow in order to have its Notes purchased; (4) the amount of the Offer, which amount may be contingent upon the Net Available Cash remaining following the application of Net Available Cash pursuant to Section 411(b)(A) and Section 411(c)(A); and (5) if such notice is sent prior to the date the Net Available Cash attributable to such Asset Disposition is received, that such offer is conditioned upon receipt of such Net Available Cash and that the purchase date may, in the Company’s discretion, be delayed until such time as the Net Available Cash is received. If, upon the expiration of the period for which the Offer remains open, the aggregate principal amount of Notes surrendered by Holders exceeds the amount of the Offer, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in the Minimum Denomination or integral multiples of $1,000 in excess thereof shall be purchased). (h) If Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes of any series validly tender and do not withdraw such Notes in an Offer and the Company purchases all of the Notes of such series validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to such Offer, to redeem all Notes of such series that remain outstanding following such purchase at a price in cash equal to 100.0% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of such redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date). In determining whether the Holders of at least 90.0% in the aggregate principal amount of the outstanding Notes have validly tendered and not validly withdrawn such Notes in an offer, Notes owned by an Affiliate of the Company or by funds controlled or managed by an Affiliate of the Company, or any successor thereof, shall be deemed to be outstanding for the purposes of such offer. (i) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 411. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 411, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 411 by virtue thereof. Section 412. Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange 125 1010271152v11010271152_5.doc of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) involving aggregate consideration in excess of the greater of $90.091.0 million and 10.0% of Four Quarter Consolidated EBITDA unless (i) the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate and (ii) if such Affiliate Transaction involves aggregate consideration in excess of the greater of $177.5181.0 million and 20.0% of Four Quarter Consolidated EBITDA, the terms of such Affiliate Transaction have been approved by a majority of the Board of Directors. For purposes of this Section 412(a), any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this Section 412(a) if (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) in the event there are no Disinterested Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction. (b) The provisions of Section 412(a) will not apply to: (i) any Restricted Payment Transaction, (ii) (1) the entering into, maintaining or performance of any employment or consulting contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any current or former management member, employee, officer or director or consultant of or to the Company, any Restricted Subsidiary or any Parent or IPO Vehicle heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (2) payments, compensation, performance of indemnification or contribution obligations, or the making or cancellation of loans in the ordinary course of business to any such management members, employees, officers, directors or consultants, (3) any issuance, grant or award of stock, options, other equity related interests or other securities, to any such management members, employees, officers, directors or consultants, (4) the payment of reasonable fees to directors of the Company or any of its Subsidiaries or any Parent or IPO Vehicle (as determined in good faith by the Company, such Subsidiary or such Parent or IPO Vehicle, which determination shall be conclusive), (5) any transaction with an officer or director of the Company or any of its Subsidiaries or any Parent in the ordinary course of business not involving more than $100,000 in any one case or (6) Management Advances and payments in respect thereof (or in reimbursement of any expenses referred to in the definition of such term), (iii) any transaction between or among any of the Company, one or more Restricted Subsidiaries, or one or more Special Purpose Entities, (iv) any transaction arising out of agreements or instruments in existence on the 2029 Secured Notes Issue Date (other than the Tax Sharing Agreement and any Transaction Agreement referred to in Section 4.12(b)(vii)), or any amendment, 126 1010271152v11010271152_5.doc supplement, waiver or other modification thereto (so long as such amendment, supplement, waiver or other modification is not disadvantageous in any material respect in the good faith judgment of the Company, whose determination shall be conclusive, to the Holders when taken as a whole as compared to the applicable agreement or instrument as in effect on the 2029 Secured Notes Issue Date), and any payments made pursuant thereto, (v) any transaction in the ordinary course of business on terms that are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or senior management of the Company, or are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of the Company, (vi) any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity, (vii) (1) the execution, delivery and performance of any obligations under the Tax Sharing Agreement and any Transaction Agreement, and (2) payments to CD&R or any of its Affiliates (x) for any consulting services pursuant to the CD&R Expense Reimbursement Agreement or as may be approved by a majority of the Disinterested Directors, (y) in connection with any acquisition, disposition, merger, recapitalization or similar transactions, which payments are made pursuant to the Transaction Agreements or are approved by a majority of the Board of Directors in good faith, which determination shall be conclusive, and (z) of all out-of-pocket expenses incurred in connection with such services or activities, (viii) the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees and expenses paid or payable in connection with the Transactions, including the fees and out-of-pocket expenses of CD&R and its Affiliates, (ix) any issuance or sale of Capital Stock (other than Disqualified Stock) of the Company or Junior Capital or any capital contribution to the Company, (x) (i) any investment by any CD&R Investor in securities or loans of the Company or any of its Restricted Subsidiaries (and payment of out-of-pocket expenses incurred by any CD&R Investor in connection therewith) so long as such investments are being offered by the Company or the applicable Restricted Subsidiary generally to investors (other than CD&R Investors) on the same or more favorable terms and (ii) payments to any CD&R Investor in respect of securities or loans of the Company or any of its Restricted Subsidiaries contemplated in the foregoing subclause (i) or that 127 1010271152v11010271152_5.doc were acquired from Persons other than the Company and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans, and (xi) the pledge of Capital Stock, Indebtedness or other securities of any Unrestricted Subsidiary or joint venture to lenders to support the Indebtedness or other obligations of such Unrestricted Subsidiary or joint venture, respectively, owed to such lenders. Section 413. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of this Indenture or thereafter acquired, securing any Indebtedness (the “Initial Lien”), unless (a) in the case of an Initial Lien on any Collateral, such Initial Lien expressly has Junior Lien Priority on such Collateral in relation to the Notes and the Guarantees, as applicable, or (b) in the case of an Initial Lien on any other asset or property, contemporaneously therewith effective provision is made to secure the Indebtedness due under this Indenture and the Notes or, in respect of any Initial Lien on any Restricted Subsidiary’s property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or on a senior basis to, in the case of Subordinated Obligations or Guarantor Subordinated Obligations) such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the Notes or any such Subsidiary Guarantee will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, (ii) in the case of any such Lien in favor of any such Subsidiary Guarantee, the termination and discharge of such Subsidiary Guarantee in accordance with the terms of Section 1303 or (iii) any sale, exchange or transfer (other than a transfer constituting a transfer of all or substantially all of the assets of the Company that is governed by Section 501) to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Initial Lien. Section 414. Future Subsidiary Guarantors. The Company will cause each Wholly Owned Domestic Subsidiary that guarantees payment by the Company or any Subsidiary Guarantor of any Indebtedness of the Company or any such Subsidiary Guarantor under any of the Senior Credit Facilities (including by reason of being a borrower under the Senior ABL Facility on a joint and several basis with the Company or a Subsidiary Guarantor) to execute and deliver to the Trustee within 30 days a supplemental indenture or other instrument pursuant to which such Wholly Owned Domestic Subsidiary will guarantee payment of the Notes, whereupon such Wholly Owned Domestic Subsidiary will become a Subsidiary Guarantor for all purposes under this Indenture. Within 90 days of any Wholly Owned Domestic Subsidiary so becoming a Subsidiary Guarantor, the Company will also cause such Subsidiary Guarantor to execute and deliver such documents and instruments as shall be reasonably necessary to cause its property and assets of a type that would constitute Collateral to be made subject to a perfected Lien (subject to Liens permitted by this Indenture, including Permitted Liens) in favor of the Note Collateral Agent, as and to the extent provided in Section 1503; provided that if any other 128 1010271152v11010271152_5.doc Cash Flow Collateral Obligations are outstanding at such time, the execution and delivery of such documents and instruments will only be required, and such property and assets will only become part of the Collateral securing the Notes, if and to the extent that such property and assets become part of the Collateral securing such other Cash Flow Collateral Obligations substantially concurrently therewith; provided that any party will take all further action, that may be necessary or desirable or that any party may reasonably request, in order to protect any right or interest granted or purpose to be granted under the Base Intercreditor Agreement or to enable such party to exercise and enforce its right and remedies under the Base Intercreditor Agreement. The Company will also have the right to cause any other Subsidiary to guarantee payment of the Notes. Subsidiary Guarantees will be subject to release and discharge under certain circumstances prior to payment in full of the Notes. Section 415. Purchase of Notes Upon a Change of Control. (a) Upon the occurrence after the Issue Date of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part of such Notes at a purchase price in cash (the “Change of Control Payment”) equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date of repurchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the purchase date pursuant to Section 307); provided, however, that the Company shall not be obligated to repurchase Notes pursuant to this Section 415 in the event that it has exercised its right to redeem all of the Notes as provided in Article X. (b) In the event that, at the time of such Change of Control, the terms of any Credit Facility Indebtedness constituting Designated Senior Indebtedness restrict or prohibit the repurchase of the Notes pursuant to this Section 415, then prior to the sending of the notice to Holders provided for in Section 415(c) but in any event not later than 30 days following the date the Company obtains actual knowledge of any Change of Control (unless the Company has exercised its right to redeem all the Notes as provided in Article X), the Company shall, or shall cause one or more of its Subsidiaries to, (i) repay in full all such Credit Facility Indebtedness subject to such terms or offer to repay in full all such Credit Facility Indebtedness and repay the Credit Facility Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing such Credit Facility Indebtedness to permit the repurchase of the Notes as provided for in Section 415(c). The Company shall first comply with the provisions of the immediately preceding sentence before it shall be required to repurchase such Notes pursuant to the provisions set forth in this Section 415. The Company’s failure to comply with the provisions of this Section 415(b) or Section 415(c) shall constitute an Event of Default under Section 601(iv) and not under Section 601(ii). (c) Unless the Company has exercised its right to redeem all the Notes as described in Article X, the Company shall, not later than 30 days following the date the Company obtains actual knowledge of any Change of Control having occurred, send a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee stating: (1) that a Change 129 1010271152v11010271152_5.doc of Control has occurred or may occur and that such Holder has, or upon such occurrence will have, the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest on the relevant Interest Payment Date falling prior to or on the purchase date); (2) the repurchase date (which shall be no earlier than 10 days nor later than 60 days from the date such notice is sent, except that such notice may be delivered more than 60 days prior to the purchase date if the purchase date is delayed as provided in clause (4) of this Section 415(c)); (3) the instructions determined by the Company, consistent with this Section 415, that a Holder must follow in order to have its Notes purchased; and (4) if such notice is sent prior to the occurrence of a Change of Control, that such offer is conditioned on the occurrence of such Change of Control and that the purchase date may, in the Company’s discretion, be delayed until such time as the Change of Control has occurred. No Note will be repurchased in part if less than the Minimum Denomination in original principal amount of such Note would be left outstanding. (d) The Company will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) in connection with or in contemplation of any Change of Control, to the extent a definitive agreement is in place for the Change of Control at such time, the Company (or any Affiliate of the Company) has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in connection with the terms of the Alternate Offer. (e) Notwithstanding anything to the contrary herein, a Change of Control Offer or an Alternate Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer or Alternate Offer. (f) A Change of Control Offer or an Alternate Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture, Notes, Parent Guarantee and/or Subsidiary Guarantees. (g) If Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes of any series validly tender and do not withdraw such Notes in a Change of Control Offer or an Alternate Offer and the Company, or any third party making a Change of Control Offer or any Affiliate of the Company making an Alternate Offer in lieu of the Company as described in Section 415(d), purchases all of the Notes of such series validly tendered and not withdrawn by such Holders, the Company or such third party or such Affiliate will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to such Change of Control Offer or such 130 1010271152v11010271152_5.doc Alternate Offer, to redeem all Notes of such series that remain outstanding following such purchase at a price in cash equal to 101.0% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of such redemption (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date). In determining whether the Holders of at least 90.0% in the aggregate principal amount of the outstanding Notes have validly tendered and not validly withdrawn such Notes in a Change of Control Offer or an Alternate Offer, Notes owned by an Affiliate of the Company or by funds controlled or managed by an Affiliate of the Company, or any successor thereof, shall be deemed to be outstanding for the purposes of such Change of Control Offer or such Alternate Offer. (h) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 415. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 415, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 415 by virtue thereof. Section 416. Suspension of Covenants on Achievement of Investment Grade Rating. (a) If on any day following the Issue Date (a) the Notes have an Investment Grade Rating from either of the Rating Agencies and (b) no Default has occurred and is continuing under this Indenture, then, beginning on that day (the “Suspension Date”) subject to the provisions of the following paragraph, the covenants listed under Section 407, Section 409, Section 410, Section 411, Section 412, Section 414, Section 501(a)(iii) and Section 501(a)(iv) (collectively, the “Suspended Covenants”) will be suspended. During any period that the foregoing covenants have been suspended, the Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries unless such designation would have complied with Section 409 as if Section 409 would have been in effect during such period. (b) If on any subsequent date both of the Rating Agencies have assigned ratings to the Notes below an Investment Grade Rating, the foregoing covenants will be reinstated (and any Collateral acquired during the Suspension Period will be pledged to secure the Notes, the Parent Guarantee and the Subsidiary Guarantees, as applicable, pursuant to Section 1503) as of and from the time at which the Company obtains actual knowledge of such ratings (any such time, a “Reversion Time”). The period of time between the Suspension Date and the Reversion Time is referred to as the “Suspension Period.” Upon such reinstatement, all Indebtedness Incurred during the Suspension Period will be deemed to have been Incurred under the exception provided by Section 407(b)(iii)(B). With respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments will be calculated as if Section 409 had been in effect prior to, but not during, the Suspension Period. For purposes of Section 411, upon the occurrence of a Reversion Time the amount of Net Available Cash not applied in accordance with such covenant will be deemed to be reset to zero. In addition, for purposes of Section 412, all agreements and arrangements entered into by the Company and any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period prior 131 1010271152v11010271152_5.doc to such Reversion Time will be deemed to have been entered into on or prior to the Issue Date, and for purposes of Section 410, all contracts entered into during the Suspension Period prior to such Reversion Time that contain any of the encumbrances or restrictions subject to such covenant will be deemed to have been existing on the Issue Date. The Parent Guarantee of Holdings and the Subsidiary Guarantees of the Subsidiary Guarantors will be suspended during the Suspension Period. (c) During the Suspension Period, any reference in the definitions of “Permitted Liens” and “Unrestricted Subsidiary” to Section 407 or any provision thereof shall be construed as if such covenant were in effect during the Suspension Period. Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of any actions taken by the Company or any Subsidiary (including, for the avoidance of doubt, any failure to (x) comply with the Suspended Covenants or (y) grant, perfect or maintain the effect of any party’s security interest in any Collateral acquired during the Suspension Period) or other events that occurred during any Suspension Period (or upon termination of the Suspension Period or after that time arising out of events that occurred or actions taken during the Suspension Period) and the Company and any Subsidiary will be permitted, without causing a Default or Event of Default or breach of any kind under this Indenture, to honor, comply with or otherwise perform any contractual commitments or obligations entered into during a Suspension Period following a Reversion Time and to consummate the transactions contemplated thereby. (d) The Company shall deliver promptly to the Trustee an Officer’s Certificate notifying it of the occurrence of any Suspension Date or any Reversion Time, but failure to so notify the Trustee shall not invalidate the occurrence of any Suspension Date or Reversion Time and shall not constitute a Default or Event of Default by the Company. The Trustee shall have no independent obligation to determine if a Suspension Period (or any Reversion Time) has commenced or terminated or to notify Holders regarding the same. ARTICLE V SUCCESSORS Section 501. When the Company May Merge, Etc. (a) The Company will not consolidate with or merge with or into, or convey, lease or otherwise transfer all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume all the obligations of the Company under the Intercreditor Agreements, Note Security Documents, Notes and this Indenture by executing and delivering to the Trustee a supplemental indenture or one or more other documents or instruments in form reasonably satisfactory to the Trustee; 132 1010271152v11010271152_5.doc (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing; (iii) immediately after giving effect to such transaction, either (A) the Company (or, if applicable, the Successor Company with respect thereto) could Incur at least $1.00 of additional Indebtedness pursuant to Section 407(a) or Section 407(b)(xvii), (B) the Consolidated Coverage Ratio of the Company (or, if applicable, the Successor Company with respect thereto) would equal or exceed the Consolidated Coverage Ratio of the Company immediately prior to giving effect to such transaction or (C) the Consolidated Total Leverage Ratio of the Company (or, if applicable, the Successor Company with respect thereto) would equal or be less than the Consolidated Total Leverage Ratio of the Company immediately prior to giving effect to such transaction; (iv) each Subsidiary Guarantor (other than (x) any Subsidiary Guarantor that will be released from its obligations under its Subsidiary Guarantee in connection with such transaction and (y) any party to any such consolidation or merger) shall have delivered a supplemental indenture or other document or instrument in form reasonably satisfactory to the Trustee, confirming its Subsidiary Guarantee (other than any Subsidiary Guarantee that will be discharged or terminated in connection with such transaction); and (v) the Company will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with the provisions described in this Section 501(a); provided that (x) in giving such opinion such counsel may rely on an Officer’s Certificate as to compliance with the foregoing clauses (ii) and (iii) and as to any matters of fact and (y) no Opinion of Counsel will be required for a consolidation, merger or transfer described in Section 501(b). Immediately after giving effect to any transaction involving the Company in accordance with Section 501(a) in which the Company is not the Successor Company, the Collateral owned by the Successor Company upon giving effect thereto (including any Collateral transferred to the Successor Company pursuant to such transaction) shall continue to constitute Collateral under this Indenture and the Note Security Documents and be subject to the Lien in favor of the Note Collateral Agent for the benefit of the Trustee, the Note Collateral Agent and the Holders of the Notes, and shall not be subject to any Lien other than Permitted Liens, in each case except as otherwise permitted by or provided in this Indenture and the Note Security Documents. Any property and assets of any Person that is so consolidated or merged with the Company, to the extent of a type that would constitute Collateral under the Note Security Documents (excluding, for the avoidance of doubt, any Excluded Assets), shall be treated as After Acquired Property and the Successor Company shall take such action as may be reasonably necessary to cause such property and assets to be made subject to a Lien in favor of the Note 133 1010271152v11010271152_5.doc Collateral Agent for the benefit of the Trustee, the Note Collateral Agent and the Holders of the Notes, in each case to the extent required under Section 1503. Any Indebtedness that becomes an obligation of the Company (or, if applicable, the Successor Company with respect thereto) or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this Section 501, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with Section 407. (b) Clauses (ii) and (iii) of Section 501(a) will not apply to any transaction in which the Company consolidates or merges with or into or transfers all or substantially all its properties and assets to (x) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction or changing its legal structure to a corporation, limited liability company, partnership or other entity or (y) a Restricted Subsidiary of the Company so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof. Section 501(a) will not apply to (1) any transaction in which any Restricted Subsidiary consolidates with, merges into or transfers all or part of its assets to the Company or (2) the Transactions. (c) For purposes of this Section 501, so long as at the time of any Minority Business Disposition or any Minority Business Offering the Minority Business Disposition Condition is met, the Minority Business Assets shall not be deemed at any time to constitute all or substantially all of the assets of the Company, and any sale or transfer of all or any part of the Minority Business Assets (whether directly or indirectly, whether by sale or transfer of any such assets, or of any Capital Stock or other interest in any Person holding such assets, or any consolidation or merger, or any combination thereof, and whether in one or more transactions, or otherwise, including any Minority Business Offering or any Minority Business Disposition) shall not be deemed at any time to constitute a consolidation with or merger with or into, or conveyance, transfer or lease of all or substantially all of the assets of the Company to, any Person. Section 502. Successor Company Substituted. Upon any transaction involving the Company in accordance with Section 501 in which the Company is not the Successor Company, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and shall become the “Company” for all purposes of this Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under this Indenture, and shall cease to constitute the “Company” for all purposes of this Indenture, except that the predecessor Company in the case of a lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Notes. 134 1010271152v11010271152_5.doc ARTICLE VI REMEDIES Section 601. Events of Default. An “Event of Default” means the occurrence of the following: (i) a default in any payment of interest on any Note when due, continued for 30 days; (ii) a default in the payment of principal of any Note when due, whether at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise; (iii) the failure by the Company to comply with its obligations under Section 501(a); (iv) the failure by the Company to comply for 30 days after the notice specified in the penultimate paragraph of this Section 601 with any of its obligations under Section 415 (other than a failure to purchase the Notes); (v) the failure by the Company to comply for (x) 180 days after the notice specified in the penultimate paragraph of this Section 601 with any of its obligations under Section 405 or (y) 60 days after the notice specified in the penultimate paragraph of this Section 601 with its other agreements contained in the Notes or this Indenture; (vi) the failure by any Subsidiary Guarantor to comply for 45 days after the notice specified in the penultimate paragraph of this Section 601 with its obligations under its Subsidiary Guarantee; (vii) the failure by the Company or any Restricted Subsidiary to pay any Indebtedness for borrowed money (other than (x) Indebtedness owed to the Company or any Restricted Subsidiary, (y) any Indebtedness in relation to which the Company or any Restricted Subsidiary is contesting such default in good faith and (z) any Indebtedness arising pursuant to a Special Purpose Financing or a Financing Disposition if and to the extent permitted under this Indenture) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, if the total amount of such Indebtedness so unpaid or accelerated exceeds the greater of $177.5181.0 million and 20.0% of Four Quarter Consolidated EBITDA or its foreign currency equivalent; provided that no Default or Event of Default will be deemed to occur with respect to any such Indebtedness that is paid or otherwise acquired or retired (or for which such failure to pay or acceleration is 135 1010271152v11010271152_5.doc waived or rescinded) within 20 Business Days after such failure to pay or such acceleration; (viii) the taking of any of the following actions by the Company or a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law: (A) the commencement of a voluntary case; (B) the consent to the entry of an order for relief against it in an involuntary case; (C) the consent to the appointment of a Custodian of it or for any substantial part of its property; or (D) the making of a general assignment for the benefit of its creditors; (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any Significant Subsidiary in an involuntary case; (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or (C) orders the winding up or liquidation of the Company or any Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 days; (x) the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event of any appeal thereof shall be unsuccessful, or that the Company has determined there exists reasonable evidence that such amount will be reimbursed by the insurer or indemnifying party and such amount is not denied by the applicable insurer or indemnifying party in writing within 180 days and is reimbursed within 365 days of the date of such evidence) in excess of the greater of $177.5181.0 million and 20.0% of Four Quarter Consolidated EBITDA or its foreign currency equivalent against the Company or a Significant Subsidiary that is not discharged, satisfied, supported by a letter of credit or bonded or insured by a third Person, if such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed; 136 1010271152v11010271152_5.doc (xi) the failure of any Subsidiary Guarantee by a Subsidiary Guarantor that is a Significant Subsidiary to be in full force and effect (except as contemplated by the terms thereof or of this Indenture) or the denial or disaffirmation in writing by any Subsidiary Guarantor that is a Significant Subsidiary of its obligations under this Indenture or any Subsidiary Guarantee (other than by reason of the termination of this Indenture or such Subsidiary Guarantee or the release of such Subsidiary Guarantee in accordance with such Subsidiary Guarantee or this Indenture), if such Default continues for 10 days; or (xii) with respect to any Collateral, individually or in the aggregate, having a Fair Market Value in excess of the greater of $177.5181.0 million and 20.0% of Four Quarter Consolidated EBITDA, any of the Note Security Documents ceases to be in full force and effect, or any of the Note Security Documents ceases to give the holders of the Notes the Liens purported to be created thereby, or any of the Note Security Documents is declared null and void or the Company or any Guarantor denies in writing that it has any further liability under any Note Security Document (in each case (i) other than in accordance with the terms of this Indenture or any of the Note Security Documents or (ii) unless waived by the requisite creditors under the Senior Cash Flow Agreement (or by their agent or other representative on their behalf) or the Senior ABL Agreement (or by their agent or other representative on their behalf) if, after that waiver, the Company is in compliance with Article XV, except to the extent that any loss of perfection or priority results from the failure of the Note Collateral Agent, the Cash Flow Agent (as defined in the Base Intercreditor Agreement), the ABL Agent (as defined in the Base Intercreditor Agreement), any Additional Agent (as defined in the Base Intercreditor Agreement), the Cash Flow Collateral Representative (as defined in the Base Intercreditor Agreement) or the ABL Collateral Representative (as defined in the Base Intercreditor Agreement) to maintain possession of certificates actually delivered to it representing securities, promissory notes or other instruments pledged under the Note Security Documents, or otherwise results from the gross negligence or willful misconduct of the Note Collateral Agent, the Cash Flow Agent (as defined in the Base Intercreditor Agreement), the ABL Agent (as defined in the Base Intercreditor Agreement), any Additional Agent (as defined in the Base Intercreditor Agreement), the Cash Flow Collateral Representative (as defined in the Base Intercreditor Agreement) or the ABL Collateral Representative (as defined in the Base Intercreditor Agreement); provided, that if a failure of the sort described in this Section 601(xii) is susceptible of cure (including with respect to any loss of Lien priority on material portions of the Collateral), no Event of Default shall arise under this Section 601(xii) with respect thereto until 30 days after notice of such failure shall have been given to the Company. The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or 137 1010271152v11010271152_5.doc pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body. The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal, state or foreign law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law. However, a Default under Section 601(iv), Section 601(v), Section 601(vi) or Section 601(xii) will not constitute an Event of Default until the Trustee or the Holders of at least 30.0% in principal amount of the Outstanding Notes (which contain such Defaults) notify the Company (and the Trustee in the case of notice from Holders) in writing of the Default and the Company does not cure such Default within the time specified in such clause after receipt of such notice; provided that a notice of Default with respect to any action taken, and reported publicly or to Holders more than two years prior to such notice of Default, may not be given and any such notice shall be invalid and have no effect. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”. When a Default or an Event of Default is cured, it ceases. The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any Event of Default under Section 601(vii), Section 601(x) or Section 601(xii) and any event that with the giving of notice or the lapse of time would become an Event of Default under Section 601(iv), Section 601(v) or Section 601(vi), its status and what action the Company is taking or proposes to take with respect thereto. Section 602. Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 601(viii) or Section 601(ix) with respect to the Company) occurs and is continuing, unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 301, the Trustee by written notice to the Company, or the Holders of at least 30.0% in principal amount of the Outstanding Notes (which contain such Defaults) by written notice to the Company and the Trustee, in either case specifying in such notice the respective Event of Default and that such notice is a “notice of acceleration,” may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon the effectiveness of such a declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 601(viii) or Section 601(ix) with respect to the Company occurs and is continuing, unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 301, the principal of and accrued but unpaid interest on all the Outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Outstanding Notes (which contain such Event of Default which has been accelerated) by notice to the Company and the 138 1010271152v11010271152_5.doc Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of such acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto. Any time period in this Indenture to cure any actual or alleged Default or Event of Default may be extended or stayed by a court of competent jurisdiction to the extent such actual or alleged Default or Event of Default is the subject of litigation. Section 603. Other Remedies; Collection Suit by Trustee. If an Event of Default occurs and is continuing, the Trustee and the Note Collateral Agent may, but are not obligated under this Section 603 to, pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Note Security Documents. If an Event of Default specified in Section 601(i) or 601(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 707. Section 604. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents, in accordance with the terms of any applicable Intercreditor Agreements as may be necessary or advisable in order to have the claims of the Trustee, the Note Collateral Agent and the Holders allowed in any judicial proceedings relative to the Company or any other obligor upon the Notes, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 707. No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. Section 605. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the 139 1010271152v11010271152_5.doc

Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered. Section 606. Application of Money Collected. Any money or property collected by the Trustee or the Note Collateral Agent pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid: First: to the payment of all amounts due the Trustee under Section 707; Second: to the payment of all amounts due the Note Collateral Agent under Section 1510; Third: to the payment of the amounts then due and unpaid upon the Notes for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and Fourth: to the Company. The foregoing provisions of this Section 606 are subject to the terms of the Intercreditor Agreements, to Subsection 6.5 of the Collateral Agreement, to any corresponding provision of any other Note Security Document relating to application of such money or property, and to Section 1509(l). Section 607. Limitation on Suits. No Holder may pursue any remedy (including taking or instituting any actions or proceedings, judicial or otherwise, for any right or remedy or asserting any other cause of action against the Company or any Guarantor (including the exercise of any right of set-off, rights on account of any banker’s lien or similar claim or other rights of self-help), or instituting any actions or proceedings or any other cause of action, or otherwise commencing any remedial procedures) with respect to this Indenture, the Note Security Documents or the Notes unless: (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing; (ii) Holders of at least 30.0% in principal amount of the Outstanding Notes (which contain such Defaults) have requested the Trustee in writing to pursue the remedy; (iii) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense; 140 1010271152v11010271152_5.doc (iv) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and (v) Holders of a majority in principal amount of the Outstanding Notes (which contain such Defaults) have not given the Trustee a written direction inconsistent with such request within such 60-day period. For the avoidance of doubt, this provision may be enforced against any Holder by the Holders of a majority in principal amount of the outstanding Notes, the Trustee or the Company (or any of its Affiliates) and each Holder expressly acknowledges that this provision shall be available as a defense of the Company (or any of its Affiliates) in any action, proceeding, cause of action or remedial procedure. A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder, to obtain a preference or priority over another Holder or to enforce any right under this Indenture except in the manner herein provided and for the equal and ratable benefit of all Holders. Section 608. [Reserved]. Section 609. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor upon the Notes, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted. Section 610. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Section 611. Delay or Omission Not Waiver. No delay or omission of the Trustee, the Note Collateral Agent or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee, the Note Collateral Agent or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Note Collateral Agent or by the Holders, as the case may be. 141 1010271152v11010271152_5.doc Section 612. Control by Holders. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (which contain such Defaults) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee; provided that (1) such direction shall not be in conflict with any rule of law or with this Indenture, and (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 701, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. Section 613. Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (which contain such Default) may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default (1) in the payment of principal of or interest on any Note (which may only be waived with the consent of each Holder of Notes affected), or (2) in respect of a covenant or provision hereof that pursuant to the second paragraph of Section 902 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In case of any such waiver, the Company, any other obligor upon the Notes, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. Section 614. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or the Notes, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits 142 1010271152v11010271152_5.doc and good faith of the claims or defenses made by such party litigant. This Section 614 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10.0% in principal amount of the Outstanding Notes (which contain the applicable Event of Default), or to any suit instituted by any Holder for the enforcement of the payment of principal of (or premium, if any) or interest on any Note on or after the respective Stated Maturity or Interest Payment Dates expressed in such Note. Section 615. Waiver of Stay, Extension or Usury Laws. The Company agrees (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the principal of (or premium, if any) or interest on the Notes contemplated herein or in the Notes or that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted. ARTICLE VII THE TRUSTEE Section 701. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default, (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof. (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph does not limit the effect of Section 701(a); (ii) the 143 1010271152v11010271152_5.doc

Trustee shall not be liable for any action taken or error of judgment made in good faith by it or any of its officers, employees or agents, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 612. (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 701 and Section 703. Section 702. Notice of Defaults. If a Default occurs and is continuing and is actually known to a Trust Officer of the Trustee, the Trustee must send to each Holder notice of the Default within 90 days after a Trust Officer of the Trustee has obtained actual knowledge thereof, unless such Default shall have been cured or waived. Except in the case of a Default in the payment of principal of, or premium, if any, or interest on, any Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders. The Trustee shall not be deemed to have knowledge of any Defaults or Events of Default unless a Trust Officer of the Trustee shall have obtained actual knowledge thereof and a written notice of such an event has been received by the Trustee at its Corporate Trust Office and such notice references the Notes and this Indenture and states that it is a “Notice of Default.” Section 703. Certain Rights of Trustee. Subject to the provisions of Section 701: (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties; (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order thereof, and any resolution of any Person’s board of directors shall be sufficiently evidenced if certified by an Officer of such Person as having been duly adopted and being in full force and effect on the date of such certificate; (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) 144 1010271152v11010271152_5.doc may, in the absence of bad faith on its part, rely upon an Officer’s Certificate of the Company; (4) the Trustee shall be entitled to request and receive written instructions from the Company and shall have no responsibility or liability for any losses or damages of any nature that may arise from any action taken or not taken by the Trustee in accordance with the written direction of the Company; (5) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; (6) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; (7) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document; (8) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; (9) to the extent permitted by applicable law, the Trustee shall not be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and (10) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein. The rights, protections and indemnities afforded the Trustee hereunder shall equally apply to it acting as Note Collateral Agent (or any other role) hereunder or under any Note Security Document; provided that, with respect to acting as the Note Collateral Agent, references to the Note Collateral Agent being liable to the extent of its negligence shall be replaced with references to the Note Collateral Agent being liable to the extent of its gross negligence. 145 1010271152v11010271152_5.doc Section 704. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company and any other obligor upon the Notes in connection with the registration of any Notes, Parent Guarantee or Subsidiary Guarantees issued hereunder are and will be true and accurate subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of any series of Notes or the proceeds thereof. Section 705. May Hold Notes. The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 708 and Section 713, may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent. Section 706. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company. Section 707. Compensation and Reimbursement. The Company agrees, (1) to pay to the Trustee from time to time the reasonable compensation agreed to by the Company in writing for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable out-of-pocket expenses incurred by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability, suit, action, proceeding at law or in equity, tax, levy, fee or expense (including, without limitation, attorneys’ fees and expenses and the costs of enforcement of this Indenture, any Note Security Documents or Intercreditor Agreement or any provision hereof or thereof) or expense incurred without negligence or willful misconduct on the 146 1010271152v11010271152_5.doc Trustee’s part as finally adjudicated by a court of competent jurisdiction, arising out of or in connection with the administration of the trust or trusts hereunder or in connection with any Note Security Document or Intercreditor Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder. The Company need not pay for any settlement made without its consent (which consent shall not be unreasonably withheld). The provisions of this Section 707 shall survive the termination of this Indenture or the resignation and removal of the Trustee. The Trustee shall have a claim prior to the Notes for payment of all amounts due the Trustee under this Section 707 on all money or property held or collected by the Trustee, other than money or property held in trust to pay the principal of and interest on any Notes. Section 708. Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall eliminate such interest, apply to the SEC for permission to continue as Trustee with such conflict or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. The Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Initial Notes and Additional Notes, or a trustee under any other indenture between the Company and the Trustee. Section 709. Corporate Trustee Required; Eligibility. There shall at all times be one (and only one) Trustee hereunder. The Trustee shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $50.0 million. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 709 and to the extent permitted by the TIA, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 709, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Section 710. Resignation and Removal; Appointment of Successor. No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 711. The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 711 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may at the expense of the Company petition any court of competent jurisdiction for the appointment of a successor Trustee. 147 1010271152v11010271152_5.doc

The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Trustee and to the Company. If at any time: (1) the Trustee shall fail to comply with Section 708 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or (2) the Trustee shall cease to be eligible under Section 709 and shall fail to resign after written request therefor by the Company or by any such Holder, or (3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company may remove the Trustee, or (B) subject to Section 614, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 711. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 711, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 711, then, subject to Section 614, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 110. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. Notwithstanding the replacement of the Trustee pursuant to this Section 710, the Company’s obligations under Section 707 shall continue for the benefit of the retiring Trustee. 148 1010271152v11010271152_5.doc Section 711. Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to above. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VII. Section 712. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. Section 713. Preferential Collection of Claims Against the Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor) or realizing on certain property received by it in respect of such claims. Section 714. Appointment of Authenticating Agent. With respect to Notes of any series, the Trustee may appoint an Authenticating Agent acceptable to the Company to authenticate such Notes. Any such appointment shall be evidenced by an instrument in writing signed by a Trust Officer, a copy of which instrument shall be promptly furnished to the Company. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication (or execution of a certificate of authentication) by the Trustee includes authentication (or execution of a certificate of authentication) by such Authenticating Agent. An 149 1010271152v11010271152_5.doc Authenticating Agent has the same rights as any Note Registrar, Paying Agent or agent for service of notices and demands. ARTICLE VIII HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND THE COMPANY Section 801. The Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee (1) semi-annually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of such series as of such Regular Record Date, and (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that if and to the extent and so long as the Trustee shall be the Note Registrar, no such list need be furnished pursuant to this Section 801. Section 802. Preservation of Information; Communications to Holders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list, if any, furnished to the Trustee as provided in Section 801 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar; provided, however, that if and so long as the Trustee shall be the Note Registrar, the Note Register shall satisfy the requirements relating to such list. None of the Company, Holdings, any Subsidiary Guarantor or the Trustee or any other Person shall be under any responsibility with regard to the accuracy of such list. The Trustee may destroy any list furnished to it as provided in Section 801 upon receipt of a new list so furnished. The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the TIA. Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, nor the Trustee, nor any agent of any of them, shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA. Section 803. Reports by Trustee. Within 60 days after each April 1, beginning with April 1, 2023, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto for so long as any Notes remain outstanding. A copy of each 150 1010271152v11010271152_5.doc such report shall, at the time of such transmission to Holders, be filed by the Trustee or any applicable listing agent with each stock exchange upon which any Notes are listed, with the SEC and with the Company. The Company shall notify the Trustee when any Notes are listed on any stock exchange, but any failure to so notify the Trustee shall not constitute a Default or Event of Default by the Company. ARTICLE IX AMENDMENT, SUPPLEMENT OR WAIVER Section 901. Without Consent of Holders. Without the consent of (or notice to) any Holder, the Company, the Trustee, the Note Collateral Agent and (as applicable) any Guarantor may amend or supplement this Indenture, the Notes, the Note Security Documents and any Intercreditor Agreement (or the form set forth on Exhibit H prior to execution), for any of the following purposes: (1) to cure any ambiguity, mistake, omission, defect or inconsistency (as determined by the Company in good faith, which determination shall be conclusive), (2) to provide for the assumption by a successor of the obligations of the Company or a Guarantor under this Indenture or any Note, (3) to provide for uncertificated Notes in addition to or in place of certificated Notes, (4) to secure the Notes or to add to the Collateral (including to mortgage, pledge, hypothecate or grant any other Lien in favor of the Note Collateral Agent for the benefit of the Trustee, the Note Collateral Agent and the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Secured Obligations, in any property or assets, including any that are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted, to or for the benefit of the Note Collateral Agent pursuant to this Indenture, any of the Note Security Documents or otherwise), (5) to evidence a successor Trustee or Note Collateral Agent, (6) to provide for Additional Obligations pursuant to any Intercreditor Agreement, to add Guarantees with respect to the Notes, or to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the Notes when such release, termination or discharge is provided for under this Indenture, the Notes or any of the Note Security Documents, (7) to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power conferred upon the Company, 151 1010271152v11010271152_5.doc

(8) to provide for or confirm the issuance of the Initial Notes or any Additional Notes, (9) to conform the text of this Indenture (including any supplemental indenture or any other instrument pursuant to which the Initial Notes or any Additional Notes are issued), the Notes (including the Initial Notes and any Additional Notes), any Note Security Documents, the Base Intercreditor Agreement, the Junior Priority Intercreditor Agreement, the Parent Guarantee or any Subsidiary Guarantee to any provision of the “Description of Notes” or the “Description of Intercreditor Agreements” section of the Offering Memorandum, or, with respect to any Additional Notes and any supplemental indenture or other instrument pursuant to which such Additional Notes are issued, to the “Description of Notes” or the “Description of Intercreditor Agreements” section of the offering memorandum relating to the issuance of such Additional Notes solely to the extent that such “Description of Notes” section provides for terms of such Additional Notes that differ from the terms of the Initial Notes, in accordance with Section 301, (10) to make any change that does not materially adversely affect the rights of any Holder under the Notes, this Indenture or the Note Security Documents (as determined by the Company in good faith, which determination shall be conclusive), or (11) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA or otherwise (as determined by the Company in good faith, which determination shall be conclusive). In addition, the Note Security Documents and any Intercreditor Agreement may be amended in accordance with the terms thereof. Each Intercreditor Agreement may be amended from time to time with the consent of the parties thereto. In addition, the Company may, without the consent of any other party thereto, amend the Base Intercreditor Agreement to designate indebtedness as “Additional Indebtedness,” and to designate one or more agreements as an “ABL Credit Agreement,” a “Cash Flow Credit Agreement,” an “Additional ABL Credit Facility,” an “Additional Cash Flow Credit Facility,” a “Junior Priority Credit Agreement” or an “Additional Credit Facility.” In addition, the Company may, without the consent of any other party thereto, make such similar amendments to the Junior Priority Intercreditor Agreement. Section 902. With Consent of Holders. The Company, the Trustee, the Note Collateral Agent and (as applicable) any Guarantor may amend or supplement this Indenture, the Notes, the Note Security Documents and any Intercreditor Agreement with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including Additional Notes, if any, and including consents obtained in connection with a tender offer or exchange offer for Notes) and the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including Additional Notes, if any, and including 152 1010271152v11010271152_5.doc consents obtained in connection with a tender offer or exchange offer for Notes) by notice to the Trustee may waive any existing Default or Event of Default or compliance by the Company or any Guarantor with any provision of this Indenture, the Notes, the Parent Guarantee, any Subsidiary Guarantee, any Note Security Documents or any Intercreditor Agreement; provided that (x) if any such amendment or waiver will only affect one series of Notes (or less than all series of Notes) then outstanding under this Indenture, then only the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding (including, in each case, consents obtained in connection with a tender offer or exchange offer for Notes) shall be required and (y) if any such amendment or waiver by its terms will affect a series of Notes in a manner different and materially adverse relative to the manner such amendment or waiver affects other series of Notes, then the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding (including, in each case, consents obtained in connection with a tender offer or exchange offer for Notes) shall be required. Notwithstanding the provisions of this Section 902, without the consent of Holders of at least 90.0% of the principal amount of the Notes affected (including consents obtained in connection with a tender offer or exchange of the Notes), an amendment or waiver, including a waiver pursuant to Section 613, may not: (i) reduce the principal amount of the Notes whose Holders must consent to an amendment or waiver; (ii) reduce the rate of or extend the time for payment of interest on any Note; (iii) reduce the principal of or extend the Stated Maturity of any Note; (iv) reduce the premium payable upon the redemption of any Note or change the date on which any Note may be redeemed as described in Section 6 of the applicable Notes Supplemental Indenture; (v) make any Note payable in money other than that stated in such Note; (vi) amend or waive the legal right of any Holder of any Note to receive payment of principal of and interest on such Note on or after the respective Stated Maturity for such principal or Interest Payment Date for such interest expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective Stated Maturity or Interest Payment Date; or (vii) make any change in the amendment or waiver provisions described in this paragraph. Any amendment, supplement or waiver consented to by Holders of at least 90.0% of the principal amount of the Notes affected will be binding on any non-consenting Holder of the Notes affected. 153 1010271152v11010271152_5.doc It shall not be necessary for the consent of the Holders under this Section 902 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 902 becomes effective, the Company shall send to the Holders, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture or the effectiveness of any such amendment, supplement or waiver. In addition, without the consent of the Holders of at least 66⅔% in aggregate principal amount of Outstanding Notes (including Additional Notes, if any, and including consents obtained in connection with a tender offer or exchange offer for Notes), no amendment, supplement or waiver may (1) make any change to any Note Security Document, any Intercreditor Agreement, or the specified provisions in this Indenture dealing with the Collateral or the Note Security Documents, that would release all or substantially all of the Fair Market Value of the Collateral from the Liens of the Note Security Documents (except as permitted by the terms of this Indenture, the Note Security Documents and the Intercreditor Agreements) or would change or alter the priority of the security interests in the Collateral under any Intercreditor Agreement in any manner adverse to the Holders in any material respect, or (2) make any other change to any Note Security Document, any Intercreditor Agreement, or the specified provisions in this Indenture dealing with the Collateral or the Note Security Documents, or the application of trust proceeds of the Collateral pursuant to this Indenture, that would adversely affect the Holders in any material respect, in each case other than in accordance with the terms of this Indenture, the Note Security Documents and the Intercreditor Agreements. Section 903. Execution of Amendments, Supplements or Waivers. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel to the effect that the execution of such amendment, supplement or waiver is authorized or permitted or complies with this Indenture, that all conditions precedent to such amendment, supplement or waiver required by this Indenture have been complied with and that such amendment, supplement or waiver is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. For the avoidance of doubt, (a) no Officer’s Certificate shall be required on the Issue Date for the execution of any Note Supplemental Indenture, supplemental indenture pursuant to Section 501(a)(i) or 501(b), as applicable, or Guarantor Supplemental Indenture and (b) no Opinion of Counsel shall be required (w) on the Issue Date for the execution of any Note Supplemental Indenture, supplemental indenture pursuant to Section 501(a)(i) or 501(b), as applicable, or Guarantor Supplemental Indenture, (x) in connection with the execution of any documents reasonably requested by the Company to 154 1010271152v11010271152_5.doc evidence the release, discharge, and termination of a Subsidiary Guarantee as set forth in Section 1303 or any Guarantor Supplemental Indenture, (y) in connection with the execution of any documents reasonably requested by the Company to evidence the release, discharge, and termination of the Parent Guarantee as set forth in Section 1403 and (z) in connection with the transfer of all of the Capital Stock of the Company held by Holdings to any Successor Holding Company pursuant to Section 1410. Section 904. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or any Note that evidences all or any part of the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. Subject to the following paragraph of this Section 904, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note by written notice to the Trustee or the Company, received by the Trustee or the Company, as the case may be, before the date on which the Trustee receives an Officer’s Certificate from the Company certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver as set forth in Section 108. Subject to Section 907(b), after an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes. Section 905. [Reserved]. Section 906. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (if required by the Company and in accordance with the specific direction of the Company) request the Holder of the Note to deliver it to the Trustee. The Trustee shall (if required by the Company and in accordance with the specific direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver. Section 907. Net Short Holders. (a) Each amendment, supplement, waiver or modification of this Indenture, the Notes, the Note Security Documents or the Intercreditor Agreements, as well as any other request, demand, authorization, direction, notice, consent or waiver under this Indenture, shall be binding and effective as to each Net Short Holder. By acceptance of a beneficial ownership interest in the Notes, each Notes Beneficial Owner shall be deemed to have agreed to not take any action, whether consenting, affirmatively not consenting or otherwise, for any amendment, supplement, waiver or modification of this Indenture, the Notes, the Note Security Documents or the Intercreditor Agreements, or otherwise give any request, demand, authorization, direction, notice, consent or waiver under this Indenture, if it is a Net Short Holder (in each case unless otherwise agreed to by the Company). In connection with 155 1010271152v11010271152_5.doc any amendment, supplement, waiver or modification of this Indenture, the Notes, the Note Security Documents or the Intercreditor Agreements, or any other request, demand, authorization, direction, notice, consent or waiver under this Indenture, each Notes Beneficial Owner shall promptly notify the Trustee and the Company in writing that it is a Net Short Holder, or shall otherwise be deemed to have represented and warranted to the Company and the Trustee that it is not a Net Short Holder; provided that if such action relates to a Default or Event of Default, such representation or deemed representation shall be deemed repeated at all times until the resulting Default or Event of Default is cured or ceases to exist or the Notes hereunder are accelerated. In connection with, and as a condition to, taking any action requiring the consent of, or the giving of any request, demand, authorization, direction, notice, consent or waiver by, the Holders of the requisite principal amount of Notes, each Notes Beneficial Owner taking such action shall (A) certify to the Trustee and the Company that it is not a Net Short Holder (in each case unless otherwise agreed to by the Company) and (B) covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Net Beneficial Owner’s representation or warranty, deemed representation or warranty or certification with respect to not being a Net Short Holder, within five Business Days of request thereof (the “Net Short Holder Verification Covenant”). Notwithstanding the foregoing, these provisions shall in no way limit the right of any Notes Beneficial Owner or Holder to institute suit for the enforcement of payment of principal and interest of any Note of such Holder on or after the final maturity date for such principal or scheduled interest payment dates for such interest expressed in such Note. If any Notes Beneficial Owner has made an incorrect representation or warranty, deemed representation or warranty or certification with respect to not being a Net Short Holder, or has otherwise breached its covenant to not take any action, whether consenting, affirmatively not consenting or otherwise, for any amendment, supplement, waiver or modification of this Indenture, the Notes, the Note Security Documents or the Intercreditor Agreements, or otherwise give any request, demand, authorization, direction, notice, consent or waiver under this Indenture, if it is a Net Short Holder (in each case unless otherwise agreed to by the Company), the Company shall have the right at the sole expense of any such Person to cause such Person to (and such Person shall be obligated to) transfer any or all of its Notes to one or more transferees (which may, at the Company’s sole option, be or include any Parent, the Company or any Subsidiary); provided that (1) the Trustee shall not have any obligation to the Company or to such Notes Beneficial Owner to find such a transferee, (2) the Company shall not have any obligation to such Notes Beneficial Owner to find such a transferee or accept or consent to any such transfer to itself or any other Person and (3) the transferee (or, at its option, the Company) shall pay to such Notes Beneficial Owner concurrently with such transfer an amount (which payment shall be deemed payment in full) equal to the lesser of (x) the face principal amount of the Notes so assigned and (y) the most recently available quoted price for such Notes (as determined by the Company in good faith, which determination shall be conclusive), in each case without interest thereon. The rights and remedies of the Company provided herein are cumulative and are not exclusive of any other rights and remedies provided to the Company at law or in equity, and the Company shall be entitled to pursue any remedy available to it against any Net Short Holder (or any Notes Beneficial Owner that the Company in good faith believes is a Net Short Holder). In no event shall the Trustee have any liability or obligation to ascertain, monitor or inquire as to whether 156 1010271152v11010271152_5.doc any Person is a Net Short Holder and/or whether such Net Short Holder has delivered any related certifications under this Indenture or in connection with the Notes. It is understood and agreed that the Company and the Trustee shall be entitled to rely on each representation, deemed representation and certification made by, and covenant of, each Notes Beneficial Owner provided for in this paragraph. Notwithstanding any other provision of this Indenture, the Notes or any other document, the provisions of this paragraph shall apply and survive with respect to each Notes Beneficial Owner notwithstanding that any such Person may have ceased to be a Notes Beneficial Owner, this Indenture may have been terminated or the Notes may have been redeemed in full. (b) If, in connection with the giving of a request, demand, authorization, notice, consent or waiver relating to a Default or Event of Default (each, a “Default Direction”), but prior to the acceleration of the Notes, the Company determines in good faith that there is a reasonable basis to believe a Notes Beneficial Owner that took such action made an incorrect representation or warranty, deemed representation or warranty or certification with respect to not being a Net Short Holder, or otherwise at any relevant time on or following such action was a Net Short Holder (a “Net Short Holder Default Breach”), the Company delivers an Officer’s Certificate to the Trustee certifying that (i) the Company believes in good faith that there is a reasonable basis to believe a Notes Beneficial Owner that gave a Default Direction (x) made an incorrect representation or warranty, deemed representation or warranty or certification with respect to not being a Net Short Holder, or otherwise at any relevant time on or following such action was a Net Short Holder or (y) breached the Net Short Holder Verification Covenant and (ii) the Company and/or one of its Affiliates has filed papers with a court of competent jurisdiction seeking a determination that such Notes Beneficial Owner made an incorrect representation or warranty, deemed representation or warranty or certification with respect to not being a Net Short Holder, or otherwise at any relevant time on or following such action was a Net Short Holder or breached the Net Short Holder Verification Covenant, and seeking to invalidate any Default or Event of Default that resulted from such action, the cure period with respect to such Default or Event of Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If such Officer’s Certificate has been delivered to the Trustee, the Trustee shall refrain from acting in accordance with any such Default Direction until such time as the Company provides to the Trustee an Officer’s Certificate stating that such Notes Beneficial Owner has satisfied its Net Short Holder Verification Covenant. If such Notes Beneficial Owner has satisfied its Net Short Holder Verification Covenant, then the Trustee shall be permitted to act in accordance with such Default Direction. (c) If any amendment, supplement, waiver or modification of this Indenture, the Notes, the Note Security Documents or the Intercreditor Agreements, or any other request, demand, authorization, direction, notice, consent or waiver under this Indenture, is effected in violation of Section 907(b) (including, without limitation, as a result of such amendment, supplement, waiver or modification having been consented to by a Net Short Holder or such other request, demand, authorization, direction, notice, consent or waiver having been given by a Net Short Holder), and assuming all Net Short Holders complied with Section 907(b) and Notes 157 1010271152v11010271152_5.doc owned by all Net Short Holders were disregarded and deemed not to be Outstanding (in each case unless otherwise agreed to by the Company), (1) if such amendment, supplement, waiver or modification, or such other request, demand, authorization, direction, notice, consent or waiver, shall have received the requisite percentage of Holders under this Indenture, the Notes, the Note Security Documents or the Intercreditor Agreements, without taking into account any action, whether consenting, affirmatively not consenting or otherwise, of any Net Short Holder (in each case unless otherwise agreed to by the Company), then such amendment, supplement, waiver or modification, or such other request, demand, authorization, direction, notice, consent or waiver shall nonetheless be binding and effective, and shall not be null or void, as to each Holder and (2) in all other cases, such amendment, supplement, waiver or modification, or such other request, demand, authorization, direction, notice, consent or waiver shall be null and void (in each case unless otherwise agreed to by the Company). ARTICLE X REDEMPTION OF NOTES Section 1001. Applicability of Article. Notes of or within any series that are redeemable in whole or in part before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 301) in accordance with this Article X. Section 1002. [Reserved]. Section 1003. Election to Redeem; Notice to Trustee. In case of any redemption at the election of the Company of less than all of the Notes of any series, the Company shall, at least two Business Days (but not more than 60 days (except that such notice may be delivered more than 60 days prior to the Redemption Date if the Redemption Date is delayed as provided in Section 6 of the applicable Notes Supplemental Indenture)), prior to the date on which notice is required to be sent or caused to be sent to Holders pursuant to Section 1005, notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed, but failure to so notify the Trustee shall not invalidate any notice given in accordance with Section 1005 and shall not constitute a Default or Event of Default by the Company. Section 1004. Selection by Trustee of Notes to Be Redeemed. Unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 301, in the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee not more than 60 days prior to the Redemption Date (except that such notice may be delivered more than 60 days prior to the Redemption Date if the Redemption Date is delayed as provided in Section 6 of the applicable Notes Supplemental Indenture) on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, in integral multiples of $1,000, although no Note of the Minimum Denomination in original principal amount or less will be redeemed in part. 158 1010271152v11010271152_5.doc The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note that has been or is to be redeemed. Section 1005. Notice of Redemption. Subject to the final paragraph of Section 110, unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 301, notice of redemption or purchase as provided in Section 1001 shall be given electronically or, at the Company’s option, by first-class mail, postage prepaid, mailed not less than 10 nor more than 60 days prior to the Redemption Date (except that such notice may be delivered more than 60 days prior to the Redemption Date if such notice is issued in connection with the defeasance of Notes pursuant to Section 1201 or a satisfaction and discharge of this Indenture pursuant to Section 1101 or of such Notes pursuant to Section 1102, or if the Redemption Date is delayed as provided in Section 6 of the applicable Notes Supplemental Indenture), to each Holder of Notes to be redeemed, at such Holder’s address appearing in the Note Register. Any such notice shall state: (1) the expected Redemption Date, (2) the redemption price (or the formula by which the redemption price will be determined), (3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the portion of the respective principal amounts) of the Notes to be redeemed, (4) that, on the Redemption Date, the redemption price will become due and payable upon each such Note, and that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest thereon shall cease to accrue from and after said date, and (5) the place where such Notes are to be surrendered for payment of the redemption price. In addition, if such redemption, purchase or notice is subject to satisfaction (or, waiver by the Company in its sole discretion) of one or more conditions precedent, as permitted by Section 6 of 159 1010271152v11010271152_5.doc the applicable Notes Supplemental Indenture, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been (or, in the Company’s sole determination, may not be) satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date as so delayed. The Company may provide in such notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person. Notice of such redemption or purchase of Notes to be so redeemed or purchased at the election of the Company shall be given by the Company or, at the Company’s request (made to the Trustee at least 15 days (or such shorter period as shall be reasonably satisfactory to the Trustee) prior to the Redemption Date), by the Trustee in the name and at the expense of the Company. Any such request will set forth the information to be stated in such notice, as provided by this Section 1005. The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Section 1006. Deposit of Redemption Price. Unless otherwise specified for Notes of any series in the applicable Notes Supplemental Indenture, as contemplated by Section 301, on or prior to 12:00 p.m., New York City time, on any Redemption Date, the Company shall deposit or cause to be deposited with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 403) an amount of money sufficient to pay the redemption price of, and any accrued and unpaid interest on, all the Notes or portions thereof which are to be redeemed on that date. Section 1007. Notes Payable on Redemption Date. Notice of redemption having been given as provided in this Article X or in the applicable Notes Supplemental Indenture, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price specified herein or in the applicable Notes Supplemental Indenture and from and after such date (unless the Company shall default in the payment of the redemption price or the Paying Agent is prohibited from paying the redemption price pursuant to the terms of this Indenture) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with such notice, such Notes shall be paid by or on behalf of the Company at the redemption price. Installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such on the relevant Regular Record Dates according to their terms and the provisions of Section 307. 160 1010271152v11010271152_5.doc On and after any Redemption Date, if money sufficient to pay the redemption price of and any accrued and unpaid interest on Notes called for redemption shall have been made available in accordance with Section 1006, the Notes (or the portions thereof) called for redemption will cease to accrue interest and the only right of the Holders of such Notes (or portions thereof) will be to receive payment of the redemption price of and, subject to the last sentence of the preceding paragraph, any accrued and unpaid interest on such Notes (or portions thereof) to but not including the Redemption Date. If any Note (or portion thereof) called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Note (or portion thereof). Section 1008. Notes Redeemed in Part. Any Note that is to be redeemed only in part shall be surrendered at the Place of Payment (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or its attorney duly authorized in writing) and the Company shall execute and (upon receipt of an Authentication Order) the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered (or if the Note is a global note, an adjustment shall be made to the schedule attached thereto). ARTICLE XI SATISFACTION AND DISCHARGE Section 1101. Satisfaction and Discharge of Indenture. The Outstanding Notes, this Indenture and the Note Security Documents shall be discharged and shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of the Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Outstanding Notes and this Indenture, when (i) either (a) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 306, and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 403) have been cancelled or delivered to the Trustee for cancellation; or (b) all such Notes not theretofore cancelled or delivered to the Trustee for cancellation 161 1010271152v11010271152_5.doc (1) have become due and payable, (2) will become due and payable at their Stated Maturity within one year, or (3) have been called for redemption, or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; (ii) the Company has irrevocably deposited or caused to be deposited with the Trustee money, U.S. Government Obligations or a combination thereof, sufficient (without reinvestment) to pay and discharge the entire Indebtedness on such Notes not previously cancelled or delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be (provided that if such redemption shall be made pursuant to Section 6(d) of the applicable Notes Supplemental Indenture, (x) the amount of money or U.S. Government Obligations, or a combination thereof, that the Company must irrevocably deposit or cause to be deposited shall be determined using an assumed Applicable Premium calculated as of the date of such deposit, as calculated by the Company in good faith (which calculation shall be conclusive), and (y) the Company must irrevocably deposit or cause to be deposited additional money in trust on or prior to the Redemption Date, as required by Section 1006, as necessary to pay the Applicable Premium as determined on the Redemption Date); (iii) the Company has paid or caused to be paid all other sums then payable hereunder by the Company; and (iv) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each to the effect that all conditions precedent provided for in this Section 1101 relating to the satisfaction and discharge of this Indenture have been complied with; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (i), (ii) and (iii)). Notwithstanding the satisfaction and discharge of this Indenture, (a) the obligations of the Company to the Trustee under Section 707 and, if money shall have been deposited with the Trustee pursuant to Section 1101(ii), the obligations of the Trustee under Section 1103 shall survive such satisfaction and discharge, (b) if such satisfaction and discharge is effected through redemption in accordance with Section 1101(i)(b)(3), the provisions of Section 1007 shall survive such satisfaction and discharge, and the other provisions of Article X (and Section 6 of each applicable Notes Supplemental Indenture) shall survive such satisfaction and discharge until the Redemption Date shall have occurred and (c) the obligations of the Note 162 1010271152v11010271152_5.doc Collateral Agent under Section 1513 shall survive until the second anniversary of such satisfaction and discharge. Section 1102. Satisfaction and Discharge of Notes of a Series. The Outstanding Notes of any series shall be discharged and shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Outstanding Notes of such series, when (i) either (a) all Notes of such series theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 306, and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 403) have been cancelled or delivered to the Trustee for cancellation; or (b) all Notes of such series not theretofore cancelled or delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their Stated Maturity within one year, or (3) have been called for redemption, or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; (ii) the Company has irrevocably deposited or caused to be deposited with the Trustee money, U.S. Government Obligations or a combination thereof, sufficient (without reinvestment) to pay and discharge the entire Indebtedness on such Notes not previously cancelled or delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be (provided that if such redemption shall be pursuant to Section 6(d) of the applicable Notes Supplemental Indenture, (x) the amount of money or U.S. Government Obligations, or a combination thereof, that the Company must irrevocably deposit or cause to be deposited shall be determined using an assumed Applicable Premium calculated as of the date of such deposit, as calculated by the Company in good faith, and (y) of the Company must irrevocably deposit or cause to be deposited additional money in trust on or prior to the Redemption Date, as required by 163 1010271152v11010271152_5.doc

Section 1006, as necessary to pay the Applicable Premium as determined on such Redemption Date); (iii) the Company has paid or caused to be paid all other sums then payable hereunder by the Company; and (iv) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each to the effect that all conditions precedent provided for in this Section 1102 relating to the satisfaction and discharge of the Notes of such series have been complied with; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (i), (ii) and (iii)). Notwithstanding the satisfaction and discharge of the Notes of any series, if such satisfaction and discharge is effected through redemption in accordance with Section 1102(i)(b)(3), the provisions of Section 1007 shall survive such satisfaction and discharge, and the other provisions of Article X (and Section 6 of each applicable Notes Supplemental Indenture) shall survive such satisfaction and discharge until the Redemption Date shall have occurred. Section 1103. Application of Trust Money. Subject to the provisions of the last paragraph of Section 403, all money and/or U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 1101 or Section 1102 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law. ARTICLE XII DEFEASANCE OR COVENANT DEFEASANCE Section 1201. The Company’s Option to Effect Defeasance or Covenant Defeasance. The Company may, at its option, at any time, elect to have terminated the obligations of the Company with respect to Outstanding Notes and to have terminated all of the obligations of (i) Holdings with respect to its Parent Guarantee and (ii) the Subsidiary Guarantors with respect to the Subsidiary Guarantees, to have released any and all Liens on the Collateral securing the Indebtedness evidenced by the Notes and to have terminated the Note Security Documents in each case, as set forth in this Article XII, and elect to have either Section 1202 or Section 1203 be applied to all of the Outstanding Notes (the “Defeased Notes”), upon compliance with the conditions set forth below in Section 1204. Either Section 1202 or Section 1203 may be applied to the Defeased Notes to any Redemption Date or the Stated Maturity of the Notes. 164 1010271152v11010271152_5.doc Section 1202. Defeasance and Discharge. Upon the Company’s exercise under Section 1201 of the option applicable to this Section 1202, the Company shall be deemed to have been released and discharged from its obligations with respect to the Defeased Notes, Holdings shall be deemed to have been released and discharged from its obligations with respect to the Parent Guarantee, and the Subsidiary Guarantors shall be deemed to have been released and discharged from their obligations with respect to the Subsidiary Guarantees and the Company and the Guarantors shall have released any and all Liens on the Collateral securing the Indebtedness evidenced by the Notes and to have terminated the Note Security Documents on the date the relevant conditions set forth in Section 1204 are satisfied (hereinafter, “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1205 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and the Company, Holdings and each of the Subsidiary Guarantors shall be deemed to have satisfied all other obligations under such Notes, the Parent Guarantee, the Subsidiary Guarantees and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of principal of and premium, if any, and interest on such Notes when such payments are due, (b) the Company’s obligations with respect to such Defeased Notes under Sections 304, 305, 306, 402 and 403, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including the Trustee’s rights (and the Company’s obligations) under Section 707, and (d) this Article XII. If the Company exercises its option under this Section 1202, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. Subject to compliance with this Article XII, the Company may, at its option and at any time, exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203 with respect to the Notes. Section 1203. Covenant Defeasance. Upon the Company’s exercise under Section 1201 of the option applicable to this Section 1203, (a) the Company and the Guarantors shall be released from their respective obligations under any covenant or provision contained in Section 405, Sections 407 through 415 and Section 1503, and the provisions of clauses (iii), (iv) and (v) and the second paragraph of Section 501(a) shall not apply, and (b) the occurrence of any event specified in clause (iv), (v) (with respect to Section 405, Sections 407 through 415, inclusive, and Section 1503), (vi), (vii), (viii) (with respect to Subsidiaries), (ix) (with respect to Subsidiaries), (x), (xi) or (xii) of Section 601 shall be deemed not to be or result in an Event of Default, in each case with respect to the Defeased Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants or provisions, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the 165 1010271152v11010271152_5.doc Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of any reference in any such covenant or provision to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 601, but, except as specified above, the remainder of this Indenture and such Outstanding Notes shall be unaffected thereby. Section 1204. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 1202 or Section 1203 to the Outstanding Notes: (1) The Company shall have irrevocably deposited or caused to be deposited with the Trustee, in trust, money or U.S. Government Obligations, or a combination thereof, in amounts as will be sufficient (without reinvestment), to pay and discharge the principal of, and premium, if any, and interest on the Defeased Notes issued by the Company to the Stated Maturity or relevant Redemption Date in accordance with the terms of this Indenture and the Notes (provided that if such redemption is made pursuant to Section 6(d) of the applicable Notes Supplemental Indenture, (x) the amount of money or U.S. Government Obligations or a combination thereof that the Company must irrevocably deposit or cause to be deposited shall be determined using an assumed Applicable Premium calculated as of the date of such deposit, as calculated by the Company in good faith (which calculation shall be conclusive) and (y) the Company must irrevocably deposit or cause to be deposited additional money in trust on or prior to the Redemption Date, as required by Section 1006, as necessary to pay the Applicable Premium as determined on such Redemption Date); (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit; (3) Such deposit shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; (4) In the case of an election under Section 1202, the Company shall have delivered to the Trustee an Opinion of Counsel from Debevoise & Plimpton LLP or other counsel in the United States to the effect that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm to the effect that, the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred; provided that such Opinion of Counsel need not be delivered if all Notes theretofore authenticated and delivered (other than (i) Notes that 166 1010271152v11010271152_5.doc have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 306, and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 403) not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at their Stated Maturity within one year, or have been called for redemption or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; (5) In the case of an election under Section 1203, the Company shall have delivered to the Trustee an Opinion of Counsel from Debevoise & Plimpton LLP or other counsel in the United States to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and (6) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel from Debevoise & Plimpton LLP or other counsel in the United States, each to the effect that all conditions precedent provided for in this Section 1204 relating to either the Defeasance under Section 1202 or the Covenant Defeasance under Section 1203, as the case may be, have been complied with. In rendering such Opinion of Counsel, counsel may rely on an Officer’s Certificate as to compliance with the foregoing clauses (1), (2) and (3) of this Section 1204 or as to any matters of fact. Section 1205. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 403, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or such other Person that would qualify to act as successor trustee under Article VII, collectively and solely for purposes of this Section 1205, the “Trustee”) pursuant to Section 1204 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law. The Company shall pay and indemnify the Trustee and its agents and hold them harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited by the Company pursuant to Section 1204, or the principal, premium, if any, and interest received in respect thereof, other than any such tax, fee or other charge that by law is for the account of the Holders of the Defeased Notes. 167 1010271152v11010271152_5.doc

Anything in this Article XII to the contrary notwithstanding, the Trustee shall deliver to the Company from time to time, upon Company Request, any money or U.S. Government Obligations held by it as provided in Section 1204 that, in the opinion of a nationally recognized accounting or investment banking firm expressed in a written certification thereof to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance. Subject to Article VII, the Trustee shall not incur any liability to any Person by relying on such opinion. Section 1206. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 1202 or 1203, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company, Holdings and the Subsidiary Guarantors under this Indenture, the Notes, the Parent Guarantee and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 1202 or 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 1202 or 1203, as the case may be; provided, however, that if the Company, Holdings or any Subsidiary Guarantor makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company, Holdings or Subsidiary Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent. Section 1207. Repayments to the Company. The Trustee shall pay to the Company upon Company Request any money held by it for the payment of principal or interest that remains unclaimed for two years after the Stated Maturity or the Redemption Date, as the case may be. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease. ARTICLE XIII SUBSIDIARY GUARANTEES Section 1301. Guarantees Generally. (a) Guarantee of Each Subsidiary Guarantor. Each Subsidiary Guarantor, as primary obligor and not merely as surety, hereby jointly and severally, irrevocably and fully and unconditionally Guarantees, on a senior secured basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under this Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Guarantors being herein called the “Subsidiary Guaranteed Obligations”). 168 1010271152v11010271152_5.doc The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, but not limited to, any Guarantee by it of any Credit Facility Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors. (b) Further Agreements of Each Subsidiary Guarantor. (i) Each Subsidiary Guarantor hereby agrees that (to the fullest extent permitted by law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of this Indenture, the Notes or the obligations of the Company or any other Subsidiary Guarantor to the Holders or the Trustee hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a notation concerning its Subsidiary Guarantee is made on any particular Note, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. (ii) Each Subsidiary Guarantor hereby waives (to the fullest extent permitted by law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that (except as otherwise provided in Section 1303) its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture, the Note Security Documents and this Subsidiary Guarantee. Such Subsidiary Guarantee is a guarantee of payment and not of collection. Each Subsidiary Guarantor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, subject to this Article XIII, (1) the maturity of the obligations guaranteed by its Subsidiary Guarantee may be accelerated as and to the extent provided in Article VI for the purposes of such Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by such Subsidiary Guarantee, and (2) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor in accordance with the terms of this Section 1301 for the purpose of such Subsidiary Guarantee. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Subsidiary Guaranteed Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Subsidiary Guarantors of their obligations under their respective Subsidiary Guarantees or under this Indenture. 169 1010271152v11010271152_5.doc (iii) Until terminated in accordance with Section 1303, each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on such Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. (c) Each Subsidiary Guarantor that makes a payment or distribution under its Subsidiary Guarantee shall have the right to seek contribution from the Company or any non-paying Subsidiary Guarantor that has also Guaranteed the relevant Subsidiary Guaranteed Obligations in respect of which such payment or distribution is made, so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees. (d) Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Subsidiary Guarantee, and the waiver set forth in Section 1305, are knowingly made in contemplation of such benefits. (e) Each Subsidiary Guarantor, pursuant to its Subsidiary Guarantee, also hereby agrees to pay any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Trustee, the Note Collateral Agent or the Holders in enforcing any rights under its Subsidiary Guarantee. Section 1302. Continuing Guarantees. (a) Each Subsidiary Guarantee shall be a continuing Guarantee and shall (i) subject to Section 1303, remain in full force and effect until payment in full of the principal amount of all Outstanding Notes (whether by payment at maturity, purchase, repurchase, redemption, defeasance, retirement or other acquisition) and all other Subsidiary Guaranteed Obligations then due and owing unless earlier terminated as described below, (ii) be binding upon such Subsidiary Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Note Collateral Agent, the Holders and their permitted successors, transferees and assigns. (b) The obligations of each Subsidiary Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced or terminated the obligations of any Subsidiary Guarantor hereunder and under its Subsidiary Guarantee (whether such payment shall have been made by or on behalf of the Company, or by or on behalf of a Subsidiary Guarantor) is rescinded or reclaimed 170 1010271152v11010271152_5.doc from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company, or any Subsidiary Guarantor or otherwise, all as though such payment had not been made. Section 1303. Release of Subsidiary Guarantees. Notwithstanding the provisions of Section 1302, Subsidiary Guarantees will be subject to termination and discharge under the circumstances described in this Section 1303. Any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) concurrently with any direct or indirect sale or disposition (by merger or otherwise) of any Subsidiary Guarantor or any interest therein, or any other transaction, in accordance with the terms of this Indenture (including Section 411 and Section 501), following which such Subsidiary Guarantor is no longer a Restricted Subsidiary of the Company, (ii) at any time that such Subsidiary Guarantor is (or, substantially concurrently with the release of the Subsidiary Guarantee of such Subsidiary Guarantor or if as a result of the release of the Subsidiary Guarantee of such Subsidiary Guarantor, will be) released from all of its obligations under its Guarantee of payment by the Company and all other Subsidiary Guarantors of any Indebtedness of the Company and such other Subsidiary Guarantors under the Senior Credit Facilities (including by reason of ceasing to be a borrower under the Senior ABL Facility (other than a release in connection with a Discharge of all of the Obligations under the Senior Credit Facilities) (it being understood that a release subject to contingent reinstatement is still a release, and that if any such Guarantee is so reinstated, such Subsidiary Guarantee shall be reinstated to the extent that such Subsidiary Guarantor would then be required to provide a Subsidiary Guarantee pursuant to Section 414), (iii) upon the merger or consolidation of any Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to any of the Company and the other Subsidiary Guarantors, (iv) concurrently with any Subsidiary Guarantor becoming an Unrestricted Subsidiary or ceasing to constitute a Wholly Owned Domestic Subsidiary of the Company, (v) during the Suspension Period (it being understood that upon the occurrence of a Reversion Time, such Subsidiary Guarantee shall be reinstated to the extent that such Subsidiary would then be required to provide a Subsidiary Guarantee pursuant to Section 414), upon the merger or consolidation of any Subsidiary Guarantor with and into another Subsidiary that is not a Subsidiary Guarantor with such other Subsidiary being the surviving Person in such merger or consolidation, or upon liquidation of such Subsidiary Guarantor following the transfer of all of its assets to a Subsidiary that is not a Subsidiary Guarantor, (vi) upon Defeasance or Covenant Defeasance of the Company’s obligations, or satisfaction and discharge of this Indenture pursuant to Section 1101, or (vii) subject to Section 1302(b), upon payment in full of the aggregate principal amount of all Notes then Outstanding and all other Subsidiary Guaranteed Obligations then due and owing. In addition, the Company will have the right, upon 10 days’ notice to the Trustee (or such shorter period as agreed to by the Trustee), to cause any Subsidiary Guarantor that has not guaranteed payment by the Company or another Subsidiary Guarantor of any Indebtedness of the Company or such other Subsidiary Guarantor under the Senior Credit Facilities to be unconditionally released from all obligations under its Subsidiary Guarantee, and 171 1010271152v11010271152_5.doc

such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect. Upon any such occurrence specified in this Section 1303, the Trustee shall upon receipt of an Officer’s Certificate, at the Company’s expense, execute any documents reasonably requested by the Company in order to evidence such release, discharge and termination in respect of the applicable Subsidiary Guarantee. The Company shall deliver notice to the Trustee and the Note Collateral Agent of any release or termination contemplated under this Section 1303, but failure to so notify the Trustee or the Note Collateral Agent shall not invalidate such release or termination or constitute a Default or Event of Default by the Company. Notwithstanding the foregoing, each Holder expressly and irrevocably agrees that it will not hinder, or direct the Trustee to take any action that will hinder, the automatic release of any Subsidiary Guarantee provided for by this Section 1303 to the extent the Company determines in good faith that the applicable transaction is permitted under this Indenture (including, without limitation, in connection with any disposition to Persons other than the Company or a Subsidiary Guarantor permitted under this Indenture), and each Holder expressly and irrevocably agrees that the Trustee shall be authorized to, and shall, take any necessary action to release any such Subsidiary Guarantee to the extent authorized to do so by this Section 1303 without any obligation or requirement to notify or obtain consent from any Holder (and the Trustee shall not condition any such actions on providing notice to, or obtaining consent from, the Holders). Section 1304. [Reserved]. Section 1305. Waiver of Subrogation. Each Subsidiary Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Notes and this Indenture or such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee and this Indenture, including any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, until this Indenture is discharged and all of the Notes are discharged and paid in full. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall be deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Section 1306. Notation Not Required. Neither the Company nor any Subsidiary Guarantor shall be required to make a notation on the Notes to reflect any Subsidiary Guarantee or any release, termination or discharge thereof. 172 1010271152v11010271152_5.doc Section 1307. Successors and Assigns of Subsidiary Guarantors. All covenants and agreements in this Indenture by each Subsidiary Guarantor shall bind its respective successors and assigns, whether so expressed or not. Section 1308. Execution and Delivery of Subsidiary Guarantees. The Company shall cause each Restricted Subsidiary that is required to become a Subsidiary Guarantor pursuant to Section 414, and each Subsidiary of the Company that the Company causes to become a Subsidiary Guarantor pursuant to Section 414, to promptly execute and deliver to the Trustee a Guarantor Supplemental Indenture, or a supplemental indenture otherwise in form reasonably satisfactory to the Trustee, evidencing its Subsidiary Guarantee on substantially the terms set forth in this Article XIII. Section 1309. Notices. Notice to any Subsidiary Guarantor shall be sufficient if addressed to such Subsidiary Guarantor care of the Company at the address, place and manner provided in Section 109. ARTICLE XIV PARENT GUARANTEE Section 1401. Guarantees Generally. (a) Guarantee of Parent Guarantor. Subject to Section 1408, Holdings, as primary obligor and not merely as surety, hereby irrevocably and fully and unconditionally Guarantees (the “Parent Guarantee”), on a senior secured basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under this Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by Holdings being herein called the “Parent Guaranteed Obligations”). The obligations of Holdings will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of Holdings (including, but not limited to, any Guarantee by it of any Credit Facility Indebtedness), result in the obligations of Holdings under the Parent Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors. Notwithstanding anything in this Indenture or any Note Security Document to the contrary, including Section 1401(b)(iii) hereof, (i) the obligations of Holdings under this Indenture and the Note Security Documents, including in respect of the Parent Guaranteed Obligations, are expressly limited recourse obligations of Holdings, and such obligations shall be payable solely from, limited to, and shall in no event exceed, the Capital Stock of the Company pledged by Holdings under the Note Security Documents, and (ii) upon the collection, sale or disposition of, or other realization upon, the Capital Stock of the Company pledged by Holdings by or on behalf of the Trustee, the Holders or the Note Collateral Agent, the obligations of 173 1010271152v11010271152_5.doc Holdings under this Indenture and the Note Security Documents, including in respect of the Parent Guaranteed Obligations, shall be irrevocably and indefeasibly terminated and shall not be subject to reinstatement under any circumstance. (b) Further Agreements of Parent Guarantor. (i) Holdings hereby agrees that (to the fullest extent permitted by law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of this Indenture, the Notes or the obligations of the Company or any other Guarantor to the Holders or the Trustee hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a notation concerning the Parent Guarantee is made on any particular Note, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of Holdings. (ii) Holdings hereby waives (to the fullest extent permitted by law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that (except as otherwise provided in Section 1403) its Parent Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture, the Note Security Documents and this Parent Guarantee. The Parent Guarantee is a guarantee of payment and not of collection. Holdings further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, subject to this Article XIV, (1) the maturity of the obligations guaranteed by the Parent Guarantee may be accelerated as and to the extent provided in Article VI for the purposes of the Parent Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by the Parent Guarantee, and (2) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by Holdings in accordance with the terms of this Section 1401 for the purpose of the Parent Guarantee. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Parent Guaranteed Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by Holdings of its obligations under the Parent Guarantee or under this Indenture. (iii) Until terminated in accordance with Section 1403, the Parent Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on such Notes, whether as a “voidable 174 1010271152v11010271152_5.doc preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. (c) If Holdings makes a payment or distribution under its Parent Guarantee, it shall have the right to seek contribution from the Company or any non-paying Subsidiary Guarantor that has also Guaranteed the relevant Parent Guaranteed Obligations in respect of which such payment or distribution is made, so long as the exercise of such right does not impair the rights of the Holders under the Parent Guarantee. (d) Holdings acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Parent Guarantee, and the waiver set forth in Section 1405, are knowingly made in contemplation of such benefits. (e) Holdings, pursuant to its Parent Guarantee, also hereby agrees to pay any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Trustee, the Note Collateral Agent or the Holders in enforcing any rights under its Parent Guarantee. Section 1402. Continuing Guarantees. (a) The Parent Guarantee shall be a continuing Guarantee and shall (i) subject to Section 1403, remain in full force and effect until payment in full of the principal amount of all Outstanding Notes (whether by payment at maturity, purchase, repurchase, redemption, defeasance or other acquisition or retirement) and all other Parent Guaranteed Obligations then due and owing unless earlier terminated as described below, (ii) be binding upon Holdings and (iii) inure to the benefit of and be enforceable by the Trustee, the Note Collateral Agent, the Holders and their permitted successors, transferees and assigns. (b) The obligations of Holdings hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced or terminated the obligations of Holdings hereunder and under its Parent Guarantee (whether such payment shall have been made by or on behalf of the Company, or by or on behalf of Holdings) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or Holdings or otherwise, all as though such payment had not been made. Section 1403. Release of Parent Guarantee. Notwithstanding the provisions of Section 1402, the Parent Guarantee will be subject to termination and discharge under the circumstances described in this Section 1403. Holdings will automatically and unconditionally be released from all obligations under the Parent Guarantee, and the Parent Guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) at any time that Holdings is (or, substantially concurrently with the release of the Parent Guarantee or if as a result of the release of the Parent Guarantee, will be) released from all of its obligations under its Guarantee of payment by the Company of any Indebtedness of the Company under the Senior 175 1010271152v11010271152_5.doc

Cash Flow Facility (other than a release in connection with a Discharge of all of the Obligations under the Senior Cash Flow Facility) (it being understood that a release subject to contingent reinstatement is still a release, and that if any such Guarantee is so reinstated, the Parent Guarantee shall be reinstated to the extent that Holdings would then be required to provide the Parent Guarantee), (ii) upon the merger or consolidation of Holdings with and into the Company or a Subsidiary Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of Holdings following the transfer of all of its assets to any of the Company and the Subsidiary Guarantors, (iii) during the Suspension Period (it being understood that upon the occurrence of a Reversion Time, Holdings shall be reinstated to the extent that Holdings would then be required to provide the Parent Guarantee), (iv) upon Defeasance or Covenant Defeasance of the Company’s obligations, or satisfaction and discharge of this Indenture pursuant to Section 1101, or (v) subject to Section 1402(b), upon payment in full of the aggregate principal amount of all Notes then Outstanding and all other Parent Guaranteed Obligations then due and owing. In addition, if Holdings has not guaranteed payment by the Company of any Indebtedness of the Company under the Senior Cash Flow Facility (other than as a result of a discharge of all of the Obligations under the Senior Cash Flow Facility), the Company will have the right, upon 10 days’ notice to the Trustee (or such shorter period as agreed to by the Trustee), to cause Holdings to be unconditionally released from all obligations under the Parent Guarantee, and the Parent Guarantee shall thereupon terminate and be discharged and of no further force or effect. In addition, Holdings will automatically and unconditionally be released from all obligations under the Parent Guarantee as described in either of the final two paragraphs of this “Parent Guarantee” section, in which case the Parent Guarantee shall thereupon terminate and be discharged and of no further force or effect. Upon any such occurrence specified in this paragraph, the Trustee shall execute any documents reasonably requested by the Company in order to evidence such release, discharge and termination in respect of the Parent Guarantee. Upon any such occurrence specified in this Section 1403, the Trustee shall upon receipt of an Officer’s Certificate, at the Company’s expense, execute any documents reasonably requested by the Company in order to evidence such release, discharge and termination in respect of the Parent Guarantee. The Company shall deliver notice to the Trustee and the Note Collateral Agent of any release or termination contemplated under this Section 1403, but failure to so notify the Trustee or the Note Collateral Agent shall not invalidate such release or termination or constitute a Default or Event of Default by the Company. Notwithstanding the foregoing, each Holder expressly and irrevocably agrees that it will not hinder, or direct the Trustee to take any action that will hinder, the automatic release of the Parent Guarantee provided for by this Section 1403 to the extent the Company determines in good faith that the applicable transaction is permitted under this Indenture, and each Holder expressly and irrevocably agrees that the Trustee shall be authorized to, and shall, take any necessary action to release Holdings to the extent authorized to do so by this Section 1403 without any obligation or requirement to notify or obtain consent from any Holder (and the Trustee shall not condition any such actions on providing notice to, or obtaining consent from, the Holders). 176 1010271152v11010271152_5.doc Section 1404. [Reserved]. Section 1405. Waiver of Subrogation. Holdings hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Notes and this Indenture or Holdings’ obligations under the Parent Guarantee and this Indenture, including any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, until this Indenture is discharged and all of the Notes are discharged and paid in full. If any amount shall be paid to Holdings in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall be deemed to have been paid to Holdings for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Section 1406. Notation Not Required. Neither the Company nor Holdings shall be required to make a notation on the Notes to reflect the Parent Guarantee or any release, termination or discharge thereof. Section 1407. Successors and Assigns of Holdings. All covenants and agreements in this Indenture by Holdings shall bind its successors and assigns, whether so expressed or not. Section 1408. Execution and Delivery of Parent Guarantee on the Issue Date. Promptly following the Camelot Merger, the Company shall cause Holdings to promptly execute and deliver to the Trustee a Guarantor Supplemental Indenture, or a supplemental indenture otherwise in form reasonably satisfactory to the Trustee, evidencing its Parent Guarantee on substantially the terms set forth in this Article XIV. Section 1409. Notices. Notice to Holdings shall be sufficient if addressed to Holdings care of the Company at the address, place and manner provided in Section 109. Section 1410. Successor Holding Company. Notwithstanding any other provision of this Indenture or any Note Security Document, Holdings shall have the right to transfer all of the Capital Stock of the Company held by Holdings (including, for the avoidance of doubt, any such transfer in connection with any change in the Company’s legal structure to a corporation, limited liability company or other entity) to any Parent or any Subsidiary of any Parent (a “Successor Holding Company”) that (i) is a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and (ii) assumes all of the obligations of Holdings under this Indenture and the Note Security Documents to which Holdings is a party by executing and delivering to the Trustee and the Note Collateral Agent a supplemental indenture and a joinder substantially in the form of Exhibit I hereto, or one or more other documents or instruments, together with a financing statement in appropriate form 177 1010271152v11010271152_5.doc for filing under the Uniform Commercial Code of the relevant jurisdiction, in form reasonably satisfactory to the Note Collateral Agent, upon which (x) such Successor Holding Company will succeed to, and be substituted for, and may exercise every right and power of, Holdings under this Indenture and the Note Security Documents, and shall be thereafter be deemed to be “Holdings” for purposes of this Indenture and the Note Security Documents, (y) Holdings as predecessor to the Successor Holding Company (“Predecessor Holdings”) shall be irrevocably and unconditionally released from the Parent Guarantee and all other obligations under this Indenture and the Note Security Documents, and (z) the Lien pursuant to the Note Security Documents on any property or assets of Predecessor Holdings shall be automatically released (it being understood that such transfer of Capital Stock of the Company to and assumption of rights and obligations of Holdings by such Successor Holding Company shall not in and of itself constitute a Change of Control). At the request and the sole expense of Predecessor Holdings or the Company, the Note Collateral Agent shall deliver to Predecessor Holdings any Security Collateral and other property or assets of Predecessor Holdings held by the Note Collateral Agent that is not required to be pledged under the Note Security Documents by Successor Holding Company (including the Capital Stock of the Company) and execute, acknowledge and deliver to Predecessor Holdings (subject to Subsection 7.2 of the Collateral Agreement, without recourse and without representation or warranty) such releases, instruments or other documents (including UCC termination statements), and do or cause to be done all other acts, as Predecessor Holdings or the Company shall reasonably request to evidence or effect the release of Predecessor Holdings from the Parent Guarantee and other obligations under this Indenture and the Note Security Documents, and the release of the Liens created by the Note Security Documents on Predecessor Holdings’ Security Collateral (including the Capital Stock of the Company) on any other property or assets of Predecessor Holdings. Section 1411. Listing of the Capital Stock of the Company. Upon the listing of the Capital Stock of the Company on a nationally recognized stock exchange in the U.S. (whether through a Qualified IPO or otherwise) (a “Company Listing”), the Lien pursuant to the Note Security Documents on all of the shares of Capital Stock of the Company, as well as any other shares, stock certificates, options or rights of any nature whatsoever in respect of the capital stock of the Company, owned by Holdings shall be automatically released, and the Parent Guarantee of Holdings, and all obligations of Holdings under this Indenture and the Note Security Documents shall terminate, all without delivery of any instrument or performance of any act by any party, and the Note Collateral Agent shall, upon the request of the Company or Holdings, deliver to the Company or Holdings (subject to Subsection 7.2 of the Collateral Agreement, without recourse and without representation or warranty) any Security Collateral held by the Note Collateral Agent under the Note Security Documents, and the Note Collateral Agent and the Trustee shall execute, acknowledge and deliver to the Company or Holdings (at the sole cost and expense of the Company or Holdings) all releases, instruments or other documents (including UCC termination statements), and do or cause to be done all other acts, necessary or reasonably desirable for the release of Holdings from the Parent Guarantee (if any) or the Liens created under the Notes Security Documents (if any) on Holdings’ Security Collateral, as applicable, as the Company or Holdings may reasonably request. The Company shall deliver notice to the Trustee and the Note Collateral Agent of the occurrence of any 178 1010271152v11010271152_5.doc Company Listing, but failure to so notify the Trustee or the Note Collateral Agent shall not invalidate the release and termination described in the first sentence of this Section 1411 and shall not constitute a Default or Event of Default by the Company. ARTICLE XV COLLATERAL AND SECURITY Section 1501. Collateral and Security Documents. The punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company and any Guarantor under this Indenture, the Notes and the Note Security Documents, whether for principal of or interest on the Notes, expenses, indemnification or otherwise, shall be secured as provided in the Note Security Documents, which define the terms of the Liens that secure the Secured Obligations, subject to the terms of the Intercreditor Agreements. The Trustee and the Company hereby acknowledge and agree that the Note Collateral Agent holds the Collateral in trust for the benefit of the Secured Parties, in each case pursuant and subject to the terms of the Note Security Documents and the Intercreditor Agreements. Each Holder, by accepting a Note, consents and agrees to the terms of the Note Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral), this Indenture and the Intercreditor Agreements, in each case as the same may be in effect or may be amended, supplemented, waived or otherwise modified from time to time in accordance with their terms, and authorizes and directs the Note Collateral Agent to enter into the Note Security Documents and the Intercreditor Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. Pursuant and subject to the terms of the Note Security Documents and the Intercreditor Agreements, the Company shall deliver to the Note Collateral Agent copies of all documents and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 1501, to reasonably assure and confirm to the Note Collateral Agent the security interest in the Collateral contemplated hereby, by the Note Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall, and shall cause each of the Guarantors to, use commercially reasonable efforts to take any and all actions reasonably necessary to cause the Note Security Documents to create and maintain, as security for the Secured Obligations, a valid and enforceable perfected Lien and security interest in and on all of the Collateral in favor of the Note Collateral Agent for the benefit of the Secured Parties, as and to the extent contemplated by the Note Security Documents and subject to the terms of the Intercreditor Agreements, including making all filings and recordings (including filings of continuation statements and amendments to financing statements that may be necessary to continue the effectiveness of such financing statements) or recordings and taking all other similar actions as are reasonably necessary or required by the Note Security Documents or that the Note Collateral Agent may reasonably request (to the extent required under the Note Security Documents) in order to create, preserve, validate, maintain and perfect (at the sole cost and expense of the Company and the Guarantors) the security interest and liens created by the Note Security Documents in the Collateral as a perfected security interest, in each case other than with 179 1010271152v11010271152_5.doc respect to any Collateral the lien or security interest in or on which is not required to be maintained or perfected under the Note Security Documents, and subject to Liens permitted under this Indenture, including Permitted Liens and other Liens permitted by Section 413. In addition, the Trustee and Note Collateral Agent shall have no responsibility or liability (i) in connection with the acts or omissions of the Company in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or the perfection and priority of such security interest. For the avoidance of doubt, if any Guarantor shall not so maintain the security interest and liens created by the Note Security Documents as a perfected security interest as described therein (in the case of the Collateral Agreement, as described in Subsection 4.2.2, 4.3.4 or 4.3.5 thereof, as applicable) notwithstanding its use of commercially reasonable efforts, such failure shall not (by reason of the use of commercially reasonable efforts) be deemed to be in accordance with the terms of this Indenture or any of the Note Security Documents for purpose of clause (i) of the first parenthetical in Section 601(xii). The Company and the Guarantors shall continue to have the right to possess and control their property and assets constituting Collateral and exercise all rights with respect thereto, subject to the terms of the Note Security Documents. Notwithstanding the foregoing, if the Company and the Guarantors are unable to complete on or prior to the Issue Date all filings and other similar actions required in connection with the perfection of such liens and security interests (other than the filing of UCC financing statements), the Company and the Guarantors shall use their commercially reasonable efforts to complete such actions as soon as reasonably practicable (but no later than 180 days) after the Issue Date (as such period may be extended, or completion waived, by the agent or other representative for the holders of the Cash Flow Obligations (or, if no Cash Flow Obligations are then outstanding, of any other Cash Flow Collateral Obligations) in its sole discretion to the extent such extension or waiver applies with respect to the Cash Flow Obligations (or such Cash Flow Collateral Obligations, if applicable)). Notwithstanding the foregoing, Holdings, the Company and the Guarantors will not be required to (v) take any action in any jurisdiction other than the United States of America, or required by the laws of any such non-U.S. jurisdiction, or enter into any security agreement or pledge agreement governed by the laws of any such non-U.S. jurisdiction, in order to create any security interests (or other Liens) in assets located or titled outside of the United States of America or to perfect any security interests (or other Liens) in any Collateral, (w) deliver control agreements with respect to, or confer perfection by “control” over, any deposit accounts, bank or securities account or other Collateral, except (A) so long as the Senior ABL Agreement (or any Additional ABL Credit Facility (as defined in the Base Intercreditor Agreement)) is in effect, as required by Subsection 4.16 of the Senior ABL Agreement (or any corresponding provision of any Additional ABL Credit Facility (as defined in the Base Intercreditor Agreement)) unless the applicable Granting Party is unable to deliver such control agreement after its use of commercially reasonable efforts and (B) in the case of Collateral that constitutes Capital Stock or intercompany notes in certificated form, delivering such Capital Stock or intercompany notes (in the case of intercompany notes, limited to any such note with a principal amount in excess of $15.0 million) to the Note Collateral Agent (or another Person as contemplated by the 180 1010271152v11010271152_5.doc Intercreditor Agreements), (x) take any action in order to perfect any security interests in any assets specifically requiring perfection through control (including cash, cash equivalents, deposit accounts or securities accounts) (except, in each case, (A) so long as the Senior ABL Agreement (or any Additional ABL Credit Facility (as defined in the Base Intercreditor Agreement)) is in effect, as required by Subsection 4.16 of the Senior ABL Agreement (or any corresponding provision of any Additional ABL Credit Facility (as defined in the Base Intercreditor Agreement)) unless the applicable Granting Party is unable to deliver such control agreement after its use of commercially reasonable efforts and (B) to the extent consisting of proceeds perfected automatically or by the filing of a financing statement under the Uniform Commercial Code or, in the case of pledged Capital Stock or pledged intercompany notes, by being held by the Note Collateral Agent (or another Person as contemplated by the Intercreditor Agreements), (y) deliver landlord lien waivers, estoppels or collateral access letters or (z) file any fixture filing with respect to any security interest in fixtures affixed to or attached to any real property constituting Excluded Assets. The Collateral shall not at any time include any Excluded Assets. Without limiting the foregoing, to the extent constituting Excluded Assets, the Collateral shall not include any Capital Stock and other securities of a Subsidiary of the Company to the extent that the pledge of or grant of any other Lien on such Capital Stock and other securities for the benefit of any holders of securities results in the Company or any of its Restricted Subsidiaries being required to file separate financial statements for such Subsidiary with the SEC (or any other governmental authority) pursuant to either Rule 3-10 or 3-16 of Regulation S-X under the Securities Act, or any other law, rule or regulation as in effect from time to time, but only to the extent necessary to not be subject to such requirement. Collateral of the Company will secure the Obligations of the Company under the Notes, Collateral of Holdings will secure the Obligations of Holdings under the Parent Guarantee and Collateral of each Subsidiary Guarantor will secure the Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee. Section 1502. Release of Collateral. The Collateral shall be released from the Lien and security interest created by the Note Security Documents, all without delivery of any instrument or performance of any act by any party, at any time or from time to time in accordance with the provisions of the Note Security Documents or as provided by this Section 1502. Upon such release, all rights in the Collateral shall revert to the Company and the Guarantors. The Collateral shall be released under any one or more of the following circumstances: (i) so long as any Cash Flow Collateral Obligations are outstanding, upon the release of all Liens thereon securing Cash Flow Collateral Obligations (other than a release in connection with a Discharge of all of the Cash Flow Collateral Obligations (other than the Notes)); (ii) to enable the disposition (as defined under Section 101 in the “Asset Disposition” definition and including any sale, conveyance, issuance, transfer or other 181 1010271152v11010271152_5.doc disposition described in the parenthetical exclusion to such definition) of such property or assets to any Person (other than the Company or a Subsidiary Guarantor) to the extent not prohibited under Section 411; (iii) the release of Excess Collateral Proceeds or Excess Other Proceeds (whether in respect of any Asset Disposition of Collateral or non-Collateral) that remain unexpended after the conclusion of an applicable Offer conducted in accordance with Section 411; (iv) in the case of a Guarantor that is released from its Guarantee of the Notes, the release of the property and assets of such Guarantor and, if applicable, the equity interests of such Guarantor (including in accordance with Section 1410 and Section 1411); (v) the release of the property or assets that at any time constitute Excluded Assets; (vi) pursuant to an amendment or waiver in accordance with Article IX of this Indenture; (vii) payment in full of the principal of (and premium, if any), together with accrued and unpaid interest on, the Notes and all other Obligations under this Indenture, the Guarantees under this Indenture and the Note Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, is paid; (viii) if the Notes have been discharged or defeased pursuant to Article XI or Article XII of this Indenture; or (ix) as provided in the Intercreditor Agreements. The Note Collateral Agent and, if necessary, the Trustee shall, upon receipt of an Officer’s Certificate and Opinion of Counsel, at the Company’s expense, execute, deliver or acknowledge such instruments or releases to evidence and shall do or cause to be done all other acts reasonably requested by the Company to effect, in each case as soon as is reasonably practicable, the release of any Collateral permitted to be released pursuant to this Indenture, the Note Security Documents or the Intercreditor Agreements. Neither the Trustee nor the Note Collateral Agent shall be liable for any such release undertaken in good faith and in the absence of gross negligence or willful misconduct. Notwithstanding the foregoing, each Holder expressly and irrevocably agrees that it will not hinder, or direct the Trustee to take any action that will hinder, the automatic release of the Collateral provided for by this Section 1502 to the extent the Company determines in good faith that the applicable transaction is permitted under this Indenture, and each Holder expressly and irrevocably agrees that the Trustee shall be authorized to, and shall, take any necessary action to 182 1010271152v11010271152_5.doc release Holdings to the extent authorized to do so by this Section 1502 without any obligation or requirement to notify or obtain consent from any Holder (and the Trustee shall not condition any such actions on providing notice to, or obtaining consent from, the Holders). Section 1503. After-Acquired Property. Promptly, but in no event later than 90 days (or, in the case of real property and the mortgages, 180 days), following the acquisition by the Company or any Subsidiary Guarantor of any After Acquired Property, the Company or such Subsidiary Guarantor shall execute and deliver such mortgages, Note Security Document supplements, security instruments and financing statements as shall be reasonably necessary to cause such After Acquired Property to be made subject to a perfected Lien (subject to Liens permitted under this Indenture, including Permitted Liens) in favor of the Note Collateral Agent for the benefit of the Trustee, the Note Collateral Agent and the Holders of the Notes, and thereupon all provisions of this Indenture and the Note Security Documents relating to the Collateral shall be deemed to relate to such After Acquired Property to the same extent and with the same force and effect; provided that (a) if any Cash Flow Collateral Obligations are outstanding at such time, in the case of After Acquired Property constituting Cash Flow Priority Collateral, the execution and delivery of such documents will only be required, and such After Acquired Property will only become part of the Collateral securing the Notes, if and to the extent that such After Acquired Property becomes part of the Collateral securing the Cash Flow Collateral Obligations substantially concurrently therewith, (b) if any ABL Obligations are outstanding at such time, in the case of After Acquired Property constituting ABL Priority Collateral, the execution and delivery of such documents will only be required, and such After Acquired Property will only become part of the Collateral securing the Notes, if and to the extent that such After Acquired Property becomes part of the Collateral securing the ABL Obligations substantially concurrently therewith, (c) the Collateral in any event will exclude Excluded Assets and (d) in any event the Company or such Guarantor will not be required to (v) take any action in any jurisdiction other than the United States of America, or required by the laws of any such non-U.S. jurisdiction, or enter into any security agreement or pledge agreement governed by the laws of any such non-U.S. jurisdiction, in order to create any security interests (or other Liens) in assets located or titled outside of the United States of America or to perfect any security interests (or other Liens) in any Collateral, (w) deliver control agreements with respect to, or confer perfection by “control” over, any deposit accounts, bank or securities account or other Collateral, except in the case of Collateral that constitutes Capital Stock or intercompany notes in certificated form, delivering such Capital Stock or intercompany notes (in the case of intercompany notes, limited to any such note with a principal amount in excess of $15.0 million) to the Note Collateral Agent (or another Person as contemplated by the Intercreditor Agreements), (x) take any action in order to perfect any security interests in any assets specifically requiring perfection through control (including cash, cash equivalents, deposit accounts or securities accounts) (except, in each case, to the extent consisting of proceeds perfected automatically or by the filing of a financing statement under the Uniform Commercial Code or, in the case of pledged Capital Stock or pledged intercompany notes, by being held by the Note Collateral Agent (or another Person as contemplated by the Intercreditor Agreements), (y) deliver landlord lien waivers, estoppels or collateral access letters or (z) file any fixture filing 183 1010271152v11010271152_5.doc with respect to any security interest in fixtures affixed to or attached to any real property constituting Excluded Assets. Section 1504. Suits to Protect the Collateral. Upon the occurrence and during the continuation of an Event of Default and subject to the provisions of the Intercreditor Agreements, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may or may direct the Note Collateral Agent to take all actions it deems necessary or appropriate in order to: (a) enforce any of the terms of the Note Security Documents; and (b) collect and receive any and all amounts payable in respect of the obligations hereunder. Subject to the provisions of the Note Security Documents and the Intercreditor Agreements, the Trustee shall have the power to, or direct the Note Collateral Agent to, institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that the Trustee reasonably believes are unlawful or in violation of any of the Note Security Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may reasonably deem expedient to preserve or protect the interests of the Note Collateral Agent and the Trustee and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee). Nothing in this Section 1504 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Note Collateral Agent. Section 1505. Authorization of Receipt of Funds by the Trustee Under the Note Security Documents. Subject to the provisions of the Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of the Holders distributed by the Note Collateral Agent under the Note Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture. Section 1506. Purchaser Protected. In no event shall any purchaser or other transferee in good faith of any property or assets purported to be released hereunder be bound to ascertain the authority of the Note Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or assets be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer. Section 1507. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in 184 1010271152v11010271152_5.doc this Article XV upon the Company or a Guarantor with respect to the release, sale or other disposition of such property or assets may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any officer or officers thereof required by the provisions of this Article XV; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee. Section 1508. Reports and Certificates Relating to Collateral. Any release of Collateral permitted by Section 1502 shall be deemed not to impair the Liens under this Indenture and the Collateral Agreement and the other Note Security Documents in contravention thereof. Each of the Company and the Guarantors may, subject to the other provisions of this Indenture, among other things, without any release or consent by the Trustee, the Note Collateral Agent, the Holders or any other Secured Party, conduct ordinary course activities with respect to the Collateral, including, (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property or assets that is or has become worn out, defective, obsolete or not used or useful in the business of the Company and the Guarantors; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions for any leases, contracts or other agreements or instruments; (iii) surrendering or modifying any franchise, license or permit that it may hold or own or under which it may be operating; (iv) altering, repairing, replacing, changing the location or position of or adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) collecting accounts receivable in the ordinary course of business; (viii) making cash payments (including for the repayment of Indebtedness or payment of interest) from cash that is at any time part of the Collateral in the ordinary course of business; and (ix) abandoning any intellectual property that is no longer used or useful in the business of the Company and the Guarantors. Section 1509. Note Collateral Agent. (a) The Trustee and each of the Holders by acceptance of the Notes hereby designates and appoints the Note Collateral Agent as its collateral agent under this Indenture and the Note Security Documents and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Note Collateral Agent to take such action on its behalf under the provisions of this Indenture and the Note Security Documents to exercise such powers and perform such duties as are expressly delegated to the Note Collateral Agent by the terms of this Indenture and the Note Security Documents, together with such powers as are reasonably incidental thereto. The Note Collateral Agent agrees to act as such on the express conditions contained in this Section 1509. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Note Security Documents, the Note Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Note Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder or the Company or any Guarantor, and no 185 1010271152v11010271152_5.doc implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Note Security Documents or otherwise exist against the Note Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Note Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Indenture, the Note Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that the Note Collateral Agent is expressly entitled to take or assert under this Indenture and the Note Security Documents, including the exercise of remedies pursuant to Article VI, and any action so taken or not taken shall be deemed consented to by the Trustee and the Holders. (b) The Note Collateral Agent may execute any of its duties under this Indenture or the Note Security Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties and the Note Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney-in-fact appointed with due care by it hereunder. (c) No provision of this Indenture shall be construed to relieve the Note Collateral Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that (i) this paragraph does not limit the effect of the third and fourth sentences of Section 1509(a); and (ii) the Note Collateral Agent shall not be liable for any error of judgment made in good faith by the Chairman of the Board, the President or any other officer or assistant officer of the Note Collateral Agent assigned by the Note Collateral Agent to administer its collateral agency functions, unless it is proved that the Note Collateral Agent was negligent in ascertaining the pertinent facts. The recitals contained herein and in the Notes, shall be taken as the statements of the Company, and the Note Collateral Agent assumes no responsibility for their correctness. The Note Collateral Agent makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Note Collateral Agent represents that it is duly authorized to execute and deliver this Indenture, the Intercreditor Agreements and the Note Security Documents and perform its obligations hereunder and thereunder. The Note Collateral Agent shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof. None of the Note Collateral Agent or any of its agents shall be under any obligation to the Trustee or any Holder to ascertain or inquire as to the observance or performance by the Company or any Guarantor of any agreements contained in, or conditions of, this Indenture or the Note Security Documents, or to inspect the properties, books or records of the Company or any Guarantor. (d) The Note Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Note Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Note Collateral Agent shall take such action with respect to such Default or Event of Default 186 1010271152v11010271152_5.doc as may be directed by the Trustee in accordance with Article VI (subject to this Section 1509 and the Intercreditor Agreements); provided, however, that unless and until the Note Collateral Agent has received any such direction, the Note Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable, subject to the Intercreditor Agreements. (e) A resignation or removal of the Note Collateral Agent and appointment of a successor Note Collateral Agent shall become effective only upon the successor Note Collateral Agent’s acceptance of appointment as provided in this Section 1509(e). The Note Collateral Agent may resign in writing at any time by giving written notice thereof to the Company and the Trustee at least 30 days prior to the proposed date of resignation. The Company may remove the Note Collateral Agent if: (i) the Note Collateral Agent is removed as Trustee under this Indenture; (ii) the Note Collateral Agent fails to meet the requirements for being a Trustee under Section 709; or (iii) the Note Collateral Agent shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Note Collateral Agent or of its property shall be appointed or any public officer shall take charge or control of the Note Collateral or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. If the Note Collateral Agent resigns or is removed or is incapable of acting, or if a vacancy exists in the office of Note Collateral Agent for any reason, the Company shall promptly appoint a successor Note Collateral Agent that complies with the eligibility requirements contained in this Indenture. If a successor Note Collateral Agent does not take office within 10 days after the retiring Note Collateral Agent resigns or is removed, the retiring Note Collateral Agent, the Company or the Holders of at least 10.0% in principal amount of the then outstanding principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Note Collateral Agent. A successor Note Collateral Agent shall deliver a written acceptance of its appointment to the retiring Note Collateral Agent and to the Company. Thereupon, the resignation or removal of the retiring Note Collateral Agent shall become effective, and the successor Note Collateral Agent shall have all the rights, powers and the duties of the Note Collateral Agent under this Indenture and the Note Security Documents. The successor Note Collateral Agent shall mail a notice of its succession to the Trustee. The retiring Note Collateral Agent shall promptly transfer all property and assets held by it as Note Collateral Agent to the successor Note Collateral Agent, provided that all sums owing to the Note Collateral Agent hereunder have been paid. Notwithstanding replacement of the Note Collateral Agent pursuant to this Section 1509(e), the Company’s obligations under this Section 1509 and Section 1511 shall continue for the benefit of the retiring Note Collateral Agent and the retiring Note Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Note Collateral Agent under this Indenture. Any corporation into which the Note Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Note Collateral Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Note Collateral Agent, shall be the successor of the Note Collateral Agent hereunder; provided such corporation shall be otherwise qualified and eligible under this Article XV, without the execution or filing of any paper or any further act on the part of any of the parties hereto. 187 1010271152v11010271152_5.doc

(f) The Note Collateral Agent shall be authorized to appoint co-note collateral agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Note Security Documents, neither the Note Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Note Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Note Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct or gross negligence. (g) The Note Collateral Agent and the Trustee, as applicable, are authorized and directed to (i) enter into the Note Security Documents, the Base Intercreditor Agreement, (ii) execute and deliver any other Intercreditor Agreement, and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to the Note Security Documents, the Base Intercreditor Agreement, and any other Intercreditor Agreement, and to make or consent to any filings or take any other actions in connection therewith, as may be reasonably determined by the Company to be necessary or reasonably desirable for any Lien on the Collateral permitted under this Indenture to secure any Indebtedness to become a valid perfected Lien (with such priority as may be designated by the Company, to the extent that such priority is permitted by this Indenture), (iii) bind the Holders on the terms as set forth in the Note Security Documents and the Intercreditor Agreements and (iv) perform and observe its obligations under the Note Security Documents and the Intercreditor Agreements. (h) The Trustee agrees that it shall not (and shall not be obliged to), and shall not instruct the Note Collateral Agent to, unless specifically requested to do so by a majority of the Holders and subject to the Intercreditor Agreements, take or cause to be taken any action to enforce its rights under this Indenture or against the Company and the Guarantors, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral. (i) The Note Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Company and the Guarantors or is cared for, protected or insured or has been encumbered, or that the Liens securing the Collateral have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of any Granting Party’s property constituting Collateral intended to be subject to the Lien and security interest of the Note Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Note Collateral Agent pursuant to this Indenture or any Note Security 188 1010271152v11010271152_5.doc Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Note Collateral Agent may act in any manner it may in good faith deem appropriate, in its sole discretion and in accordance with this Indenture and the Intercreditor Agreements, and that the Note Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing. (j) The Note Collateral Agent and the Trustee, as applicable, are hereby directed and authorized to enter into any intercreditor agreement on behalf of, and binding with respect to, the Holders and their interest in designated assets, in connection with the Incurrence of any Additional Obligations, including to clarify the respective rights of all parties in and to designated assets, including the Base Intercreditor Agreement. The Note Collateral Agent and the Trustee shall enter into the Base Intercreditor Agreement and any other Intercreditor Agreement at the request of the Company, provided that (in the case of such other Intercreditor Agreement) the Company will have delivered to the Note Collateral Agent and the Trustee an Officer’s Certificate to the effect that such other Intercreditor Agreement complies with the provisions of this Indenture, the Notes, the other Note Security Documents and the Intercreditor Agreements. The Note Collateral Agent and the Trustee, as applicable, each agrees at the Company’s expense to execute and deliver any amendment to, waiver of, or supplement to any Note Security Document or Intercreditor Agreement authorized pursuant to Article IX. (k) The Note Collateral Agent (i) shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, or for any error of judgment made in good faith by an authorized officer, unless it is proved that the Note Collateral Agent was negligent in ascertaining the pertinent facts, (ii) shall not be liable for interest on any money received by it except as the Note Collateral Agent may agree in writing with the Company (and money held in trust by the Note Collateral Agent need not be segregated from other funds except to the extent required by law), and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Note Collateral Agent shall not be construed to impose duties to act. (l) If at any time the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payment with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payment received by the Trustee from the Note Collateral Agent pursuant to the terms of this Indenture, or (ii) any payment from the Note Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article VI, the Trustee shall promptly turn the same over to the Note Collateral Agent, in kind, and with any such endorsement as may be required to negotiate the same to the Note Collateral Agent. (m) The Trustee and the Note Collateral Agent are each Holder’s agents for the purpose of perfecting the Holders’ security interest in assets that can be perfected only by 189 1010271152v11010271152_5.doc possession. Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Note Collateral Agent thereof, and shall deliver such Collateral to the Note Collateral Agent or otherwise deal with such Collateral in accordance with the Note Collateral Agent’s instructions. (n) The Note Collateral Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and the Guarantors as though the Note Collateral Agent was not the Note Collateral Agent hereunder and without notice to or consent of the Trustee. The Trustee and the Holders acknowledge that, pursuant to such activities, the Note Collateral Agent and its Affiliates may receive information regarding the Company and the Guarantors (including information that may be subject to confidentiality obligations in favor of the Company or any Guarantor) and acknowledge that the Note Collateral Agent shall not be under any obligation to provide such information to the Trustee or the Holders. Nothing herein shall impose or imply any obligation on the part of the Note Collateral Agent to advance funds. Section 1510. Compensation and Indemnification. The Note Collateral Agent shall be entitled to the compensation and indemnification set forth in Section 707 (with the references to the Trustee therein applying herein to refer to the Note Collateral Agent); provided that references therein to negligence shall be replaced with references to gross negligence. Section 1511. The Intercreditor Agreements and the Note Security Documents. Each of the Trustee and the Note Collateral Agent is hereby directed and authorized to execute and deliver the Intercreditor Agreements and any Note Security Documents in which it is named as a party. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Note Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to, the Intercreditor Agreements or any Note Security Documents, the Trustee and Note Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements). Section 1512. [Reserved]. Section 1513. Confidentiality. The Note Collateral Agent agrees to keep any information supplied by the Company or any Guarantor or any of their respective Subsidiaries or on behalf of the Company or any Guarantor or any of their respective Subsidiaries or obtained by it based on a review of books and records relating to the Company or any Guarantor or any of their respective Subsidiaries confidential from anyone other than its Affiliates (provided that each such Affiliate keeps such information confidential in accordance herewith) and to use (and cause such Affiliate to use) such information only in connection with the duties specifically set forth in this Indenture and the Note Security Documents; provided that nothing herein shall prevent the Note Collateral Agent or any such Affiliate from disclosing such information 190 1010271152v11010271152_5.doc (a) upon the order of any court or administrative agency, (b) upon the request or demand of any regulatory agency or authority having jurisdiction over the Note Collateral Agent or any such Affiliate, (c) that had been publicly disclosed other than as a result of a disclosure by the Note Collateral Agent or any such Affiliate that is prohibited by the terms of this Section 1513, (d) already in the Note Collateral Agent’s or any such Affiliate’s possession (other than information provided to the Note Collateral Agent or any such Affiliate known by the Note Collateral Agent or such Affiliate to be subject to any confidentiality agreement or undertaking in favor of the Company or any Guarantor or any of their respective Subsidiaries) prior to its receipt of such information from the Company or any Guarantor or any of their respective Subsidiaries or from another Person supplying it on behalf of the Company or any Guarantor or any of their respective Subsidiaries or from its review of books and records described above (as the case may be), (e) in connection with any litigation to which the Note Collateral Agent or any such Affiliate may be a party, to the extent compelled by legal process in such litigation, (f) to the extent necessary or advisable in connection with the exercise of any remedy hereunder, (g) to the Note Collateral Agent’s or any such Affiliate’s legal counsel and independent auditors, provided that such counsel and auditors keep such information confidential in accordance herewith, or (h) to the Trustee, provided that the Trustee, as the case may be, agrees to keep all such information confidential pursuant to a written agreement for the benefit of and enforceable by the Company and Guarantors and their respective Subsidiaries, on terms and conditions substantially identical to (and in any event no less favorable to the Company and Guarantors and their respective Subsidiaries than) the provisions of this subsection (which agreement shall be executed and delivered to the Company prior to any such disclosure to the Trustee); provided that, in the case of clause (a), (b) or (e), the Note Collateral Agent shall, to the extent practicable and in accordance with its reasonable business practice, notify the Company of the proposed disclosure as far in advance of such disclosure as practicable and use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment. 191 1010271152v11010271152_5.doc

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above. CAMELOT RETURN MERGER SUB, INC. By: Name: Tyler Young Title: Vice President [Signature Page to Camelot Secured Notes Indenture] 1010271152v11010271152_5.doc WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee By: Name: Title: WILMINGTON TRUST, NATIONAL ASSOCIATION, as Note Collateral Agent By: Name: Title: [Signature Page to Camelot Secured Notes Indenture] 1010271152v11010271152_5.doc EXHIBIT A A-1 1010271152v11010271152_5.doc Form of Initial Note1 (FACE OF NOTE) [CAMELOT RETURN MERGER SUB, INC.][CORNERSTONE BUILDING BRANDS, INC.] [ ]% Senior Secured Notes due 20[ ] CUSIP No. [ ]2/ [ ]3 No. __________ $ ________ [Camelot Return Merger Sub, Inc., a Delaware corporation (and its successors and assigns, the “Company”)][Cornerstone Building Brands, Inc., a Delaware corporation (and its successors and assigns, the “Company”)], hereby promises to pay to ________________, or its registered assigns, the principal sum of $________________ ([ ] United States Dollars) [(or such lesser or greater amount as shall be outstanding hereunder from time to time in accordance with Sections 312 and 313 of the Indenture referred to on the reverse hereof)]4 (the “Principal Amount”) on [ ], 20[ ]. The Company hereby promises to pay interest semi-annually in arrears on [ ] and [ ] in each year, commencing [ ], 20[ ], at the rate of [ ]% per annum (subject to adjustment as provided below), until the Principal Amount is paid or made available for payment. [Interest on this Note will accrue from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no interest has been paid, from the Issue Date.]5 [Interest on this Note will accrue (or will be deemed to have accrued) from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no such interest has been paid, from __________, ____6.]7 Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the [ ] or [ ] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to 1 Insert any applicable legends as provided in Article II of the Indenture. 2 Insert for Rule 144A Note only. 3 Insert for Regulation S Note only. 4 Include only if the Note is issued in global form. 5 Include only for Initial Notes. 6 Insert applicable date. 7 Include only for Additional Notes. Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of principal of (and premium, if any) and interest on this Note will be made at the Corporate Trust Office of the Trustee, or such other office or agency of the Company maintained for that purpose; provided, however, that at the option of the Company payment of interest may be made through the Paying Agent by wire transfer of immediately available funds to the account designated to the Company by the Person entitled thereto or by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register. Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose. A-2 1010271152v11010271152_5.doc

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed. [CAMELOT RETURN MERGER SUB, INC.][CORNERSTONE BUILDING BRANDS, INC.] By: Name: Title: A-3 1010271152v11010271152_5.doc This is one of the Notes referred to in the within-mentioned Indenture. WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee By: Authorized Signatory Dated: A-4 1010271152v11010271152_5.doc A-5 1010271152v11010271152_5.doc (REVERSE OF NOTE) This Note is one of the duly authorized issue of [ ]% Senior Secured Notes due 20[ ] of the Company (herein called the “Notes”), issued under a Secured Notes Indenture, dated as of July 25, 2022 (the “Indenture,” which term shall have the meaning assigned to it in such instrument), among [Camelot Return Merger Sub, Inc., a Delaware corporation (the “Company”)][Cornerstone Building Brands, Inc., a Delaware corporation (the “Company”)], as issuer, the Guarantors from time to time parties thereto, and Wilmington Trust, National Association, in its capacities as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture) and Note Collateral Agent, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, any other obligor upon this Note, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture and Holders are referred to the Indenture for a statement of such terms. To the maximum extent permitted by law, in the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. Additional Notes may be issued from time to time in one or more series under the Indenture and (except as provided in Section 902 of the Indenture) will vote as a class with the Notes and otherwise be treated as Notes for purposes of the Indenture. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture. This Note may hereafter be entitled to certain other senior Subsidiary Guarantees made for the benefit of the Holders. Reference is made to Article XIII of the Indenture for terms relating to such Subsidiary Guarantees, including the release, termination and discharge thereof. Reference is made to Article XIV of the Indenture for terms relating to the Parent Guarantee, including the release, termination and discharge thereof. Neither the Company nor any Guarantor shall be required to make any notation on this Note to reflect any Subsidiary Guarantee or Parent Guarantee or any such release, termination or discharge. This Note is secured by a security interest in the Collateral, subject to the terms of the Note Security Documents and the Intercreditor Agreements, subject to release or termination as provided in the Indenture and the Note Security Documents. The Notes are redeemable, at the Company’s option, in whole or in part, as provided in the Indenture and the [[ ] Supplemental Indenture, dated as of [ ], 20[ ], [between][among] the Company [, the Guarantors party thereto] [and] the Trustee[and the Note Collateral Agent].8 8 Revise to reflect appropriate parties. A-6 1010271152v11010271152_5.doc The Indenture provides (as, to the extent and subject to the exceptions set forth therein) that, upon the occurrence after the Issue Date of a Change of Control, each Holder will have the right to require that the Company repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101.0% of the principal amount thereof plus accrued and unpaid interest, if any, to but not including the date of such repurchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the purchase date); provided, however, that the Company shall not be obligated to repurchase Notes in the event it has exercised its right to redeem all the Notes as provided in the Indenture. The Notes will not be entitled to the benefit of a sinking fund. The Indenture contains provisions for defeasance at any time of the entire Indebtedness of this Note or certain restrictive covenants and certain Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture. [If an Event of Default with respect to the Notes shall occur and be continuing, the principal of and accrued but unpaid interest on the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.]9 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company, the Guarantors, the Trustee and the Note Collateral Agent with the consent of the Holders of at least a majority in principal amount of the Notes at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company and its Subsidiaries with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 30.0% in principal amount of the Notes at the time 9 Include unless otherwise provided in the Notes Supplemental Indenture establishing the applicable series of Notes.

Outstanding shall have made written request to the Trustee to pursue such remedy in respect of such Event of Default as Trustee and offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of security or indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein. As provided in the Indenture and subject to certain limitations and other provisions therein set forth, (a) the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in a Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees, (b) the Notes are issuable only in fully registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, and (c) the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such registration, transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith. Prior to due presentment of this Note for registration or transfer, the Company, any other obligor in respect of this Note, the Trustee and any agent of any of them may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, any other obligor in respect of this Note, the Trustee nor any such agent shall be affected by notice to the contrary. No director, officer, employee, incorporator or stockholder, as such, of Holdings, the Company, any Subsidiary Guarantor or any other obligor in respect of any Note or any Subsidiary of any thereof shall have any liability for any obligation of Holdings, the Company, any Subsidiary Guarantor or any other obligor in respect of any Note under the Indenture, the Notes, the Parent Guarantee or any Subsidiary Guarantee, the Note Security Documents or the Intercreditor Agreements or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Holder, by accepting this Note, hereby waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THIS NOTE AND (BY ITS ACCEPTANCE OF THIS NOTE) THE HOLDER HEREOF AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE A-7 1010271152v11010271152_5.doc COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE, THE PARENT GUARANTEE OR THE SUBSIDIARY GUARANTEES. A-8 1010271152v11010271152_5.doc [FORM OF CERTIFICATE OF TRANSFER] FOR VALUE RECEIVED the undersigned holder hereby sell(s), assign(s) and transfer(s) unto Insert Taxpayer Identification No. (Please print or typewrite name and address including zip code of assignee) the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company with full power of substitution in the premises. Check One [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder. or [ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture. If neither of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 313 of the Indenture shall have been satisfied. Date: A-9 1010271152v11010271152_5.doc NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever. Signature Guarantee: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. A-10 1010271152v11010271152_5.doc

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED. The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A. Dated: NOTICE: To be executed by an executive officer A-11 1010271152v11010271152_5.doc OPTION OF HOLDER TO ELECT PURCHASE If you wish to have this Note purchased by the Company pursuant to Section 411 or Section 415 of the Indenture, check the box: [ ]. If you wish to have a portion of this Note purchased by the Company pursuant to Section 411 or Section 415 of the Indenture, state the amount (in principal amount) below: $ Date: Your Signature: (Sign exactly as your name appears on the other side of this Note) Signature Guarantee: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. A-12 1010271152v11010271152_5.doc A-13 1010271152v11010271152_5.doc Signature of authorized signatory of Trustee Date of Exchange Amount of decreases in Principal Amount of this Global Note SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE The following increases or decreases in this Global Note have been made: Amount of increases in Principal Amount of this Global Note Principal amount of this Global Note following such decreases or increases EXHIBIT B [Reserved] B-1 1010271152v11010271152_5.doc

EXHIBIT C Form of Certificate of Beneficial Ownership On or after [__________], 20[ ] WILMINGTON TRUST, NATIONAL ASSOCIATION 50 South Sixth Street, Suite 1290 Minneapolis, Minnesota 55402 Attention: Camelot Return Merger Sub, Inc. Note Collateral Agent Re: CORNERSTONE BUILDING BRANDS, INC. (the “Company”) [ ]% Senior Notes due [ ], 20[ ] (the “[ ] Notes”) Ladies and Gentlemen: This letter relates to $________ principal amount of Notes represented by the offshore [temporary] global note certificate (the “[Temporary] Regulation S Global Note”). Pursuant to Section 313(3) of the Secured Notes Indenture dated as of July 25, 2022, relating to the Notes (as amended, supplemented, waived or otherwise modified, the “Indenture”), we hereby certify that (1) we are the beneficial owner of such principal amount of Notes represented by the [Temporary] Regulation S Global Note and (2) we are either (i) a Non-U.S. person to whom the Notes could be transferred in accordance with Rule 903 or 904 of Regulation S (“Regulation S”) promulgated under the Securities Act of 1933, as amended (the “Act”) or (ii) a U.S. person who purchased securities in a transaction that did not require registration under the Act. You, the Company, and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S. Very truly yours, [Name of Holder] By: Authorized Signature C-1 1010271152v11010271152_5.doc EXHIBIT D Form of Regulation S Certificate WILMINGTON TRUST, NATIONAL ASSOCIATION 50 South Sixth Street, Suite 1290 Minneapolis, Minnesota 55402 Attention: Camelot Return Merger Sub, Inc. Note Collateral Agent Re: CORNERSTONE BUILDING BRANDS, INC. (the “Company”) [ ]% Senior Secured Notes due [ ], 20[ ] (the “Notes”) Ladies and Gentlemen: In connection with our proposed sale of $________ aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly, we hereby certify as follows: 1. The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k) of Regulation S under the circumstances described in Rule 902(h)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad. 2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States. 3. No directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable. 4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act. 5. If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Notes, and the proposed transfer takes place before end of the distribution compliance period under Regulation S, or we are an officer or director of the Company or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904 of Regulation S. D-1 1010271152v11010271152_5.doc 6. If the proposed transfer takes place before the end of the distribution compliance period under Regulation S, the beneficial interest in the Notes so transferred will be held immediately thereafter through Euroclear (as defined in such Indenture) or Clearstream (as defined in such Indenture). 7. We have advised the transferee of the transfer restrictions applicable to the Notes. You, the Company, and counsel for the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S. Very truly yours, [NAME OF SELLER] By: Name: Title: Address: Date of this Certificate: _________________, 20__ D-2 1010271152v11010271152_5.doc EXHIBIT E Form of Supplemental Indenture in Respect of Guarantees SUPPLEMENTAL INDENTURE, dated as of [_________] (this “Supplemental Indenture”), among [name of Guarantor(s)] (the “Subsidiary Guarantor(s)”), [name of Company] (the “Company”), and each other then-existing Guarantor under the Indenture referred to below (the “Existing Guarantors”), [name of Trustee], as Trustee under the Indenture referred to below (the “Trustee”) and [name of Note Collateral Agent], as Note Collateral Agent under the Indenture referred to below (the “Note Collateral Agent”). W I T N E S S E T H: WHEREAS, the Company, any Existing Guarantors, the Trustee and the Note Collateral Agent have heretofore become parties to a Secured Notes Indenture, dated as of July 25, 2022 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of Notes in series; WHEREAS, Section 1308 of the Indenture provides that the Company is required to cause the Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantors shall guarantee the Company’s Subsidiary Guaranteed Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein and in Article XIII of the Indenture; [WHEREAS, Section 1408 of the Indenture provides that the Company is required to cause Holdings to execute and deliver to the Trustee a supplemental indenture pursuant to which Holdings shall guarantee the Company’s Parent Guaranteed Obligations under the Notes pursuant to a Parent Guarantee on the terms and conditions set forth herein and in Article XIV of the Indenture;] WHEREAS, each [Subsidiary] Guarantor desires to enter into such supplemental indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such Subsidiary Guarantor is dependent on the financial performance and condition of the Company, the obligations hereunder of which such [Subsidiary] Guarantor has guaranteed, and on such Subsidiary Guarantor’s access to working capital through the Company’s access to revolving credit borrowings and term borrowings under the Senior Credit Agreements; and WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder; NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the [Subsidiary] Guarantors, the Company, the Existing Guarantors, the Trustee and the Note Collateral Agent mutually covenant and agree for the benefit of the Holders of the Notes as follows: E-1 1010271152v11010271152_5.doc

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof. 2. Agreement to Guarantee. [The][Each] Subsidiary Guarantor hereby agrees, jointly and severally with [all] [any] other Subsidiary Guarantors and fully and unconditionally, to guarantee the Subsidiary Guaranteed Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article XIII of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Subsidiary Guarantor. [Holdings hereby agrees, fully and unconditionally, to guarantee the Parent Guaranteed Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article XIV of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Guarantor.] 3. Termination, Release and Discharge. [The][Each] Subsidiary Guarantor’s Subsidiary Guarantee shall terminate and be of no further force or effect, and [the][each] Subsidiary Guarantor shall be released and discharged from all obligations in respect of such Subsidiary Guarantee, as and when provided in Section 1303 of the Indenture. [Holdings’ Parent Guarantee shall terminate and be of no further force or effect, and Holdings shall be released and discharged from all obligations in respect of such Parent Guarantee, as and when provided in Section 1403 of the Indenture. 4. Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of [the][each] [Subsidiary] Guarantor’s [Subsidiary] Guarantee or any provision contained herein or in Article XIII of the Indenture [or Article XIV of the Indenture, as applicable]. 5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE. 6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Neither the E-2 1010271152v11010271152_5.doc Trustee nor the Note Collateral Agent makes any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture. 7. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic methods shall be deemed to be their original signatures for all purposes. 8. Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof. E-3 1010271152v11010271152_5.doc IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written. [NAME OF GUARANTOR(S)], as [Subsidiary] Guarantor By:______________________________ Name: Title: [NAME OF COMPANY] By: Name: Title: [NAME OF TRUSTEE], as Trustee By: Name: Title: [NAME OF NOTE COLLATERAL AGENT], as Note Collateral Agent By: Name: Title: E-4 1010271152v11010271152_5.doc EXHIBIT F Form of Certificate from Acquiring Institutional Accredited Investors WILMINGTON TRUST, NATIONAL ASSOCIATION 50 South Sixth Street, Suite 1290 Minneapolis, Minnesota 55402 Attention: Camelot Return Merger Sub, Inc. Note Collateral Agent Re: CORNERSTONE BUILDING BRANDS, INC. (the “Company”) [ ]% Senior Secured Notes due [ ], 20[ ] (the “Notes”) Ladies and Gentlemen: In connection with our proposed sale of $________ aggregate principal amount of Notes, we confirm that: 1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Secured Notes Indenture dated as of July 25, 2022, relating to the Notes (as amended, supplemented, waived or otherwise modified, the “Indenture”) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”). 2. We understand that the Notes have not been registered under the Securities Act or any other applicable securities law, and that the Notes may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Notes within one year after the original issuance of the Notes, we will do so only (A) to the Company or a Subsidiary, (B) inside the United States to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act, (C) inside the United States to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter, (D) outside the United States to a foreign person in compliance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein and in the Indenture. 3. We understand that, on any proposed transfer of any Notes prior to the later of the original issue date of the Notes and the last date the Notes were held by an affiliate of the Company pursuant to paragraphs 2(C), 2(D) and 2(E) above, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed transfer complies with the F-1 1010271152v11010271152_5.doc foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. 4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are acquiring the Notes for investment purposes and not with a view to, or offer or sale in connection with, any distribution in violation of the Securities Act, and we are each able to bear the economic risk of our or its investment. 5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion. You, the Company and counsel to the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Very truly yours, (Name of Transferee) By: Authorized Signature F-2 1010271152v11010271152_5.doc EXHIBIT G FORM OF SUPPLEMENTAL INDENTURE ESTABLISHING A SERIES OF NOTES [NAME OF COMPANY] as Issuer and the Guarantors from time to time party to the Indenture and [NAME OF TRUSTEE [AND NOTE COLLATERAL AGENT]] as Trustee [and Note Collateral Agent] ____ [ ] SUPPLEMENTAL INDENTURE DATED AS OF [ ], 20[ ] ____ [ ]% Senior Secured Notes Due 20[ ] G-1 1010271152v11010271152_5.doc EXHIBIT G G-2 1010271152v11010271152_5.doc [ ]10 SUPPLEMENTAL INDENTURE, dated as of [_________], 20[ ] (this “Supplemental Indenture”), among [name of Company] (the “Company”), as issuer, the Guarantors under the Indenture referred to below (the “Guarantors”), [NAME], as Trustee under the Indenture referred to below (the “Trustee”), and [NAME], as Note Collateral Agent under the Indenture referred to below (the “Note Collateral Agent”). W I T N E S S E T H: WHEREAS, the Company, the Guarantors, the Trustee and the Note Collateral Agent, are party to a Secured Notes Indenture, dated as of July 25, 2022 (as amended, supplemented, waived or otherwise modified, the “Indenture”), relating to the issuance from time to time by the Company of Notes; WHEREAS, Section 901(8) of the Indenture provides that the Company may provide for the issuance of Notes of any series as permitted by Section 301 therein; WHEREAS, in connection with the issuance of the [ ] Notes (as defined herein), the Company has duly authorized the execution and delivery of this Supplemental Indenture to establish the forms and terms of the [ ] Notes as hereinafter described; and WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder; NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors, the Trustee and the Note Collateral Agent mutually covenant and agree for the benefit of the Holders of the Notes as follows: 1. Defined Terms. As used in this Supplemental Indenture, terms not otherwise defined herein and defined in the Indenture or in the preamble or recitals hereto are used herein as so defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof. 2. Title of Notes. There shall be a series of Notes of the Company designated the “[ ]%11 Senior Secured Notes due 20[ ]”12 (the “[ ]13 Notes”). 10 Insert supplement number. 11 Insert interest rate. 12 Insert year during which the maturity date falls. 13 Insert title of notes. G-3 1010271152v11010271152_5.doc 3. Maturity Date. The final Stated Maturity of the [ ] Notes shall be [[ ], 20[ ]].14 4. Interest and Interest Rates. Interest on the Outstanding principal amount of [ ] Notes will accrue at the rate of [ ]%15 per annum and will be payable semi-annually in arrears on [[ ] and [ ]]16 in each year, commencing on [[ ], 20[ ]],17 to holders of record on the immediately preceding [[ ] and [ ]],18 respectively (each such [ ] and [ ], a “Regular Record Date”). Interest on the [ ] Notes will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from [ ], 20[ ], except that interest on any Additional [ ] Notes (as defined below) issued on or after the first Interest Payment Date will accrue (or will be deemed to have accrued) from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid on such Additional [ ] Notes, from the Interest Payment Date immediately preceding the date of issuance of such Additional [ ] Notes (or if the date of issuance of such Additional [ ] Notes is an Interest Payment Date, from such date of issuance); provided that if any [ ] Note issued in exchange therefor is surrendered for exchange on or after a Regular Record Date for an Interest Payment Date that will occur on or after the date of such exchange, interest on such Note received in exchange thereof will accrue from such Interest Payment Date. 5. [No] Limitation on Aggregate Principal Amount. The aggregate principal amount of [ ] Notes that may be authenticated and delivered and Outstanding under the Indenture is [not limited][limited to $[ ]].19 [The aggregate principal amount of the [] Notes shall initially be $[ ]20 million.]21 [The aggregate principal amount of the [ ] Notes issued pursuant to this Supplemental Indenture shall be $[ ] million.]22 Subject to Section 407 of the Indenture, the Company may from time to time, without the consent of the Holders, create and issue Additional Notes having the same terms and conditions as the [ ] Notes in all respects or in all respects except for issue date, issue price and, if applicable, the first date on which interest accrues and the first payment of interest thereon. Additional Notes issued in this manner will be consolidated with, and will form a single series with, the [ ] Notes (any such Additional Notes, “Additional [ ] Notes”), unless otherwise specified for Additional 14 Insert Maturity Date. 15 Insert interest rate. 16 Insert Interest Payment Dates. 17 Insert First Interest Payment Date. 18 Insert Record Dates. 19 Insert whether the applicable series of Notes will be limited or not. 20 Insert principal amount of issuance. 21 Insert for the initial Notes of any applicable series. 22 Insert for the Additional Notes of any applicable series.

G-4 1010271152v11010271152_5.doc [ ]% Price26 20[ ] and thereafter Notes in an applicable Notes Supplemental Indenture, or otherwise designated by the Company, as contemplated by Section 301 of the Indenture. 6. Redemption. The Notes will be redeemable, at the Company’s option, at any time prior to maturity in accordance with the provisions of this Section 6. 100.000% (b) In addition, at any time and from time to time [on or] prior to [ ], 20[ ],27 the Company at its option may redeem [ ] Notes in an aggregate principal amount equal to up to [ ]%28 of the original aggregate principal amount of the Notes (including the principal amount of any Additional [ ] Notes, or any other Additional Notes of the same series as the [ ] Notes), with funds in an equal aggregate amount (the “Redemption Amount”) not exceeding the aggregate proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount thereof) of [ ]%,29 plus accrued and unpaid interest, if any, to but not including the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307 of the Indenture) (each, an “Equity Offering Redemption”);30 provided, however, that an aggregate principal amount of [ ] Notes equal to at least [ ]% of the original aggregate principal amount of [ ] Notes (including the principal amount of any Additional [ ] Notes, or any (a) The [ ] Notes will be redeemable, at the Company’s option, in whole or in part, at any time and from time to time on and after [[ ], 20[ ]]23 and prior to maturity at the applicable redemption price set forth below. The [ ] Notes will be so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to but not including the relevant Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307 of the Indenture), if redeemed during the 12-month period commencing on [ ]24 of the years set forth below: 20[ ] [ ]% 20[ ] Redemption Period25 23 Insert date upon which the Notes are callable. 24 Insert date upon which the Notes are callable. 25 Insert years, adding or deleting lines if applicable. 26 Insert prices. 27 Insert date until which equity clawback is applicable. 28 Insert maximum percentage for equity clawback. 29 Insert premium. 30 Insert minimum amount required to remain outstanding. G-5 1010271152v11010271152_5.doc other Additional Notes of the same series as the [ ] Notes) must remain outstanding immediately after each such redemption of the Notes (unless all [ ] Notes are otherwise repurchased or redeemed substantially concurrently with the corresponding Equity Offering Redemption). Any amount payable pursuant to this Section 6(b) may be funded from any source (including amounts in excess of the Redemption Amount). Any notice of any such redemption may be given prior to the completion of the related Equity Offering, but in no event may be given more than 180 days after the completion of the related Equity Offering. (c) [In addition, during any 12-month period [on or] prior to [[ ], 20[ ]],31 the Company will be entitled to redeem up to [ ]%32 of the original aggregate principal amount of the [ ] Notes (including the principal amount of any Additional [ ] Notes, or any other Additional Notes of the same series as the [ ] Notes) at a redemption price (expressed as a percentage of principal amount thereof) of [ ]%33 of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to but not including the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307 of the Indenture).]34 (d) At any time prior to [[ ], 20[ ]],35 [ ] Notes may also be redeemed in whole or in part, at the Company’s option, at a price (the “Redemption Price”) equal to 100.0% of the principal amount thereof plus the Applicable Premium (as defined below) as of, and accrued and unpaid interest, if any, to but not including the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307 of the Indenture). “Applicable Premium” means, with respect to a [ ] Note at any Redemption Date, the greater of (i) 1.00% of the principal amount of such [ ] Note and (ii) the excess of (A) the present value at such Redemption Date, calculated as of the date of the applicable redemption notice, of (1) the redemption price of such [ ] Note on [[ ], 20[ ]]36 (such redemption price being that described in Section 6(a)), plus (2) all required remaining scheduled interest payments due on such [ ] Note through such date (excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such [ ] Note on such Redemption Date. Calculation of the Applicable Premium will be made by the Company or on behalf of the 31 Insert date upon which the Notes are callable. 32 Insert maximum percentage for annual redemption provision. 33 Insert premium. 34 Insert if applicable. 35 Insert date upon which the Notes are callable. 36 Insert date upon which the Notes are callable. G-6 1010271152v11010271152_5.doc Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee. “Treasury Rate” means, with respect to a Redemption Date, the weekly average yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the date of the applicable redemption notice (or, if such Statistical Release is no longer published or the relevant information does not appear thereon, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to [[ ], 20[ ]];37 provided, however, that if the period from the Redemption Date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. (e) Notwithstanding clauses (a) through (d) of this Section 6, in connection with any tender for all of any series of the [ ] Notes (including pursuant to an Offer), if Holders of not less than 90.0% in the aggregate principal amount of the outstanding [ ] Notes of such series (including the principal amount of any Additional [ ] Notes, or any other Additional Notes of the same series as the [ ] Notes) validly tender and do not withdraw such Notes in such tender offer and the Company, or any other Person making such tender offer, purchases all of the [ ] Notes of such series (including any Additional [ ] Notes, or any other Additional Notes of the same series as the [ ] Notes) validly tendered and not withdrawn by such Holders, the Company will have the right, upon notice given not more than 30 days following such purchase pursuant to such tender offer, to redeem all of the [ ] Notes (including any Additional [ ] Notes and any Additional Notes of the same series as the [ ] Notes) of such series that remain outstanding following such purchase at a price in cash equal to the price offered to each Holder in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date). In determining whether the Holders of at least 90.0% in the aggregate principal amount of the outstanding Notes have validly tendered and not validly withdrawn the Notes in an offer, Notes owned by an Affiliate of the Company or by funds controlled or managed by an Affiliate of the Company, or any successor thereof, shall be deemed to be outstanding for the purposes of such offer. (e) Any redemption of Notes pursuant to this Section 6 may be made upon notice sent electronically to each Holder’s registered address in accordance with Section 1005 of 37 Insert date upon which the Notes are callable. G-7 1010271152v11010271152_5.doc the Indenture, and, if applicable, the Company should notify the Trustee of such Redemption Date, and the principal amount of Notes to be redeemed in accordance with Section 1003 of the Indenture. The Company may provide in any redemption notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person. (f) Any redemption of Notes pursuant to this Section 6 (including in connection with an Equity Offering, a Change of Control, other transaction or event or otherwise) or notice thereof may, at the Company’s discretion, be subject to the satisfaction (or, waiver by the Company in its sole discretion) of one or more conditions precedent, which may include consummation of any related Equity Offering or the completion or occurrence of a Change of Control, Asset Disposition or other transaction or event, as the case may be. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been (or, in the Company’s sole determination, may not be) satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date so delayed. The Company, the CD&R Investors and their respective Affiliates may acquire the Notes whether by tender offer, open market purchases, negotiated transactions or otherwise. 7. [ ]38 8. Form. The [ ] Notes shall be issued substantially in the form set forth, or referenced, in Article II of the Indenture, and either Exhibit A or B attached to the Indenture, in each case as provided for in Section 201 of the Indenture (as such form may be modified in accordance with Section 301 of the Indenture). 9. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE. 10. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the 38 Include appropriate provisions in accordance with Section 301(7), Section 301(8) and/or Section 301(9) of the Indenture.

terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Neither the Trustee nor the Note Collateral Agent makes any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture. 11. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic methods shall be deemed to be their original signatures for all purposes. 12. Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof. G-8 1010271152v11010271152_5.doc G-9 1010271152v11010271152_5.doc IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written. [NAME OF COMPANY] By: Name: Title: [GUARANTORS]: [ ] By: Name: Title:]39 [NAME OF TRUSTEE], as Trustee By: Name: Title: [NAME OF NOTE COLLATERAL AGENT], as Note Collateral Agent By: Name: Title: 39 Include if applicable. G-10 1010271152v11010271152_5.doc EXHIBIT H FORM OF JUNIOR PRIORITY INTERCREDITOR AGREEMENT [See Attached.] 1010271152v11010271152_5.doc

EXHIBIT I FORM OF JOINDER AND RELEASE JOINDER AND RELEASE, dated as of [_________ __], [____] (this “Joinder”) by and among [ ] (“Assignor”), [________] (“Assignee”), [name of Note Collateral Agent], as note collateral agent (in such capacity, the “Note Collateral Agent”), and [name of Trustee], as trustee (in such capacity, the “Trustee”). All capitalized terms not defined herein shall have the meaning ascribed to them in the Indenture (as defined below). W I T N E S S E T H: WHEREAS, CAMELOT RETURN MERGER SUB, INC., a Delaware corporation, (the “Company”), the guarantors from time to time party thereto, the Trustee and the Note Collateral Agent are parties to a Secured Notes Indenture, dated as of July 25, 2022 (as amended, supplemented, waived or otherwise modified from time to time, the “Indenture”); WHEREAS, in connection with the Indenture, Assignor (as the direct parent of the Company), the Company and certain other subsidiaries of the Company entered into the Notes Collateral Agreement, dated as of July 25, 2022 (the “Collateral Agreement”) by and among Assignor, the Company, certain of the Company’s Subsidiaries and the Note Collateral Agent, pursuant to which, among other things, they agreed to jointly and severally, unconditionally and irrevocably, grant security interests in and pledge property and assets, including the Pledged Collateral, in favor of the Note Collateral Agent, for the benefit of the Secured Parties; WHEREAS, Assignee is acquiring from Assignor all of the Capital Stock of the Company; WHEREAS, in connection therewith, Section 1410 of the Indenture requires Assignee to assume all of the obligations of Assignor under the Indenture and the Note Security Documents to which Assignor is a party; and WHEREAS, upon the assumption of Assignor’s obligations by Assignee, the Assignor shall be automatically released from its obligations under the Indenture, the Note Security Documents and any other instrument or document furnished pursuant thereto, and pursuant to Section 1410 of the Indenture, the Note Collateral Agent shall, among other things, take such actions as may be reasonably requested to evidence such release. 1010271152v11010271152_5.doc NOW, THEREFORE, IT IS AGREED: 1. By executing and delivering this Joinder, Assignee hereby expressly assumes all of the obligations of Assignor under the Indenture, the Collateral Agreement and each other Note Security Document to which Assignor is a party and agrees that it will be bound by the provisions of the Indenture, the Collateral Agreement and such other Note Security Documents. Pursuant to Section 1410 of the Indenture, Assignee hereby succeeds to, and is substituted for, and shall exercise every right and power of, Assignor under the Indenture, the Collateral Agreement and the other Note Security Documents to which Assignor is a party, and shall be thereafter be deemed to be “Holdings” for purposes of the Indenture, the Collateral Agreement and the other Note Security Documents, a “Guarantor” for purposes of the Indenture as if originally named therein and a “Granting Party” and “Pledgor” for purposes of the Collateral Agreement as if originally named therein and the Assignor is hereby expressly, irrevocably and unconditionally discharged from all debts, obligations, covenants and agreements under the Indenture, the Collateral Agreement and the other Note Security Documents to which it is a party. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules [_____________] to the Collateral Agreement, and such Schedules are hereby amended and modified to include such information. 2. The Trustee hereby confirms and acknowledges the release of Assignor from the Parent Guarantee and all other obligations under the Indenture and all other obligations thereunder and under the Collateral Agreement and the other Note Security Documents. 3. The Note Collateral Agent hereby confirms and acknowledges that the Lien pursuant to the Collateral Agreement on all Security Collateral of Assignor, and any Lien pursuant to any other Note Security Document on the property or assets of Assignor, has been automatically released. 4. Assignee hereby represents and warrants that each of the representations and warranties made by Assignee, in its capacity as a Grantor and Pledgor, in each case solely with respect to the representations and warranties made by Holdings, contained in Section 4 of the Collateral Agreement are true and correct in all material respects on and as the date hereof (after giving effect to this Joinder) as if made on and as of such date. Assignee hereby grants, as and to the same extent as provided in the Collateral Agreement, to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in the Pledged Collateral (as such term is defined in the Collateral Agreement) of Assignee, subject to Subsection 3.3 of the Collateral Agreement and with the limitations as applicable to Holdings. 5. GOVERNING LAW. THIS JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM OR CONTROVERSY RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PARTIES HERETO AGREE TO SUBMIT TO THE I-2 1010271152v11010271152_5.doc JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS JOINDER. [Remainder of page intentionally left blank] I-3 1010271152v11010271152_5.doc EXHIBIT I IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed and delivered as of the date first above written. [ASSIGNOR] By:_______________________________ Name: Title: [ASSIGNEE] By:_______________________________ Name: Title: Acknowledged and Agreed to as of the date hereof by: [NAME OF NOTE COLLATERAL AGENT], as Note Collateral Agent By:_______________________________ Name: Title: [NAME OF TRUSTEE], as Trustee By:_______________________________ Name: Title: [Signature Page to the Joinder] 1010271152v11010271152_5.doc